Filed Pursuant to Rule 424(b)(3)

Registration No. 333-139591

PROSPECTUS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

13,751,118 Shares of Common Stock

This prospectus covers the resale of up to 13,751,118 shares of our common stock by the selling stockholders named herein.  The shares being offered for resale include:

•

up to 4,453,709 of our shares that may be issued upon conversion of our Series A 10% Senior Convertible Debentures,

•

up to 4,453,709 of our shares that may be issued upon exercise of our outstanding Series D Common Stock Purchase Warrants,

•

up to 623,520 of our shares that may be issued upon exercise of our outstanding placement agent’s warrants issued as compensation in connection with the sale of the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants,

•

up to 1,157,971 shares representing shares that may be issued in lieu of interest accrued under our Series A 10% Senior Convertible Debentures through December 22, 2006,

•

up to 2,672,234 shares representing 30% of the shares that may be issued upon conversion or exercise of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants,

•

up to 314,975 of our shares that may be issued upon exercise of outstanding placement agent’s warrants issued as compensation in connection with private placements of our securities during the period November 2003 through July 2005, and

•

up to 75,000 shares that may be issued upon exercise of outstanding common stock purchase warrants issued to certain consultants as compensation for services.

Our common stock is quoted on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board under the symbol “GDTI.” On March 28, 2007, the closing bid price of our common stock was $1.20.

The common stock offered by this prospectus may be offered for sale from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices.

This prospectus is not available with regard to the resale of shares of common stock we issue to the selling stockholders in lieu of interest under our Series A 10% Senior Convertible Debentures that accrues after December 22, 2006, the date of the initial filing of the registration statement of which this prospectus forms a part.

All of the proceeds of the sale of the shares offered hereby will be received by the selling stockholders.  We will use the proceeds from the exercise of the warrants, if any, for general working capital purposes.  Certain of the warrants have cashless exercise provisions and, accordingly, we may receive no proceeds from their exercise.

Investing in our common stock involves substantial risks.  See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2007.

TABLE OF CONTENTS

Additional Information

3

Cautionary Statements Regarding Forward Looking Statements

3

Prospectus Summary

4

Selective Financial Data

10

Risk Factors

11

Use of Proceeds

27

Capitalization

27

Supplementary Financial Information

28

Determination of Offering Price

30

Dividend Policy

30

Management’s Discussion and Analysis

31

Our Business

49

Our Company

64

Directors and Executive Officers

71

Executive Compensation

74

Related Party Transactions

87

Security Ownership of Certain Beneficial Owners and Management

89

Selling Stockholders

90

Market for Our Common Stock and Related Stockholder Matters

95

Description of Securities

95

Plan of Distribution

104

Quantitative and Qualitative Disclosure About Market Risk

106

Changes in and Disagreements with Accountants

106

Legal Matters

107

Experts

107

Disclosure of Commission Position on Indemnification

107

Financial Statements

F-1

You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock registered for resale hereby.  This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference.  For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

A copy of the registration statement may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of those documents upon payment of a duplicating fee to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room. The registration statement is also available through the SEC’s internet web site at http://www.sec.gov.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any documents we file at the SEC’s public reference rooms as indicated above.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions.  Such statements include but are not limited to statements under the captions “Risk Factors,” “Management’s Discussion and Analysis,” “Our Business” and elsewhere in this prospectus.  A number of factors could cause results to differ materially from those anticipated by such forward-looking statements, including those discussed under “Risk Factors” and “Our Business.”

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect.  Although we believe that the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions or expectations will be achieved.  The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus.  We assume no obligations to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our shares of common stock.  It should be read in conjunction with the more detailed information elsewhere in this prospectus and the financial statements and notes thereto. Each prospective investor is urged to read this prospectus carefully, and in its entirety.  Throughout this prospectus we refer to Guardian Technologies International, Inc. and its subsidiaries as “Guardian,” “we,” “our” and “us.”

This prospectus contains forward-looking statements.  The outcome of the events described in these forward looking statements is subject to risks and actual results could differ materially.  The sections entitled “Risk Factors,” “Management’s Discussion and Analysis” and “Our Business” contain a discussion of some of the factors that could contribute to those differences.

Our Business

We are a technology company that designs and develops “imaging informatics” solutions for delivery to our target markets: aviation/homeland security and healthcare. We utilize imaging technologies and advanced analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite is a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper-spectral imagery.  The technology has been tested in the area of threat detection for baggage scanning at airports.  Also, we have conducted preliminary research and development in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, aviation/homeland security and healthcare.  However, as we develop new or enhanced solutions, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.

We offer two principal products that we market and license to our customers:

Aviation/Homeland Security Technology Solution - PinPoint

Our PinPoint product is an intelligent imaging informatics technology for the detection of guns, explosives, and other threat items at airport baggage areas.  PinPoint can identify threat items, notify screeners of the existence of threat items, speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items). We are marketing and seeking to license our PinPoint product primarily to the Transportation Services Administration for use in airports and to foreign airport authorities.

We expect that our PinPoint product will need to complete certain testing by the TSA’s Transportation Security Laboratory and by other foreign aviation regulatory authorities before we are able to license and install the products in US and any such foreign airports.   Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  Our challenge with the PinPoint product is to assist in the establishment of the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.   To date, the results of such testing have been favorable, however, there can be no assurance that we will be successful in our efforts to gain acceptance for PinPoint as a threat detection software solution in the US or in any foreign jurisdiction. We continue to develop PinPoint to address the market for contraband detection and undergo certain required testing. As of the date of this prospectus, we have not received any revenue from the licensing of our PinPoint product.

We are also marketing and selling our PinPoint “nSight” product.  PinPoint "nSight" provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  In March 2007, we signed a contract with a distributor for the sale of ten licenses for our threat assessment software technology for bomb detection scanners, PinPoint nSight T.

We compete with manufacturers of baggage screening, luggage and large parcel screening, people screening for weapons and explosive detection, container and vehicle screening, and cargo screening equipment and certain software companies and academic institutions that are developing solutions to detect threat items.

Healthcare Technology Solution - FlowPoint

Our FlowPoint products consists of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS) which manages radiology workflow, patient information, treatment history, and billing information. It also manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

We market our FlowPoint products primarily to smaller hospitals (with fewer than 200 beds) and imaging centers that are now transitioning from film to “digital.”  The market for imaging and radiology technology in the U.S. is highly fragmented, and we face competition from other companies that are developing products which are expected to be competitive with our products, including large multinational solution providers and smaller companies. We compete against certain emerging companies which offer segments of the integrated radiology solution through RIS and/or PACS systems.  However, we believe our integrated web-enabled service offerings afford us a competitive advantage over our competitors.

We are seeking to establish FlowPoint as the “best of breed” solution for radiology information systems (RIS) and picture archiving and communication systems (PACS).  As of the date of this prospectus, we have signed five sales contracts and we are in varying states of implementation with each of the clients.  We expect that these clients represent the foundation upon which we will be able to establish Guardian as a recognized healthcare solution provider and FlowPoint as a recognized and validated RIS/PACS solution.

We were incorporated under the laws of the State of Delaware in February 1996.  Our executive offices are located at 516 Herndon Parkway, Herndon, Virginia 20170.  Our telephone number is (703) 464-5495.  Our web site address is www.guardiantechintl.com.  Information contained in our web site does not constitute part of this prospectus.

The Offering

Common Stock Offered by Selling Stockholders	13,751,118 (1)
Common Stock Outstanding After the Offering	48,335,967 (2)
OTC Bulletin Board Symbol	GDTI

(1)    Includes (i) up to 4,453,709 of our shares that may be issued upon conversion of our Series A 10% Senior Convertible Debentures, (ii) up to 4,453,709 of our shares that may be issued upon exercise of outstanding Series D Common Stock Purchase Warrants, (iii) up to 623,520 of our shares that may be issued upon exercise of placement agent’s warrants issued as compensation in connection with the sale of the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants, (iv) up to 1,157,971 shares that may be issued in lieu of interest accrued under our Series A 10% Senior Convertible Debentures through December 22, 2006, (v) up to 2,672,234 shares representing 30% of the shares that may be issued upon conversion or exercise of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants pursuant to the terms of Registration Rights Agreements we entered into with investors in such securities,  (vi) up to 314,975 of our shares that may be issued upon exercise of outstanding  placement agent’s warrants issued as compensation in connection with private placements of our securities during the period November 2003 through July 2005, and (v) up to 75,000 shares that may be issued  upon exercise of common stock purchase warrants issued to certain consultants as compensation for services.  This represents approximately 28.45% of the total number of shares to be outstanding following the offering and assuming all shares underlying the foregoing convertible securities and warrants are issued.  However, this prospectus is not available with regard to the resale of shares of common stock we issue to the selling stockholders in lieu of interest under our Series A 10% Senior Convertible Debentures that accrues after December 22, 2006, the date of the initial filing of the registration statement of which this prospectus forms a part.

(2)    Does not include the following: (a) 649,482 shares of common stock that may be issued upon conversion of outstanding placement agent’s warrants and other common stock purchase warrants; (b) options to purchase 4,151,000 shares of common stock granted to officers, directors, employees and consultants. See “Description of Securities.”

Use of Proceeds

We will not receive any of the proceeds from the resale of the shares.  Any proceeds we receive from the exercise of the Series D Common Stock Purchase Warrants, the placement agent warrants or other warrants, if any, will be used for general working capital purposes.  See “Use of Proceeds.”

Risks Factors

We are subject to a number of risks of which you should be aware before you decide to buy our common stock.  These risks are discussed under the heading “Risk Factors” below. Since inception we have incurred operating losses.  As of December 31, 2006, our accumulated deficit was $59,144,376.  We expect to continue to incur net losses for the foreseeable future and we may never become profitable.

Recent Developments

Debenture and Warrant Financing

On November 3, 2006, we entered into a securities purchase agreement with certain of the selling stockholders.  Under that agreement, we sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of our common stock.  We issued $2,575,000 in principal amount of Debentures and 4,453,709 Series D Warrants at a first closing held on November 8, 2006.  We contemplate issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurances that the conditions for the second closing will be met.  Also, we expect that any proceeds from the contemplated second closing allocable to the embedded conversion feature of the Debentures and Warrants are recognizable as a liability under generally accepted accounting principles.

The conversion price of the Debentures and the exercise price of the Series D Warrants was determined on the basis of 85% of the average of the volume weighted average price (“VWAP”) of our common stock on the five trading days immediately prior to November 3, 2006, the date we signed the securities purchase agreement with investors in our Debentures and Series D Warrants.

We agreed with purchasers of our Debentures and Series D Warrants to register under the Securities Act to permit the public resale by purchasers of the shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Warrants, including the shares of our common stock underlying the Debentures to be issued at the second closing.  We are required to pay a penalty if the registration statement of which this prospectus forms a part is not declared effective on or before April 7, 2007, equal to 1% of the purchase price paid by each investor for each 30 day period or part thereof that the registration statement is not effective subject to a 6% cap thereon.

The following is a summary of the principal terms of our Debenture and Series D Warrant financing.  For a more detailed description of our Debentures, Series D Warrants and other terms of the financing, please refer to “Description of Securities,” below.

Series A Debentures

The principal amount of the Debentures is due November 7, 2008. We may not prepay any amount of the Debenture without the holder’s consent.

Holders may convert the Debentures at any time into shares of our common stock at a price of $1.15634 per share.  The conversion price and number of shares we are required to issue upon conversion may be adjusted under anti-dilution and price re-set provisions contained in the Debentures.

The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter. We may elect to pay interest due under the Debentures in cash or registered shares of our common stock. If we elect to pay the interest due in shares of our common stock, the number of shares to be issued in payment of interest is determined on the basis of 85% of the five day VWAP of our common stock.  We have registered in the registration statement of which this prospectus forms a part shares of our common stock we may issue in lieu of interest accrued under the Debentures through December 22, 2006.  Accordingly, this prospectus is not available with regard to the resale of shares of common stock we issue to the selling stockholders in lieu of interest under our Series A 10% Senior Convertible Debentures that accrues after December 22, 2006, the date of the initial filing of the registration statement of which this prospectus forms a part.

We may redeem some or all of the Debentures at any time after the effective date of the registration statement covering the shares to be issued upon conversion or exercise of the Debentures or Series D Warrants if for 20 consecutive trading days the closing price of our common stock exceeds $1.7345.  Upon a redemption, we are required to pay to the holder 110% of the principal amount redeemed as well as any accrued but unpaid interest and liquidated damages.

The Debentures contain a limitation on the amount of Debenture that may be converted by a holder at any one time in the event the holder beneficially owns more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the Debentures.  This limitation may be waived upon 61 days’ notice to us by the holder of the Debenture permitting the holder to change such limitation to 9.99%.

Holders may accelerate the due date of the interest and principal due upon an event of default under the Debentures  and we may become obligated to pay all costs, expenses and liquidated damages due under the Debenture plus an amount equal to the greater of (i) 120% of the principal and interest due under the Debenture and (ii) the outstanding principal amount of the Debenture and accrued interest divided by the conversion price on the date the amount is due or paid, whichever is higher, multiplied by the VWAP for our shares on the date of demand or payment, whichever is higher.

The $2,575,000 in principal amount of Debentures to be issued at the second closing will be on the same terms as the Debentures issued in the first closing.

Series D Warrants

The Series D Warrants are exercisable at a price of $1.15634 per share during the five year period following the date they first become exercisable.  The exercise price and number of shares we may be required to issue upon exercise may be adjusted under anti-dilution and price re-set provisions contained in the Series D Warrants.

One-half of the Series D Warrants became exercisable on the date of the first closing on November 8, 2006.  The remaining one-half of the Series D Warrants will become exercisable upon payment of the subscription amount due from investors at the second closing and may be cancelled by us if we do not receive the subscription proceeds from an investor at the second closing.

The Series D Warrants contain a limitation on the amount of such warrants that may be exercised by a holder at any one time in the event the holder beneficially owns more than 4.99% of our common stock without regard to the number of shares underlying the unexercised portion of the Series D Warrants.  This limitation may be waived upon 61 days’ notice to us by the holder of the Series D Warrant permitting the holder to change such limitation to 9.99%.

The Series D Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the Series D Warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Series D Warrants or (ii) at any time after four years following the date the Series D Warrants were issued.

Anti-Dilution and Price Re-Set Provisions of Our Debentures and Series D Warrants

The Debentures and Series D Warrants contain anti-dilution provisions in the event of a stock dividend, stock split, subdivision or combination of our shares of common stock, reclassification, sales of our securities below their then conversion or exercise price, a subsequent rights offering, a reclassification of our shares, a merger consolidation, a sale of substantially all of our assets, a tender offer or exchange offer.

Also, if certain milestones are not met, the conversion price of the Debentures and exercise price of the Series D Warrants may be re-set, including if we fail to meet the following revenue milestones: (i) $1,000,000 during the six months ending March 31, 2007, (ii) $15,000,000 during the twelve months ending September 30, 2007, and (iii) $30,000,000 during the eighteen months ending March 31, 2008.  During these periods and during the period ending April 30, 2007, if we fail to meet other milestones, including if we fail to obtain approval for the sale of PinPoint in Russia before March 31, 2007, or fail to receive a favorable evaluation from the Transportation Services Administration with regard to PinPoint before April 30, 2007, or fail to meet other milestones, the conversion and exercise price may be reset.  If the milestones have not been met, the conversion and exercise price will be reset to a price determined on the basis of 85% of the five day VWAP of our common stock, if that price is lower than the then conversion or exercise price of the Debentures and Series D Warrants.

Midtown Placement Agent’s Warrants

In connection with the sale of the Debentures and Series D Warrants, we issued 623,520 placement agent’s warrants to purchase shares of our common stock to Midtown Partners & Co., LLC, and certain designees of Midtown (“Midtown placement agent’s warrants”). The Midtown placement agent’s warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they first become exercisable and are on substantially the same terms as the Series D Warrants.  One-half of Midtown placement agent’s warrants became exercisable on November 8, 2006, and the remaining one-half become exercisable following the second closing of the Debenture and Series D Warrant financing to be held following the effectiveness of a registration statement covering the shares underlying the Debentures and Series D Warrants.  We granted to Midtown piggyback registration rights with regard to the shares underlying the placement agent’s warrants and a cashless exercise provision.  The Midtown placement agent’s warrants are being registered in the registration statement of which this prospectus forms a part.

Dilutive Effect on Existing Stockholders of Issuance of Shares Upon Conversion of Debentures and Exercise of Series D Warrants and Midtown Placement Agent’s Warrants

In the event holders of the Debentures, Series D Warrants, and the Midtown placement agent’s warrants convert or exercise all of such securities at the current conversion or exercise price of $1.15634 per share, we expect to issue the following additional shares of our common stock:

Class of Security	Common Stock Issuable Upon Conversion or Exercise (1)	Percentage of Outstanding (2)
Series A 10% Senior Convertible Debentures	4,453,709	11.41%
Series D Common Stock Purchase Warrants	4,453,709	11.41%
Midtown placement agent’s warrants	623,520	1.77%
Total		21.60% (3)

(1)

Assumes a conversion or exercise price per share of $1.15634.  Does not take into account any shares of common stock issuable in lieu of interest accrued under the Series A Debentures through December 22, 2006.

(2)

Based upon 34,584,849 shares of our common stock outstanding on March 28, 2007.

(3)

Assumes conversion or exercise of Debentures, Series D Warrants, and Midtown placement agent’s warrants but does not include shares being registered herein underlying other placement agent’s warrants or other warrants.

The conversion and exercise price of the Debentures, Series D Warrants and Midtown placement agent’s warrants may be adjusted for stock dividends, stock splits, divisions, combinations, and lower issuance prices of certain new shares of common stock, warrants, options or other rights.  The conversion or exercise price of the Debentures, Series D Warrants and Midtown placement agent’s warrants may be further adjusted in the event we do not meet certain milestones, discussed above.  In the event we do not meet these milestones, the conversion and exercise price of the Debentures, Series D Warrants, and Midtown placement agent’s warrants may be reset below the current conversion or exercise price and may result in the issuance of additional shares upon conversion of the Debentures or exercise of such warrants. Also, in the event such warrants are exercised by holders for cash, the proceeds we receive from holders will be less.

Other Shares Being Registered

We are also registering herein on behalf of certain selling stockholders an aggregate of:

•

314,975 shares of common stock issuable upon exercise of certain placement agent’s warrants issued to a registered broker-dealer (and its designees) as compensation in connection with certain financings we conducted during the period November 2003 through July 2005.  255,005 of such warrants are exercisable at a price of $1.95 per share, 41,250 of such warrants are exercisable at a price of $2.60 per share, and 18,720 of such warrants are exercisable at a price of $3.00 per share. The warrants are exercisable for a period of five years from the date of issuance, contain a cashless exercise provision, certain anti-dilution provisions, and piggyback registration rights.   Such shares are being registered pursuant to the terms of such piggyback registration rights provision.

•

75,000 shares of common stock issuable upon exercise of certain common stock purchase warrants issued to two consultants as compensation for certain consulting services.  10,000 of such warrants are exercisable at a price of $2.00 per share and 65,000 of such warrants are exercisable at a price of $2.65 per share.  The warrants are exercisable for a period of two and five years, respectively, from the date of issuance, contain certain anti-dilution provisions and piggyback registration rights.  Such shares are being registered pursuant to the terms of such piggyback registration rights provision.

SELECTED FINANCIAL DATA

The selected financial data set forth below for Guardian as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, are derived from the audited consolidated financial statements and related notes included in this prospectus.  The selected financial data as of December 31, 2004, is derived from audited financial statements not included in this prospectus.  Historical results are not necessarily indicative of the results of operations for future periods.  The data set forth below is qualified in its entirety by and should be read in conjunction with “Management’s Discussion and Analysis” and our consolidated financial statements set forth in full elsewhere in this report.

	Year Ended December 31
	2006	2005	2004
Statement of Earnings Data:
Revenue	$488,111	$432,186	$100,988
Operating Loss	(8,775,282)	(13,179,155)	(28,212,520)
Net Loss	(10,093,879)	(13,147,446)	(29,220,176)
Other Items (included in the above):
Depreciation and Amortization	601,911	549,777	982,034
Stock-based Compensation Expense (1)	862,044	5,323,992	21,297,748
Asset Impairment Expense (2)	-	-	1,498,731
Non-Cash Interest Expense (3)	2,179,273	-	1,013,397
Per Share Data:
Basis and Diluted Earnings Per Share	$(0.30)	$(0.43)	$(1.45)
Cash Flow Data:
Net cash provided (used) in operating activities	$(6,527,312)	$(7,378,986)	$(4,932,402)
Net cash provided (used) in investing activities	(275,643)	(702,697)	(2,344,907)
Net cash provided by financing activities	5,098,208	9,622,501	7,894,334
Effect of exchange rates on cash and cash equivalents	777	(25,424)	(10,255)
Balance Sheet Data:
Cash and Cash Equivalents	$737,423	$2,441,393	$925,999
Total Assets	3,710,213	5,460,961	3,529,075
Total Liabilities	3,418,773	841,610	470,301
Common Shares Subject to Repurchase	345,333	1,306,390	2,044,228
Stockholders' Equity (Deficit)	(2,999,300)	3,312,931	1,014,546

(1) Stock-based compensation expense represents the estimated fair value of stock-based compensation to employees and consultants in lieu of cash compensation.

(2) Asset impairment expense for the year ended December 31, 2004, represents the write-off of the unamortized portion of certain intellectual property (IP) purchased from Difference Engine, including, but not limited to, certain compression software technology described as Difference Engine's Visual Internet Application, or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.

(3) Represents non-cash interest expense and note discounts associated with convertible bridge notes and Debentures issued in December 2003, August/September 2006 and November 2006.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and other information contained in this prospectus before deciding to invest in our common stock.  The risks described below are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company.  If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you could lose a part of your investment.

Risks Related to Our Company and Our Operations

Our business plan and technologies are unproven. We have generated minimal revenues from our operations and incurred substantial operating losses since our inception.  We have very limited cash resources.

Since the closing of the reverse acquisition of Guardian Technologies International, Inc., in June 2003, we have experienced operating losses and negative cash flows.  We incurred an operating loss of approximately $10,093,879 for the year ended December 31, 2006; an operating loss of approximately $13,147,446 for the year ended December 31, 2005, and an operating loss of approximately $29,220,176 for the year ended December 31, 2004. Our accumulated deficit as of December 31, 2006, is approximately $59,144,376. Moreover, our business plan is unproven and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable.  The income potential of our businesses is unproven, and our limited operating history makes it difficult to evaluate our prospects.  We anticipate increased expenses as we continue to expand and improve our infrastructure, invest in or develop additional products, make acquisitions, develop our technology, expand our sales and marketing efforts and pursue additional industry relationships. Moreover, the acceptance of the products that we offer is uncertain, including acceptance by the healthcare and transportation security scanning markets.

On November 8, 2006, we raised an aggregate of $2,575,000 from the sale of our Series A 10% Senior Convertible Notes and Series D Common Stock Purchase Warrants to a group of institutional investors. Such investors have agreed to invest an additional $2,575,000 at a closing to be held immediately following the effective date of the registration statement of which this prospectus forms a part.   Following such second closing, we believe we will have sufficient cash to continue our operations until approximately June 2007.  There can be no assurance that the registration statement of which this prospectus forms a part will be declared effective by the SEC or that we will receive any proceeds from a second closing of the financing.  Management believes we will require approximately an additional $3,600,000 to continue our operations during the next 12 months in addition to the $2,575,000 in gross proceeds from the second closing of our Debenture financing. Although there can be no assurance, management will seek to meet such needs from one or more additional debt or equity financings.  Also, management is seeking to identify areas of potential reduction in current operating costs.

We have a severe working capital deficit and, in addition to proceeds from financings, we have relied upon loans from our chief executive officer and deferrals of salaries by our executive officers and a consultant to fund operations.

As of December 31, 2006, we had a working capital deficit of approximately $2,470,818.  As of December 31, 2006, our revenue generating activities had not produced sufficient funds for profitable operations and we have incurred operating losses since inception.  During the year ended December 31, 2006, in addition to cash from certain financings, we have relied upon loans from our chief executive officer which aggregated approximately $402,000 of which $100,000 was repaid following the closing of our Debenture and Series D Warrant financing, and deferrals of salaries of our executive officers and a consultant in the amount of $659,020 to continue our operations.

We have incurred substantial debt which could affect our ability to obtain additional financing and may increase our vulnerability to business downturns.

On November 3, 2006, we entered into a securities purchase agreement with certain institutional and accredited investors under which we agreed to issue debentures in the aggregate principal amount of $5,150,000, of which we received an aggregate of $2,575,000 at a first closing on November 8, 2006, and we expect to receive the remaining

$2,575,000 at a second closing to be held following the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurances that the conditions for the second closing will be met.  The principal amount of the debentures issued at the first closing will be due November 7, 2008.  The debentures are convertible into shares of our common stock at a price of $1.15634, subject to anti-dilution and price re-set provisions.  We may also pay the interest under the debentures in registered shares of our common stock.  Also, during August through September 2006, we issued bridge notes in the principal amount of $1,100,000 that are due twelve months after the date of issuance.   As a result, we are subject to the risks associated with substantial indebtedness, including that we are required to dedicate a portion of our cash flows from operations to pay debt service costs; it may be more expensive and difficult to obtain additional financing; we are more vulnerable to economic downturns; and, if we default under our indebtedness, we may not have sufficient funds to repay any accrued interest or outstanding principal.

We may face competition from other developers or sellers of imaging and radiology technology and baggage screening technology.

While the market for imaging and radiology technology is highly fragmented, we face competition from other companies which are developing products that are expected to be competitive with our products.   We also face potential competition from other companies developing baggage screening technology.  Business in general is highly competitive, and we compete with both large multinational solution providers and smaller companies. Some of our competitors have more capital, longer operating and market histories, and greater resources than we have, and may offer a broader range of products and at lower prices than we offer.

We may undertake acquisitions which pose risks to our business.

As part of our growth strategy, we have and may in the future acquire or enter into joint venture arrangements with, or form strategic alliances with complimentary businesses. Any such acquisition, investment, strategic alliance or related effort will be accompanied by the risks commonly encountered in such transactions.  These risks may include:

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Difficulty identifying appropriate acquisition candidates;

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Paying more than the acquired company is worth;

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Difficulty in assimilating the operations of the new business;

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Costs associated with the development and integration of the operations of the new entity;

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Existing business may be disrupted;

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Entering markets in which we have little or no experience;

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Accounting for acquisitions could require us to amortize substantial intangible assets (goodwill), adversely affecting our results of operations;

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Inability to retain the management and key personnel of the acquired business;

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Inability to maintain uniform standards, controls, policies and procedures; or

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Customer attrition with respect to customers acquired through the acquisition.

We cannot assure you that we would successfully overcome these risks or any other problems associated with any acquisition, investment, strategic alliances, or related efforts.  Also, if we use our common stock in connection with an acquisition, your percentage ownership in us will be reduced and you may experience additional dilution.

Our independent registered public accounting firm has expressed uncertainty regarding our ability to continue as a going concern.

Our independent registered public accounting firm has expressed uncertainty regarding our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that might occur if we are unable to continue in business as a going concern.

Investor confidence in the price of our stock may be adversely affected if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

As an SEC registrant, we are subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which require us to include in our annual report on Form 10-K our management’s report on, and assessment of the effectiveness of, our internal control over financial reporting (“management’s report”). In addition, our independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal control over financial reporting (“independent registered public accountant’s report”).  The requirement pertaining to management’s report is expected to first apply to our annual report for the fiscal year ending December 31, 2007, and the requirement pertaining to the independent registered public accountant’s report is expected to first apply to the annual report for the fiscal year ending December 31, 2008.  If we fail to achieve and maintain the adequacy of our internal control over financial reporting, there is a risk that we will not comply with all of the requirements imposed by Section 404.  Moreover, effective internal control over financial reporting, particularly that relating to revenue recognition, is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud.  Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss in investor confidence in the reliability of our financial statements, which ultimately could harm our business and could negatively impact the market price of our common stock.  Investor confidence and the price of our common stock may be adversely affected if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

We recently restated certain of our audited and unaudited consolidated financial statements.

On May 16, 2006, we filed our Form 10-K for the year ended December 31, 2005 (“2005 Form 10-K”). The 2005 Form 10-K includes our audited consolidated financial statements for the year ended December 31, 2005, and certain audited consolidated financial statements for the years ended December 31, 2003 and 2004 and related financial information.  The audited consolidated financial statements for the years ended December 31, 2003 and 2004, included in the 2005 Form 10-K, have been restated in response to certain comments received from the staff of the SEC and following discussions with our former and current independent registered public accountants.  Our consolidated financial statements for the years ended December 31, 2003 and 2004 had previously been audited by our former auditors and were re-audited by our current auditors.   We filed amendments to our 2003 and 2004 Forms 10-KSB to restate our audited consolidated financial statements for the years ended December 31, 2003 and 2004, and amendments to our Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2005, to restate our unaudited condensed consolidated financial statements for the periods then ended.  In addition, on December 7, 2006, and February 9, 2007, we filed an amendment to our Form 10-Q for the period ended September 30, 2006, to restate our financial statements for the period then ended and further update our disclosure controls and procedures disclosure for the period covered by such report.

Our certifying officers evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2005, as of March 31, 2006, June 30, 2006, September 30, 2006, and December 31, 2006, and concluded that our disclosure controls were not effective and that we had certain weaknesses in our internal controls over timely financial reporting.

Our Chief Executive Officer and Chief Financial Officer (the “Certifying Officers”) are responsible for establishing and maintaining our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)).  The Certifying Officers designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC’s rules and forms, and is made known to management (including the Certifying Officers) by others within the company, including its subsidiaries.  We regularly evaluate the effectiveness of our disclosure controls and procedures and report our conclusions about the effectiveness of the disclosure controls quarterly in our Forms 10-Q and annually in our Forms 10-K.  In completing such reporting, we disclose, as appropriate, any significant change in our internal control over financial reporting that occurred during our most recent fiscal period that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.  As we disclosed in our 2005 Form 10-K, our Forms 10-Q for the periods ended March 31, 2006, June 30, 2006, September 30, 2006, and in our Form 10-K for the year ended December 31, 2006, our Certifying Officers concluded that our disclosure controls and procedures were not effective as of the end of the periods covered by such reports.  We also disclosed that there were certain weaknesses in our internal controls over financial reporting.  Management (including the Certifying Officers) has undertaken specific measures to cure or mitigate the ineffective controls and procedures identified in our Exchange Act filings.  While management is responsible for establishing and maintaining our disclosure controls and procedures and has taken steps to ensure that the disclosure controls are effective and remain free of “significant deficiencies” and/or “material weaknesses,” the inherent nature of our business and rapidly changing environment may affect management’s ability to be successful with this initiative.

In order to comply with public reporting requirements, we must continue to strengthen our financial systems and controls, and failure to do so could adversely affect our ability to provide timely and accurate financial statements.

Due to the restatements of our consolidated audited financial statements as of December 31, 2004 and 2003, and for the years then ended, and our consolidated unaudited quarterly financial statements, included in Forms 10-Q for the quarters ended September 30th, June 30th and March 31st of 2005, and the lack of duty segregation at the time of their audits in certain aspects of our business, our independent registered public accounting firm, Goodman & Company, L.L.P., has informed us that a material weakness in internal controls over financial reporting exists. They also provided us with comments and recommendations concerning improvements in our internal controls in the following areas: Information Technology; Wise Systems, Limited (UK affiliate); and SOX 404 Compliance. We believe we have made significant improvements in most of these areas, but we will need to make continued progress in these areas.

Continued improvement of our internal controls and procedures will be required in order for us to manage future growth successfully and operate effectively as a public company. Continued improvement of our internal controls, as well as compliance with the Sarbanes-Oxley Act of 2002 and related requirements, will be costly and will place a significant burden on management.  We cannot assure you that measures already taken, or any future measures, will enable us to provide accurate and timely financial reports, particularly if we are unable to hire additional personnel in our accounting and financial department, or if we lose personnel in this area. Any failure to improve our internal controls or other problems with our financial systems or internal controls could result in delays or inaccuracies in reporting financial information, or non-compliance with SEC reporting and other regulatory requirements, any of which could adversely affect our business and stock price.

Investors could lose confidence in our financial reports, and our stock price may be adversely affected, if our internal controls over financial reporting are found not to be effective by management or by an independent registered public accounting firm or if we make disclosure of existing or potential significant deficiencies or material weaknesses in those controls.

Beginning with our Annual Report for the year ending December 31, 2007, Section 404 of the Sarbanes-Oxley Act of 2002 may require us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. Additionally, our independent registered public accounting firm may be required to issue a report on management’s assessment of our internal control over financial reporting and a report on their evaluation of the operating effectiveness of our internal control over financial reporting for the year ending December 31, 2008.

We continue to evaluate our existing internal controls over financial reporting against the framework developed by the Committee of Sponsoring Organizations (COSO). During the course of our ongoing evaluation of the internal controls, we may identify areas requiring improvement, and may have to design enhanced processes and controls to address issues identified through this review. Remedying any deficiencies, significant deficiencies or material weaknesses that we or our independent registered public accounting firm may identify, may require us to incur significant costs and expend significant time and management resources. We cannot assure you that any of the measures we implement to remedy any such deficiencies will effectively mitigate or remedy such deficiencies. In addition, we cannot assure you that we will be able to complete the work necessary for our management to issue its management report in a timely manner, or that we will be able to complete any work required for our management to be able to conclude that our internal control over financial reporting is operating effectively. If we are not able to complete the assessment under Section 404 in a timely manner, we and our independent registered public accounting firm would be unable to conclude that our internal control over financial reporting is effective as of December 31, 2007 and 2008, respectively. Investors could lose confidence in our financial reports, and our stock price may be adversely affected, if our internal controls over financial reporting are found not to be effective by management or by an independent registered public accounting firm or if we make disclosure of existing or potential significant deficiencies or material weaknesses in those controls.

A determination that there is a significant deficiency or material weakness in the effectiveness of our internal controls over financial reporting could also reduce our ability to obtain financing or could increase the cost of any financing we obtain and require additional expenditures to comply with applicable requirements.

Our stock price is volatile.

The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These broad market fluctuations may cause the market price of our common stock to drop.  In addition, the market price of our common stock is highly volatile.  Factors that may cause the market price of our common stock to drop include:

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Fluctuations in our results of operations;

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Timing and announcements of new customer orders, new products, or those of our competitors;

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Any acquisitions that we make or joint venture arrangements we enter into with third parties;

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Changes in stock market analyst recommendations regarding our common stock;

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Failure of our results of operations to meet the expectations of stock market analysts and investors;

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Increases in the number of outstanding shares of our common stock resulting from sales of new shares, or the exercise of warrants, stock options or convertible securities;

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Reluctance of any market maker to make a market in our common stock;

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Changes in investors’ perception of the transportation security scanning and healthcare information technology industries generally; and

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General stock market conditions.

There is a limited market for our common stock.

Our common stock is quoted on OTC Bulletin Board under the symbol “GDTI.”  As a result, relatively small trades in our stock could have disproportionate effect on our stock prices.  No assurance can be made that an active market will develop for our common stock or, if it develops, that it will continue.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for shares of stock that are not designated for quotation on a national securities exchange.  Trades in OTC Bulletin Board quoted stocks will be displayed only if the trade is processed by an institution acting as a market maker for those shares.  Although there are approximately 28 market makers for our stock, these institutions are not obligated to continue making a market for any specific period of time.  Thus, there can be no assurance that any institution will be acting as a market maker for our common stock at any time.  If there is no market maker for our stock and no trades in those shares are reported, it may be difficult for you to dispose of your shares or even to obtain accurate quotations as to the market price for your shares.  Moreover, because the order handling rules adopted by the SEC that apply to other listed stocks do not apply to OTC Bulletin Board quoted stock, no market maker is required to maintain an orderly market in our common stock.  Accordingly, an order to sell our stock placed with a market maker may not be processed until a buyer for the shares is readily available, if at all, which may further limit your ability to sell your shares at prevailing market prices.

Because we became public because of a reverse acquisition, we may not be able to attract the attention of major brokerage firms or institutional investors.

We became a public company through a reverse acquisition of Guardian in June 2003.  Accordingly, securities analysts and major brokerage firms and securities institutions may not cover our common stock since there is no incentive to recommend the purchase of our common stock.  No assurance can be given that established brokerage firms will want to conduct any financing for us in the future.

Our common stock is subject to the SEC’s Penny Stock Regulations.

Our common stock is subject to the SEC’s “penny stock” rules.  These regulations define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, these rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to the broker-dealer and the registered underwriter, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers’ presumed control over the market.  In addition, the broker-dealer must obtain a written statement from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years.  Further, monthly statements must be sent disclosing current price information for the penny stock held in the account.  The penny stock rules also require that broker-dealers engaging in a transaction in a penny stock make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the purchase.  The foregoing rules may materially and adversely affect the liquidity for the market of our common stock.  Such rules may also affect the ability of broker-dealers to sell our common stock, the ability of holders of such securities to obtain accurate price quotations and may therefore impede the ability of holders of our common stock to sell such securities in the secondary market.

Certain provisions of our charter and bylaws may discourage mergers and other transactions.

Certain provisions of our certificate of incorporation and bylaws may make it more difficult for someone to acquire control of us.  These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business.  These provisions could limit the price that certain investors might be willing to pay for shares of our common stock.  The use of a staggered board of directors and the ability to issue “blank check” preferred stock are traditional anti-takeover measures.  These provisions may be beneficial to our management and the board of directors in a hostile tender offer, and may have an adverse impact on stockholders who may want to participate in such tender offer, or who may want to replace some or all of the members of the board of directors.

Our board of directors may issue additional shares of preferred stock without stockholder approval.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock of which 6,000 have been designated as Series A Convertible Preferred Stock, 6,000 shares as Series B Convertible Preferred Stock and 1,000 shares as Class C Convertible Preferred Stock, none of which shares are outstanding on the date of the filing of this report.  Accordingly, our board of directors may, without shareholder approval, issue one or more new series of preferred stock with rights which could adversely affect the voting power or other rights of the holders of outstanding shares of common stock.  In addition, the issuance of additional shares of preferred stock may have the effect of rendering more difficult or discouraging an acquisition or change of control of Guardian.  Although we do not have any current plans to issue any shares of preferred stock, we may do so in the future.

We depend on key personnel.

Our success depends of the contributions of our key management personnel, including Mr. Michael W. Trudnak, Chairman, Chief Executive Officer, Secretary and Treasurer, and Mr. William J. Donovan, President and Chief Operating Officer, and Mr. Greg E. Hare, our Chief Financial Officer.  If we lose the services of any of such personnel we could be delayed in or precluded from achieving our business objectives.  We do not have key man insurance on any of such officers.

In addition, the loss of key members of our sales and marketing teams or key technical service personnel could jeopardize our positive relations with our customers.  Any loss of key technical personnel would jeopardize the stability of our infrastructure and our ability to provide the service levels our customers expect.  The loss of any of our key officers or personnel could impair our ability to successfully execute our business strategy, because we substantially rely on their experience and management skills.

Our directors and named executive officers own a substantial percentage of our common stock.

Our directors and executive officers beneficially own approximately 21.63% of our shares of common stock.  Accordingly, our directors, executive officers and two most highly compensated employees are entitled to cast an aggregate of 5,643,450 votes on matters submitted to our stockholders for a vote or approximately 16.32% of the total number of votes entitled to be cast at a meeting of our stockholders.  These stockholders, if they acted together, could exert substantial control over matters requiring approval by our stockholders.  These matters would include the election of directors and the approval of mergers or other business combination transactions.  This concentration of ownership may discourage or prevent someone from acquiring our business.

Our ability to attract and retain additional skilled personnel may impact our ability to develop our technology and attract customers in growing our business.

We believe that our ability to attract, train, motivate and retain additional highly skilled technical, managerial and sales personnel, particularly in the areas of technology-based application development, business intelligence, knowledge extraction, management, product development, healthcare economics, radiology, integration and technical support, is essential to our future success.  Our business requires individuals with significant levels of expertise in knowledge extraction, business operations, mathematics, quantitative analysis, and machine learning.  Competition for such personnel is intense, and qualified technical personnel are likely to remain a limited resource for the foreseeable future.  Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult.  We may not be able to hire the necessary personnel to implement our business strategy, or we may need to provide higher compensation to such personnel than we currently anticipate.  If we fail to attract and retain sufficient numbers of highly skilled employees, our ability to provide the necessary products, technologies, and services may be limited, and as a result, we may be unable to attract customers and grow our business.

We have never paid a cash dividend.

We have not declared a cash dividend and we do not anticipate paying such dividends in the foreseeable future.

Risks Related to Our Industries

Changes may take place in funding for healthcare.

Initially, we expect to derive a substantial portion of ours revenues from sales of financial, administrative and clinical healthcare information systems, and other related services within the healthcare industry. As a result, our success is dependent in part on political and economic conditions as they relate to the healthcare industry.

Virtually all of our prospective customers in the healthcare industry are subject to governmental regulation, including Medicare and Medicaid regulation.

Accordingly, our prospective customers and other entities with which we may develop a business relationship are affected by changes in such regulations and limitations in governmental spending for Medicare and Medicaid programs. Recent actions by Congress have limited governmental spending for the Medicare and Medicaid programs, limited payments to hospitals and other providers under such programs, and increased emphasis on competition and other programs that potentially could have an adverse effect on our customers and the other entities with which we have a business relationship. In addition, federal and state legislatures have considered proposals to reform the U.S. healthcare system at both the federal and state level. If enacted, these proposals could increase government involvement in healthcare, lower reimbursement rates and otherwise change the business environment of our prospective customers and other entities with which we may develop a business relationship. Our prospective customers and other entities with which we may develop a business relationship could react to these proposals and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services.

In addition, many healthcare providers are consolidating to create integrated healthcare delivery systems with greater market power. These providers may try to use their market power to negotiate price reductions for our products and services. If we are forced to reduce our prices, our expected operating margins would likely decrease. As the healthcare industry consolidates, competition for customers will become more intense and the importance of acquiring each customer will become greater.

Competition for healthcare information systems is intense.

The market for healthcare information systems is intensely competitive, rapidly evolving and subject to rapid technological change. We believe that the principal competitive factors in this market include the breadth and quality of system and product offerings, the features and capabilities of the systems, the price of the system and product offerings, the ongoing support for the systems, the potential for enhancements and future compatible products.

Some of our competitors have greater financial, technical, product development, marketing and other resources than us, and some of our competitors offer products that we do not offer. Our principal existing competitors include IDX, Eclipsys Corporation, McKesson Corporation, Siemens AG, Epic Systems Corporation, GE Medical and Cerner Corporation.  Each of these competitors offers a suite of products that compete with many of our products. There are other competitors that offer a more limited number of competing products. We may be unable to compete successfully against these organizations. In addition, we expect that major software information systems companies, large information technology consulting service providers and system integrators, and other smaller companies specializing in the healthcare industry may offer competitive products or services.

Product liability claims may occur.

Any failure by our products that provide applications relating to patient medical histories, diagnostic procedures, and treatment plans could expose us to product liability claims for personal injury and wrongful death. Unsuccessful claims could be costly to defend and divert management time and resources. In addition, we cannot make assurances that we will have appropriate insurance available to us in the future at commercially reasonable rates.

Product malfunction liability claims may occur.

Any failure by elements of our systems that provide elements of claims submitted by our clients could expose us to liability claims for incorrect billing and electronic claims.  Unsuccessful claims could be costly to defend and divert management time and resources. In addition, we cannot make assurances that we will have appropriate insurance available to us in the future at commercially reasonable rates.

Specific government regulations relating to Medicare and Medicaid may impinge on us.

Many of our prospective customers and the other entities with which we may develop a business relationship operate in the healthcare industry and, as a result, are subject to governmental regulation. Because our healthcare products and services are designed to function within the structure of the healthcare financing and reimbursement systems currently in place in the United States, and because we are pursuing a strategy of developing and marketing products and services that support our customers' regulatory and compliance efforts, we may become subject to the reach of, and liability under, these regulations.

The federal Anti-Kickback Law, among other things, prohibits the direct or indirect payment or receipt of any remuneration for Medicare, Medicaid and certain other federal or state healthcare program patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by the federal health care programs. Violations of the federal Anti-Kickback Law may result in civil and criminal sanction and liability, including the temporary or permanent exclusion of the violator from government health programs, treble damages and imprisonment for up to five years for each violation. If the activities of a customer or other entity with which we have a business relationship were found to constitute a violation of the federal Anti-Kickback Law and we, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, we could be subject to sanction or liability under such laws, including exclusion from government health programs. As a result of exclusion from government health programs, our customers would not be permitted to make any payments to us.

The federal Civil False Claims Act and the Medicare/Medicaid Civil Money Penalties regulations prohibit, among other things, the filing of claims for services that were not provided as claimed, which were for services that were not medically necessary, or which were otherwise false or fraudulent. Violations of these laws may result in civil damages, including treble and civil penalties. In addition the Medicare/Medicaid and other federal statutes provide for criminal penalties for such false claims. If, as a result of the provision by us of products or services to our customers or other entities with which we have a business relationship, we provide assistance with the provision of inaccurate financial reports to the government under these regulations, or we are found to have knowingly recorded or reported data relating to inappropriate payments made to a healthcare provider, we could be subject to liability under these laws.

Medical device regulation may require us to obtain approval for our products.

The United States Food and Drug Administration has promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to:

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register and list its products with the FDA;

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notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or

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obtain FDA approval by demonstrating safety and effectiveness before marketing a product.

Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness, or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA's policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings regardless of whether the draft is finalized or changed. The FDA can impose extensive requirements governing pre- and post-market conditions like service investigation, approval, labeling and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

System errors and warranties may subject us to liability.

Our healthcare information systems are very complex. As is the case with all complex information systems, our healthcare information system may contain errors especially when first introduced. Our healthcare information systems are intended to provide information to healthcare providers for use in the diagnosis and treatment of patients. Therefore, users of our products may have a greater sensitivity to system errors than the market for software products generally. Failure of a customer's system to perform in accordance with its documentation could constitute a breach of warranty and require us to incur additional expenses in order to make the system comply with the documentation. If such failure is not timely remedied, it could constitute a material breach under a contract allowing the client to cancel the contract and subject us to liability.

A security breach could damage our reputation or result in liability. We retain and transmit confidential information, including patient health information. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could reduce demand for our services and products.

Customer satisfaction and our business could be harmed if our business experiences delays, failures or loss of data in its systems. The occurrence of a major catastrophic event or other system failure at any of our facilities, or at any third party facility, including telecommunications provider facilities, could interrupt data processing or result in the loss of stored data, which could harm our business.

We may infringe the proprietary rights of others.

If any of our products violate third party proprietary rights, we may be required to reengineer our products or seek to obtain licenses from third parties to continue offering our products without substantial reengineering. Any efforts to reengineer our products or obtain licenses from third parties may not be successful, in which case we may be forced to stop selling the infringing product or remove the infringing functionality or feature. We may also become subject to damage awards as a result of infringing the proprietary rights of others, which could cause us to incur additional losses and have an adverse impact on our financial position. We do not conduct comprehensive patent searches to determine whether the technologies used in our products infringe patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending; many of which are confidential when filed, with regard to similar technologies.

Unforeseeable disruption in the economy may take place consequent to terrorism or other international events.

The terrorist events of September 11, 2001, as well as new terrorists threats, the war in Iraq and the possibility of war in other areas of the Middle East, have sensitized us and many other businesses to the potential disruption that such activities can have on the economy, the business cycle and, ultimately on the financial performance of these organizations. It is impossible to know whether such terrorist or military activities will continue, and whether, and to what extent, they may cause a disruption that may have a material adverse effect on our business and financial condition.

A number of factors that affect our revenues make our future results difficult to predict, and therefore we may not meet expectations for a particular period.

We believe that our revenues have the potential to vary significantly from time to time. We believe that these variations may result from many factors, including:

•

the timing, size and mix of orders from our major customers, including in particular, the TSA and agencies of other governments;

•

legislative or other government actions driven, in part, by the public’s perception of the threats facing commercial aviation, leading to fluctuations in demand for transportation security scanning  products and services;

•

delays in product shipments caused by the inability of airports to install or integrate our products in a timely fashion;

•

the availability and cost of key components;

•

the timing of completion of acceptance testing for some of our products;

•

the introduction and acceptance of new products or enhancements to existing products offered by us or our competitors;

•

changes in pricing policies by us, our competitors or our suppliers, including possible decreases in average selling prices of our products caused by customer volume orders or in response to competitive pressures; and

•

our sales mix to domestic and international customers.

We expect to depend on a small number of customers for a substantial portion of our future revenues.

A significant portion of our quarterly and annual operating expenses is expected to be relatively fixed in nature. This means that future revenue fluctuations will cause our quarterly and annual operating results to vary substantially. We also may choose to increase spending to pursue new market opportunities, which may negatively affect our financial results.

In December 2004, we entered into a Teaming Agreement with Lockheed Martin.  Lockheed Martin has been a trusted advisor to many U.S. government organizations and has been involved in numerous awards from the FAA and TSA for development and integration projects along with training of TSA personnel.  The Teaming Agreement is for a three year term.  Under the agreement, Lockheed Martin has the right to exclusively market Guardian Technologies’ PinPoint product and services to DHS and TSA for state-of-the-art threat detection capabilities to meet TSA’s checkpoint threat detection needs in three critical areas:  increase machine throughput, improve efficiency and enhance current explosives and threat detection capabilities to enhance travel safety.   The agreement further provides for the collaborative development of integrated and enhanced explosive detection systems with a dedicated team from resources of each company.  We cannot assure investors that our PinPoint product will be selected by DHS or TSA to address their solutions needs for threat detection or that Lockheed Martin will enter into a definitive agreement with us for the sale of

PinPoint to such government agencies.

Governmental agencies, the primary customers for our PinPoint products, are subject to budget processes which could limit the demand for these products.

Substantially all of the potential customers for our PinPoint products under development to date have been public agencies or quasi-public agencies, such as the FAA, the TSA, airport authorities and manufacturers of threat detection devices. Public agencies are subject to budgetary processes and expenditure constraints.

The funding of government programs is subject to legislative appropriation. Budgetary allocations for PinPoint depend, in part, upon governmental policies, which fluctuate from time to time in response to political and other factors, including the public’s perception of the threat of commercial airline bombings. For example, the terrorist attacks of September 11, 2001 resulted in the passage of the Aviation and Transportation Security Act of 2001, or Transportation Security Act, mandating a small surcharge on each airline ticket purchase to fund airline security. This surcharge was suspended from June 1, 2003 to September 30, 2003. We cannot assure investors that the surcharge will not again be suspended or that the funds generated by these surcharges will be used to purchase our PinPoint products. We cannot assure investors that funds will continue to be appropriated by Congress or allocated by the TSA or other agencies for the purchase of PinPoint product or any other such product we develop and market. Moreover, we expect that similar funding and appropriations issues will affect our ability to market and sell our PinPoint product outside the United States.

Legislative actions could lead to fluctuations in demand for transportation security scanning products and services.

In addition to the Congressional budgetary process, other legislation could be introduced that would impact demand for transportation security scanning products and services. In response to fluctuation in concern on the part of voters about transportation security scanning and competing homeland security demands, or for other reasons, the plans for deployment of our PinPoint product to screen baggage could be changed. Budgetary debates and delays could result in fewer PinPoint products being sold to the TSA.

Governmental agencies have special contracting requirements, which create additional risks.

In contracting with public agencies, we are subject to public agency contract requirements that vary from jurisdiction to jurisdiction. Future sales to public agencies will depend, in part, on our ability to meet public agency contract requirements, certain of which may be onerous or even impossible for us to satisfy.

Government contracts typically contain termination provisions unfavorable to us and are subject to audit and modification by the government at its sole discretion, which subject us to additional risks. These risks include the ability of the U.S. government to unilaterally:

•

suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

•

terminate our future contracts;

•

reduce the scope and value of our future contracts;

•

audit and object to our contract-related costs and fees, including allocated indirect costs;

•

control and potentially prohibit the export of our products; and

•

change certain terms and conditions in our contracts.

The U.S. government can terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source. Our contracts with foreign governments may contain similar provisions.   In the event we enter into one or more government contracts for PinPoint, the government’s termination of any such contracts for our PinPoint product under development would harm our business.

In addition, U.S. government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds annually for a given program on a September 30 fiscal year-end basis, even though contract performance may take years. Consequently, our future contracts with the TSA may only be partially funded at the outset, and additional monies are normally committed to the contract by the TSA only as appropriations are made by Congress for future periods. The government’s failure to fully fund one or more of the contracts for our PinPoint product under development would harm our business.

Because we expect to contract with the U.S. government, we will be subject to periodic audits and reviews. Based on the results of its audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. In the future, government audits and reviews could result in adjustments to our revenues and cause other adverse effects, particularly to our relationship with the TSA. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses may not be reimbursable or allowed in our negotiation of fixed-price contracts. Further, because we expect to contract with the U.S. government, we will be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

In addition, public agency contracts are frequently awarded only after formal competitive bidding processes, which are often protracted and typically contain provisions that permit cancellation in the event that funds are unavailable to the public agency. We may not be awarded any of the contracts for which we submit a bid. Even if we are awarded contracts, substantial delays or cancellations of purchases could result from protests initiated by losing bidders.

Our growth depends on our introduction of new products and services, which may be costly to develop and may not achieve market acceptance.

As part of our strategy for growth, we intend to develop products to address additional transportation security scanning opportunities, such as passenger, carry-on baggage and air cargo screening. We also intend to address homeland security requirements beyond aviation, such as screening at border checkpoints, government offices and transportation terminals and ports. We will be required to spend funds to develop or acquire technologies and products for these initiatives, and these initiatives may divert our development and management resources away from our core PinPoint product. In addition, we have acquired, rather than developed internally, some of our technologies in connection with our acquisitions of companies and businesses, and these technologies may not perform as we expect. The development of new products may require greater time and financial resources than we currently anticipate and, despite significant investments in research and development, may not yield commercially successful products.

The development of our products for explosives and weapons detection is highly complex. Successful product development and market acceptance of any new products and services that we develop depends on a number of factors, including:

•

our timely completion and introduction of new products;

•

our accurate prediction of the demand for homeland security products and the changing requirements of the homeland security industry, including certification or other required performance standards;

•

the availability of key components of our products;

•

the quality, price and operating performance of our products and those of our competitors;

•

our customer service capabilities and responsiveness; and

•

the success of our relationships with potential customers.

Our PinPoint product may fail to obtain certification by the TSA.

New products for transportation security scanning applications may require certification or approval by the TSA, and we believe that the TSA does not currently have standards for the certification of transportation security scanning products other than bulk explosives detection systems and explosives trace detectors, or ETD. Other products, such as metal detectors, are subject to TSA testing prior to approval. Market acceptance of new products may be limited if the TSA has not developed standards for certification or approval of such products, and even if it does develop such standards, we may be unable to obtain any such certification or approval, which could materially limit market acceptance of such products. If we fail to timely introduce new products or if these products fail to gain market acceptance, our results of operations would be harmed.

In addition, even if successful in the United States, new products that we develop may not achieve market acceptance outside of the United States. Foreign governments may be unwilling to commit financial resources to purchase our new products, which would reduce our potential revenues and harm our business.

Our existing PinPoint product may fail to obtain re-certification by the TSA for changes in the PinPoint system.

Our existing PinPoint product can be required to be re-certified by the TSA. This can happen when a critical component is changed, or we wish to make other changes to the PinPoint systems. When this happens, the affected PinPoint model requires re-certification by the TSA. The failure or delay in gaining re-certification for an existing PinPoint product could harm our ability to continue to sell the product and recognize associated revenues.

Our major potential customer, the TSA, is a part of the Department of Homeland Security, a newly created agency that has experienced, and may continue to experience, delays in its operations, which may cause delays in our receiving orders for our products from the TSA.

The TSA is a relatively new agency that was created in November 2001 by the Transportation Security Act. As a result, it has experienced, and may continue to experience, delays in fulfilling its mandate as a result of delays in establishing the necessary infrastructure to operate in an efficient manner. This may result in delays in our receiving orders for our PinPoint product. Further, the TSA is now a part of the Department of Homeland Security, which was created subsequent to the creation of the TSA and is therefore in an earlier stage of formation, which may further create delays in our receiving orders as this agency is organized.

Future sales of our PinPoint products will depend on the ability of airports to secure funding to build baggage handling systems and to integrate our PinPoint product into such systems, which they may not be able to do.

Future sales will depend on integrating PinPoint into existing baggage and luggage handling systems within airports. If an airport is not configured for these systems, deployment of our PinPoint products may require changes in the airport infrastructure. If our PinPoint product cannot easily be integrated into existing baggage handling systems, we may experience reduced sales of our PinPoint products or these sales may be delayed. There can be no assurance that the government will continue to fund installations, integrations and reimbursements at the current level or at all. If there is a reduction in funding, we may experience reduced sales of our PinPoint products or these sales may be delayed.

We believe that a substantial opportunity exists for our PinPoint system to be integrated into baggage handling systems. If airports determine, in conjunction with governmental authorities, that they will be unable or unwilling to modify or finance baggage handling systems, this opportunity may be limited.

If our PinPoint product fails to detect explosives, we could be exposed to product liability and related claims for which we may not have adequate insurance coverage, and we may lose current and potential customers.

Our transportation security scanning business exposes us to potential product liability risks, which are inherent in the development, sale and maintenance of transportation security scanning products. Our software is not designed to detect, and FAA/TSA certification does not require, 100% detection of any and all explosives contained in scanned baggage. For this reason, or if our products malfunction, it is possible that explosive material could pass undetected utilizing our product, which could lead to product liability claims. There are also many other factors beyond our control that could lead to liability claims, such as the reliability and competence of the customer’s operators and the training of the operators.  Such liability claims are likely to exceed any product liability insurance that we may have obtained.

In addition, the failure of any PinPoint product to detect explosives, even if due to operator error and not to the mechanical failure of a PinPoint product, could result in public and customer perception that our products do not work effectively, which may cause potential customers to not place orders and current customers to cancel orders already placed or to not place additional orders, any of which would harm our business and financial results.

We expect to substantially depend on large orders from a limited number of customers. As a result, order cancellations from any of our customers or the failure of these customers to continue to purchase PinPoint products could have a material negative impact on our business and financial results.

In any given fiscal quarter or year, our revenues will be derived from orders of multiple units of our PinPoint product from a limited number of customers. The failure of these customers, particularly the U.S. government, to purchase our PinPoint products or the cancellation of future orders would harm our business.

The sales cycle for our PinPoint products is lengthy and we may expend a significant amount of effort in obtaining sales orders and not receive them.

The sales cycle of our PinPoint product is expected to be lengthy due to the protracted approval process that typically accompanies large capital expenditures and the time required to install our PinPoint product. In addition, in the United States, the creation of the TSA and formation of a Department of Homeland Security, as well as budgetary debates in Congress, may result in additional delays in the purchase of our PinPoint products. During the sales cycle we may expend substantial funds and management resources but recognize no associated revenue.

Our future international sales subject us to risks that could materially harm our business.

It is part of our growth strategy to establish international sales. In addition, we acquired a company, Wise Systems Ltd., whose operations are based in the United Kingdom.  A number of factors related to our international sales and operations could adversely affect our business, including:

•

changes in domestic and foreign regulatory requirements;

•

political instability in the countries where we sell products;

•

possible foreign currency controls;

•

fluctuations in currency exchange rates;

•

our ability to protect and utilize our intellectual property in foreign jurisdictions;

•

tariffs, embargoes or other barriers;

•

difficulties in staffing and managing foreign operations;

•

difficulties in obtaining and managing distributors; and

•

potentially negative tax consequences.

Our failure to obtain the requisite licenses, meet registration standards or comply with other government export regulations, may affect our ability to generate revenues from the sale of our products outside the United States, which could harm our business. In particular, our PinPoint product may be deemed regulated and subject to export restrictions under the U.S. Department of State regulations. Consequently, these regulations may make the product more difficult to sell to a number of countries. Compliance with government regulations may also subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position.

Exchange rate fluctuations could cause a decline in our financial condition and results of operations.

In 2006, the cost of certain international currencies has increased due to fluctuations in the exchange rate of the U.S. dollar against the euro. Future fluctuations in this exchange rate could adversely affect our results in the event we make foreign sales of our products.  From time to time, as and when we determine it is appropriate and advisable to do so, we will seek to mitigate the effect of exchange rate fluctuations through the use of derivative financial instruments. We cannot assure you, however, that we will continue this practice or be successful in these efforts.

Our inability to adapt to rapid technological change could impair our ability to remain competitive.

The transportation security scanning industry may undergo significant technological development in response to increased demand for transportation security scanning products. A fundamental shift in technology in our product markets could harm our ability to generate revenues from sales of PinPoint product and services.

We anticipate that we will incur expenses in the design and initial development and marketing of new products and services. Our competitors may implement new technologies before we are able to, allowing them to provide more effective products at more competitive prices. Future technological developments could:

•

adversely impact our competitive position;

•

require write-downs of obsolete technology;

•

require us to discontinue production of obsolete products before we can recover any or all of our related research, development and commercialization expenses; or

•

require significant capital expenditures beyond those currently contemplated.

We cannot assure investors that we will be able to achieve the technological advances to remain competitive and profitable, that new products and services will be developed and developed on schedule or on a cost-effective basis, that anticipated markets will exist or develop for new products or services, or that our existing product and services will not become technologically obsolete.

The transportation security scanning industry is highly competitive. Given the anticipated continuing demand for airport security products, competition may increase.

The transportation security scanning industry is intensely competitive and we may not compete successfully. As a result of increased demand for security systems, additional companies may enter the industry. Some of our competitors, and many of the potential new entrants into the transportation security scanning  industry, have financial, technical, production and other resources substantially greater than ours. We believe that some of our competitors have products undergoing TSA certification. Our failure to compete successfully could result in lost sales and could hamper our financial results.

Litigation may be necessary to enforce or defend against claims of intellectual property infringement, which could be expensive and, if we lose, could prevent us from selling our products.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of the outcome, could be costly and require significant time and attention of key members of our management and technical personnel.

On August 18, 2004, we became a defendant in a lawsuit in Minnesota state court entitled VisualGold v. Thomas E. Ramsay, Nancy Goetzinger and Guardian Technologies International, Inc.   VisualGold has alleged that we tortiously interfered with its contracts and prospective economic advantage by engaging Thomas Ramsay to work as a consultant, and that Ramsay transferred certain of its trade secrets to us.  We strenuously deny the allegations, and have asserted counterclaims against VisualGold and other third parties for misappropriation of our own trade secrets. We are seeking compensatory damages including its attorneys’ fees, plus costs and punitive damages, if allowed by the court.  Ramsay and Goetzinger have also filed counterclaims against VisualGold.  In October, 2004, the state court judge denied VisualGold's motion for a temporary injunction against us in all regards.  Discovery had then been proceeding until August, 2005, when the state court imposed a stay of all proceedings in the case, pending the final determination of the other parties' access rights to certain of our proprietary documents and materials.  There was on January 31, 2006, an initial determination by the U.S. Government's Department of Homeland Security that our source code was deemed to be Sensitive Security Information (“SSI”) that could not be disclosed or used in the suit. The progress of the case was also in doubt because VisualGold was the debtor in a 2005 bankruptcy case separately filed in Minnesota.  That bankruptcy has now been dismissed. The TSA has issued a series of Final Orders determining the SSI status of certain of Guardian’s proprietary materials, and VisualGold has appealed those SSI determinations in the appropriate federal appeals court. The stay has now been lifted, and as the state court proceedings go forward in light of the federal appeal, we intend both to vigorously defend against the claims made against it and to pursue its own counterclaims.  Based on the advice of counsel, we believe that we have substantial defenses to the VisualGold allegations and that the claims made against us are without merit.  The ultimate resolution of this lawsuit could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our domestic and international competitors, many of whom have substantially greater resources and have made substantial investments in competing technologies, may have patents that will prevent, limit or interfere with our ability to manufacture and sell our products. We have not conducted an independent review of patents issued to third parties. Because of the perceived market opportunity we face, companies possessing technology rights that they believe we might be infringing will now be much more motivated to assert infringement of their rights. These third parties may assert infringement or invalidity claims against us and litigation may be necessary to defend against these claims. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease selling our products. Even successful defenses of patent suits can be costly and time-consuming.

Risks Related to this Offering

Dilutive effect of conversion of Series A 10% Senior Convertible Debentures and exercise of Series D Warrants and Midtown placement agent’s warrants.

As of the date of this prospectus, there are outstanding $2,575,000 in principal amount of our Series A 10% Senior Convertible Debentures which are convertible into shares of our common stock at any time at the option of their holders; in addition, we contemplate issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of the registration statement of which this prospectus forms a part. The conversion price of our Series A 10% Senior Convertible Debentures is $1.15634 subject to adjustments. If the debentures are exercised in full we would issue an aggregate of an additional 4,453,709 shares of our common stock.  In addition, we may issue up to 5,467,204 shares upon exercise of the Series D Warrants, placement agent’s warrants and other warrants issued to certain selling stockholders and covered by this prospectus which will become freely tradable upon the effective date of this registration statement.  Also, we may be required to issue additional shares in the event the price re-set provisions of the Debentures and Series D Warrants are triggered. Furthermore, as of March 19, 2007, approximately 792,742 warrants (including the Midtown placement agent’s warrants currently exercisable) may be exercised pursuant to the cashless exercise provisions of such warrants and may be subsequently resold under Rule 144.  Increased sales volume of our common stock could cause the market price of our common stock to drop.

Current shareholdings may be diluted if we make future equity issuances or if outstanding debentures, warrants, and options are exercised for or converted into shares of common stock.

“Dilution” refers to the reduction in the voting effect and proportionate ownership interest of a given number of shares of common stock as the total number of shares increases.  Our issuance of additional stock, convertible preferred stock and convertible debt may result in dilution to the interests of shareholders and may also result in the reduction of your stock price.  The sale of a substantial number of shares into the market, or even the perception that sales could occur, could depress the price of the common stock.  Also, the exercise of warrants and options may result in additional dilution.

The holders of outstanding options, warrants and convertible securities have the opportunity to profit from a rise in the market price of the common stock, if any, without assuming the risk of ownership, with a resulting dilution in the interests of other shareholders.  We may find it more difficult to raise additional equity capital if it should be needed for its business while the options, warrants and convertible securities are outstanding.  At any time at which the holders of the options, warrants or convertible securities might be expected to exercise or convert them, we would probably be able to obtain additional capital on terms more favorable than those provided by those securities. Also, some holders of the options and warrants have certain piggy back registration rights requiring us to register their shares underlying such options and warrants in any registration statement we file under the Securities Act.  The cost to us of effecting any required registration may be substantial.

USE OF PROCEEDS

The proceeds from the sale of the shares will be received directly by the selling stockholders.  No proceeds will be received by us from the sale of the shares offered hereby.

We will receive the proceeds, if any, relating to the exercise of the Series D Warrants, the placement agent’s warrants and other warrants.  The exercise price of the Series D Warrants is $1.15634 per share and the placement agent’s warrants and other warrants are exercisable at between $1.15634 and $3.00 per share.  We propose using the proceeds of the exercise of the Series D Warrants, the placement agent’s warrants and other warrants, if any, for general working capital purposes.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, and capitalization at December 31, 2006. (1)

Cash and cash equivalents	$ 737,423

Common stock subject to repurchase	345,333

Stockholders’ Equity (Deficit):
Preferred stock, $20.00 par value; 1,000,000 shares authorized; no shares outstanding at September 30, 2006	$ -
Common stock, $.001 par value; 200,000,000 shares authorized and 34,494,590 shares outstanding (2)	34,494
Accumulated comprehensive income (loss)	78,634
Additional paid-in capital	56,031,948
Accumulated deficit	(59,144,376)
Total stockholders’ deficit	$(2,999,300)
Total capitalization	$ 3,710,213

(1)

The foregoing table does not reflect the pro forma effect of our sale of an aggregate in principal amount of $2,575,000 in Series A 10% Senior Convertible Debentures and Series D Common Stock Warrants at the first closing, held on November 8, 2006. The net proceeds from this sale are allocable to liabilities under Generally Accepted Accounting Principles, as the Securities Purchase Agreement does not expressly prohibit cash settlement of our obligations under the Debentures and the Warrants.

(2)

Does not include the following shares:

•	5,119,221 shares of common stock issuable upon the exercise of warrants outstanding at December 31, 2006, with a weighted average exercise price of $2.59 per share.

•	4,151,100 shares of common stock issuable upon the exercise of options outstanding at December 31, 2006, with a weighted average exercise price of $1.71 per share.

•	24,578,900 shares of common stock available for future issuance under our stock option plan at December 31, 2006.

SUPPLEMENTARY FINANCIAL INFORMATION

The following table sets forth our supplementary financial information for each of the fiscal quarters during the fiscal years ended December 31, 2004, 2005 and 2006.  The following information is derived from financial information contained in our audited and unaudited consolidated financial statements for the applicable period. Historical results are not necessarily indicative of the results of operations for future periods and the results of interim periods are not necessarily indicative of the results for a full year. The data set forth below is qualified in its entirety by and should be read in conjunction with “Management’s Discussion and Analysis” and our consolidated financial statements set forth in full elsewhere in this prospectus.

Guardian entered into a reverse acquisition with RJL Marketing Services Inc. (RJL) on June 26, 2003.  As described more fully in “Our Business” (see “History and Recent Developments – Reverse Acquisition”), RJL is considered the accounting acquirer in the reverse acquisition; accordingly, prior historical information of RJL is presented, and historical stockholders’ equity is retroactively restated to reflect the equivalent number of common shares received in the acquisition.

	2006				2005				2004
	Quarter Ended				Quarter Ended				Quarter Ended
	(Unaudited)				(Unaudited)				(Unaudited)
	Mar 31	June 30	Sept 30	Dec 31	Mar 31	June 30	Sept 30	Dec 31	Mar 31	June 30	Sept 30	Dec 31

Revenue	$309,669	$74,856	$(50,803)	$154,389	$54,184	$122,835	$43,288	$211,879	$-	$-	$62,248	$38,740
Operating Loss	(2,013,671)	(2,197,040)	(2,646,708)	(1,917,863)	(4,781,344)	(3,557,155)	(2,399,274)	(2,441,084)	(4,560,650)	(10,661,773)	(4,069,572)	(8,920,525)
Net Loss	(2,004,360)	2,195,406	(3,289,730)	(6,995,195)	(4,778,130)	(3,554,850)	(2,386,314)	(2,428,152)	(5,563,415)	(10,667,312)	(4,073,312)	(8,916,137)
Basic and diluted earnings per share	($0.06)	($0.07)	($0.10)	($0.07)	($0.17)	($0.12)	($0.08)	($0.06)	($0.39)	($0.57)	($0.19)	($0.30)
Cash and Cash Equivalents	611,975	158,455	66,540	737,423	392,399	107,022	4,340,449	2,441,393	85,608	4,818,826	1,732,207	925,999
Total Assets	3,755,343	3,209,588	2,875,530	3,710,213	3,402,481	3,061,330	7,214,521	5,460,961	2,497,020	7,138,566	7,141,718	3,529,075
Common Shares Subject to Repurchase	1,138,934	750,841	783,023	345,333	1,839,982	1,777,342	1,777,342	1,306,420	2,044,228	2,044,228	2,044,228	2,044,228
Stockholders' Equity (Deficit)	1,569,428	630,784	(1,101,160)	(2,999,300)	621,629	141,165	4,661,929	3,312,931	(1,541,178)	4,957,196	3,930,942	1,014,546
Other Items:
Stock Based Compensation Expense	72,480	142,943	455,474	191,147	3,091,537	1,553,132	269,900	409,423	3,515,848	9,286,682	2,941,030	5,554,188
Depreciation and Amortization	144,335	145,024	151,536	161,016	133,862	135,737	133,475	146,703	192,354	194,927	254,361	340,392
Asset Impairment Expense	-	-	-	-	-	-	-	-	-	-	-	1,498,731
Non-Cash Interest Expense	-	-	623,934	580,874	-	-	-	-	1,002,765	10,632	-	-

DETERMINATION OF OFFERING PRICE

The common stock offered by this prospectus may be offered for sale from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices.  As such, the offering price is indeterminate as of the date of this prospectus.

DIVIDEND POLICY

We do not anticipate paying any dividends on our common stock in the foreseeable future.  We intend to retain all working capital and earnings, if any, to finance the operations of our businesses and to expand our businesses.

MANAGEMENT’S DISCUSSION AND ANALYSIS

General

You should read the following summary together with the more detailed information and consolidated financial statements and notes thereto and schedules appearing elsewhere in this prospectus.  Throughout this prospectus when we refer to “Guardian,” “we,” “our” or “us,” we mean Guardian Technologies International, Inc. and its subsidiaries after giving effect to the reverse acquisition of RJL Marketing Services Inc. (“Reverse Acquisition”) completed in June 2003.

This discussion and analysis of our financial condition and results of operations is based upon our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our critical accounting policies and estimates, including those related to revenue recognition, intangible assets, and contingencies.  We base our estimates on historical experience, where available, and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions and conditions.

Except for historical information, the material contained in this Management’s Discussion and Analysis is forward-looking.  Our actual results could differ materially from the results discussed in the forward-looking statements, which include certain risks and uncertainties.  These risks and uncertainties include the rate of market development and acceptance of our “intelligent imaging informatics” (“3i”) technology (particularly for our PinPoint product), the unpredictability of the our sales cycle, the limited revenues and significant operating losses generated to date, and the possibility of significant ongoing capital requirements.

Our independent registered public accounting firm’s report on the consolidated financial statements included herein as of December 31, 2006, and December 31, 2005 and for each of the three years in the period ended December 31, 2006 contains an explanatory paragraph wherein they express an opinion that there is substantial doubt about our ability to continue as a going concern.

Overview

Guardian Technologies International, Inc. was incorporated in the State of Delaware in February 1996. Guardian Technologies International, Inc., and its subsidiaries are collectively referred to herein as “Guardian,” “us,” “we,” or “our.”  Please refer to “Risk Factors,” above for certain risks related to us and our businesses.

Guardian is a technology company that designs and develops imaging informatics solutions for delivery to its target markets:  aviation/homeland security and healthcare.  We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies. Each product and service can improve the quality and response time of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Guardian’s core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies. The technology is not limited by type of digital format.  It can be deployed across divergent digital sources such as still images, x-ray images, video and hyper-spectral imagery. To date, the technology has been tested in the area of threat detection for baggage scanning at airports and for bomb squad applications. Varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as new or enhanced solutions are developed, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.  Further, we may form wholly-owned subsidiaries to operate within defined vertical markets.

We offer two principal products that we market and license to our customers:

Aviation/Homeland Security Technology Solution – PinPoint

Our PinPoint product is an “intelligent imaging informatics” technology for the detection of guns, explosives, and other threat items contained in baggage in the airport environment or for building security applications.  PinPoint can identify threat items, notify screeners of the existence of threat items, and speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items).  We market and seek to license the PinPoint product primarily to the United States Transportation Services Administration (TSA) for use in airports, the Federal Protection Services for use in federal buildings and to foreign governments and airport authorities. We compete with manufacturers of baggage screening, luggage and large parcel screening, people screening for weapons and explosive detection, container and vehicle screening, and cargo screening equipment and certain software companies and academic institutions that are developing solutions to detect threat items.  Also, we intend to distribute the product through these manufacturers.

We are also pursuing an additional market opportunity using our 3i platform technology, adding to our detection family of products.  PinPoint “nSight” provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  The technology adds textural and color components to such images, helping bomb investigation technicians to detect threats that would otherwise be unseen by the human eye. The PinPoint nSight product is currently being evaluated at the Federal Bureau of Investigation (FBI) Hazardous Device School at Redstone Arsenal, Alabama.  In May 2006, we entered into a Distribution Agreement with Logos Imaging LLC, a manufacturer of portable bomb scanning equipment, with regard to the distribution of PinPoint nSight.  In March 2007, we signed a contract with Logos for the sale of ten licenses of our threat assessment software technology for bomb detection scanners, PinPoint nSight ™.

As the global “Homeland Security” marketplace continues to supply more effective next generation terror mitigation technologies, a much greater amount of funding will flow to procurement of technologies and less for labor. Homeland Security Research Corp.’s analysis, the 2006 – 2015 Homeland Security & Homeland Defense Global Market forecasts that this trend will lead to a tripling of the global Homeland Security market ($60B in 2006 to $180B in 2015), while the global Homeland Security expenditures (the total amount of money allocated) will only double.

Information regarding the amount of the TSA’s annual budget allocated for the purchase of software solutions that are able to detect threat items at US airports and other similar facilities, such as PinPoint, is not readily discernible from publicly available information or independent research reports. However, we estimate, based upon information derived from the FY 2006 and requested FY 2007 United States Department of Homeland Security (DHS) budget, that the DHS budget allocation for FY 2006 for software solutions that are able to detect threat items at U.S. airports and other facilities, such as PinPoint, was approximately .77% of the DHS’ $41.1B budget, and that the budget allocation for the proposed FY 2007 DHS budget will be approximately 2.25%.  In addition, we estimate that the worldwide market for solutions such as PinPoint is approximately twice the United States’ Homeland Security budget.  These estimates have been prepared by us and reflect our assumptions.  There can be no assurance that these estimates are or will prove to be accurate or that budget allocations or these estimates may not change, based upon changes in government’s budget priorities and other factors.

The market for contraband detection systems is anticipated to become intensely competitive and many of our competitors are better capitalized and have greater marketing and other resources than Guardian.  To date, we have not received any revenues from the licensing of our PinPoint product.  PinPoint continues to be developed to address the market for contraband detection.  The extended alpha version working model of PinPoint has been pilot tested successfully at live carryon baggage checkpoints in three international airports during late 2005 through the date of this report. Seamless integration within currently deployed manufacturers’ scanning equipment is a prerequisite to anticipated sales, and is considered a significant development risk.

Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  The marketplace places a premium on the newest innovations in hardware technology, but fails to comprehend how a threat detection software solution could possibly succeed.  Because of that misconception, the marketplace currently has limited standards for the certification of aviation security products other than bulk explosives detection systems and explosives trace detectors, or ETD, which have been developed around chemical analysis and not image analysis.  Our challenge with the PinPoint product is to assist in the establishment of the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.

Our initial action to meet the challenge was the execution of a Teaming Agreement with Lockheed Martin Systems Integration.  Through our joint efforts, we have been able to establish the necessary testing standards and methods. While it remains to be seen if our efforts will result in a TSA certification, we have made material strides in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.

On August 18, 2006, we signed a Cooperative Research and Development Agreement (CRDA) with the United States Department of Homeland Security Science and Technology Directorate, for testing and validation of the PinPoint product capabilities at the Transportation Security Labs (TSL).  The project began on September 5, 2006 for explosive image collection, which is being followed by refinement of the development and testing of PinPoint. While TSA certification is not absolutely essential to the acceptance of Guardian’s PinPoint product, we believe that having TSA certification and a business relationship with the TSA is important to our strategic growth plans, as the relationship represents an important opportunity to obtain contracts for the licensing of our baggage scanning applications and for future aviation and transportation security applications and solutions that we develop or enhance.

Further, in anticipation of completing the interface development and certification process, we have commenced the marketing/business development activities of PinPoint to the international community through our contractual relationships with Fowler International for the Russian market, and BridgeTech International for the Chinese market. These relationships are a key component of our revenue growth strategy and for developing an international market presence.  These relationships have resulted in eight opportunities to-date, each requiring an export license for which applications have been approved by the U.S. Department of Commerce.  Three such licenses were issued during the first nine months of 2006. We successfully completed pilot tests in two locations: Moscow, Russia in December 2005 and Caracas, Venezuela in January 2006.  Management believes that market acceptance of PinPoint in these two markets as a viable threat detection solution will not only enhance our ability to sell worldwide, but it will open additional opportunities for the development of PinPoint as the “intelligent image” analysis solution for areas such as military target acquisition, satellite remote sensing, and additional opportunities within aviation security such as people portals and cargo scanning.  Additionally, we will seek support of the U.S. Congress and the equipment manufacturers.  We remain focused on the ongoing development of PinPoint, particularly with respect to test results.  This focus must be even sharper as we enter the pilot test arena where the duration of the pilot test, the conditions under which the pilot test is conducted, and the definition of success and failure will vary country-by-country.  Market acceptance is a key to our future success.

Healthcare Technology Solution – FlowPoint

Our FlowPoint products consist of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS), which manage radiology workflow, patient information, treatment history, and billing information.  RIS and PACS also manage digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

We market the FlowPoint 6.1 products primarily to smaller hospitals and imaging centers that are now transitioning from film to “digital.”  The market for imaging and radiology technology in the U.S. is highly fragmented, and we face competition from other companies that are developing products that are expected to be competitive with our products (including large multinational solution providers and smaller companies).  Some of our competitors have more capital, longer operating and market histories, and greater resources than we have, and may offer a broader range of products and at lower prices than we offer.  Industry experts, Frost and Sullivan, estimate the size of the RIS/PACS market to reach approximately $1.8 to $2.2 billion in annual sales by 2007.  Professional service revenues are expected to add an additional $150 million in revenue in this growth market.  The diagnostic imaging center and small hospital market segments (hospitals under 200 beds) are forecasted to see much of this growth. Approximately $720 million (36%) of the average annual expenditures for the RIS/PACS market is estimated for the small hospital and imaging center providers in the U.S. and are expected to have integrated RIS/PACS by 2007.  We compete against certain emerging companies who offer segments of the integrated radiology solution through RIS and/or PACS systems.  However, we believe that our integrated web enabled service offerings afford us a competitive advantage over our competitors.

Establishing Guardian as an industry recognized healthcare solution provider and FlowPoint as the “best of breed” solution for radiology information systems (RIS) and picture archiving and communication systems (PACS) will be a long-term effort.  We require a significant amount of additional capital for the continued development of FlowPoint to stay technologically ahead of the competition, to fund sales, marketing, and advertising of FlowPoint, and to hire the staff necessary to support customer service and technical support. Our primary focus is the establishment of FlowPoint in the U.S. and South American marketplace.  To date, we have signed five sales contracts, of which three were installed in 2005 and two were installed in 2006.  These clients represent the foundation upon which we will be able to brand Guardian as a recognized healthcare solution provider, FlowPoint as a recognized and validated RIS/PACS solution, and they will serve as the reference accounts upon which we can build additional sales momentum.

In July 2006, Guardian entered into an agreement with the Medical Imaging and Informatics Laboratory (IPI) at the Keck School of Medicine, University of Southern California to conduct a multiple-phase process to clinically evaluate, and give feedback on potential enhancements, to Guardian’s 3i “intelligent imaging” analysis solutions as applied to medical radiology imaging.  Guardian’s 3i™ product segments, clarifies, distinguishes, and identifies organic objects, even when they are masked by one or more other objects of similar density and chemical composition.  This is a product extension of our 3i-based computer-aided detection technology which adapts the scientific principles employed for explosives detection to medical image analysis.

We have a four person sales force in the United States and, during the current year, Guardian established distributor arrangements with Ultimate Medical Services (UMS), of Louisiana, and MTS Delft, of Ohio. Guardian has additional strategic sales/marketing alliances with other market recognized firms providing complimentary products/services.  Guardian’s international marketing/sales efforts were recently expanded through establishing distribution agreements with Electronica y Medicina, S.A. of Mexico, and Calyx (UK) Limited in the United Kingdom, in addition to the existing relationship with BridgeTech International.  Management is focused on the following principal considerations:  (1) development of customer service and technical staff to support client requirements, and (2) development, follow-up, and closure of sales opportunities.

LIQUIDITY AND CAPITAL RESOURCES

The following table presents a summary of our net cash provided by (used in) operating, investing and financing activities:

	Year Ended December 31
Category	2006	2005	2004

Net cash provided (used) in operating activities	$(6,527,312)	$(7,378,986)	$(4,932,402)
Net cash provided (used) in investing activities	(275,643)	(702,697)	(2,344,907)
Net cash provided by financing activities	5,098,208	9,622,501	7,894,334
Effect of exchange rates on cash and cash equivalents	777	(25,424)	(10,255)

Net increase (decrease) in cash	$(1,703,970)	$1,515,394	$606,770

Net Cash Used in Operations

Net cash used in operating activities for the fiscal year ended December 31, 2006 (Fiscal 2006) was $6,527,312,

compared with net cash used in operating activities of $7,378,986 during the same period for 2005 (Fiscal 2005), a decrease in the use of cash for operating activities of approximately $851,674 (11.5%).  The decrease in net cash used in operating activities is due to a decrease from a net loss from operations (adjusted for fluctuations in depreciation and amortization, stock-based compensation, amortization of bridge note discount, and noncash interest expense for the embedded conversion feature) of $49,927.  Cash was provided by the reduction of operating assets of $432,491 with accounts receivable, equipment for customers, and prepaid expenses decreasing by $716,870, and other noncurrent assets including deferred financing costs increasing by $284,379.  Cash was provided through the increase in operating liabilities of $469,110 including accounts payable and deferred salaries, and a reduction of deferred revenue.

In Fiscal 2005, we had net cash used in operations of $7,378,986.  This was an increase in use of cash over the fiscal year ended December 31, 2004 (Fiscal 2004) of $2,446,585 (49.6%), and was due to increases in staffing and consultants costs of $1,911,361, increases in the use of outside consultants of $743,164, and reduced changes in current assets and current liabilities of $372,303.  Non-cash adjustments to reconcile net loss to net cash used in operations were $549,777 of depreciation and amortization expense, $5,323,992 of amortized stock-based compensation expense to employees and consultants, and an unrealized loss of $13,262 on foreign currency transactions.  Our operating assets, including accounts receivable, equipment for customers, prepaid expenses, and deposits-noncurrent increased, resulting is a use of cash of $500,278.  Cash was provided through the increase in operating liabilities of $381,707.

Net Cash Used in Investing Activities

Net cash used in investing activities for the purchase of equipment, and costs incurred for patent activities for Fiscal 2006 was $275,643.  This compares with net cash used for the same activities of $702,697 for the same period Fiscal 2005, or a decrease in capital projects of $427,054 (60.8%).  The net decrease is comprised of a $401,621 (74.7%) decrease in the purchase of furniture, software and equipment, and a decrease of $25,434 (15.4%) for costs associated with the preparation and filing of certain patents with regard to our “intelligent imaging informatics” (“3i”) technology for PinPoint and Medical CAD applications.

In Fiscal 2005, we used $702,697 for capital projects, comprised of $537,503 for the purchase of furniture, software and equipment, and $165,194 for the development of patents.

In Fiscal 2004, we used $2,344,907 for capital projects, comprised of $105,791 for the purchase of furniture, software and equipment, $9,333 for the development of patents, and $2,229,783 to acquire the net assets, net of cash, of Wise Systems Ltd.

Net Cash Provided by Financing Activities

Proceeds from financing activities in Fiscal 2006 were $5,098,208, compared with cash provided by financing activities of $9,622,501 for Fiscal 2005, a decrease in financing activities of $4,524,293 (47.0%).  Of the $5,098,208 proceeds from financing activities, $1,121,208 (22.0%) was from stock based transactions, $3,675,000 (72.1%) of convertible debt financing, and $302,000 (5.9%) noninterest bearing loans from an executive officer.  Management is seeking to raise additional capital through one or more equity or debt financings and is in discussions with certain investment banks with regard thereto.  However, there can be no assurance that we will be able to raise such additional equity or debt financing on satisfactory terms to us.  Further, until 90 days after the effective date of the registration statement covering the resale of the shares underlying the Debentures and Warrants, we are prohibited from issuing shares of our common stock or common stock equivalents except for an exempt issuance or for the securities contemplated by the securities purchase and other transaction documents.

Also, for three years after the date we entered into the securities purchase agreement, we are prohibited from engaging in any transactions in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to re-set unless the transaction is (i) approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or (ii) no purchaser then holds more than 20% of the principal amount of the Debentures originally purchased in the offering.

In Fiscal 2005, we had a net cash inflow from financing activities of $9,622,501.  The funds received for Fiscal 2005, comprised $7,002,941 (72.8%) from private placements of our common stock, $200,000 (2.1%) from the exercise of employee stock options, and $2,419,560 (25.1%) from the exercise of stock warrants.

In Fiscal 2004, we had a net cash inflow from financing activities of $7,894,334.  The funds received in Fiscal 2004 comprised $7,736,834 (98.0%) from a private placement of our common stock and warrants, and $157,500 (2.0%) from the exercise of employee options to purchase common stock.

Net Cash and Cash Equivalents

During Fiscal 2006, our cash and cash equivalents decreased by $1,703,970 to $737,423 or approximately 69.8%.  As mentioned above, this decrease was the result of $4,524,293 in lower financing activities from Fiscal 2006, and was offset by a decrease in cash used in operating activities of $851,674, and the reduction of $427,054 for the purchase of equipment.

During Fiscal 2005, our cash and cash equivalents increased by $1,515,394 to $2,441,393 or approximately 164%.  This increase was the result of $9,622,501 of cash flows received from the private placement of our common stock, and proceeds from the exercise of stock warrants and employee stock options, offset by the cash used in operating activities and for the purchase of equipment.  We used $7,378,986 in operating activities, and $702,697 for the purchase of equipment and development of patents.

During Fiscal 2004, our cash and cash equivalents increased by $606,770 to $925,999.  This increase was the result of $7,894,334 of cash flows received from the private placement of our common stock and warrants, and proceeds from the exercise of employee stock options, offset by the cash used in operating activities and for the purchase of equipment and Wise Systems Ltd.  We used $4,932,402 in operating activities, $115,124 for the purchase of equipment and development of patents, and $2,229,783 in the acquisition of Wise Systems Ltd.

Working Capital Information - The following table presents a summary of our working capital at the end of each fiscal year:

	As of December 31
Category	2006	2005	2004

Cash and cash equivalents	$737,423	$2,441,393	$925,999

Current assets	947,955	2,938,659	1,010,798
Current liabilities	3,418,773	841,610	470,301
Working capital (deficit)	$(2,470,818)	$2,097,049	$540,497

At December 31, 2006, we had a working capital deficit of approximately $2,470,818 compared with net working capital of approximately $2,097,049 at December 31, 2005, a decrease in working capital of approximately $4,567,867 (217.8%).  The decrease in cash is the result of our limited revenue and reduced financing activities.  Our revenue generating activities during the year, as in previous years, have not produced sufficient funds for profitable operations, and we have incurred operating losses since inception.  The increase in current liabilities is due to extending trade payables by $264,831, noninterest bearing loans of $302,000 from our chief executive officer, additional deferral of salaries for executive officers and a consultant $659,020, issuing short-term convertible notes for $1,415,087, and lower deferred revenue of $49,633.  Therefore, working capital decreased during the current year. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of its future operations.

Other Liabilities (long-term convertible notes)

On November 8, 2006, we held the first of two closings of a private placement of our securities.  Pursuant to the terms of a Securities Purchase Agreement, dated November 3, 2006 (the “Securities Purchase Agreement”), institutional investors in the private placement agreed to purchase an aggregate of $5,150,000 of securities, one-half of which were purchased at the first closing and one-half to be purchased at a contemplated second closing to be held upon the effectiveness of a registration statement (the “registration statement”) with regard to the shares of our common stock underlying such securities.

At the first closing, we received aggregate gross proceeds, before deduction of certain fees and expenses of the offering, of approximately $2,575,000.  Net proceeds were approximately $2,364,750, after payment of commissions, fees and expenses of the offering of $222,750 of which $12,500 had been paid prior to closing.  We issued to purchasers an aggregate of $2,575,000 in principal amount of Series A 10% Senior Convertible Debentures due November 7, 2008 (the “Debentures”) and 4,453,709 Series D Common Stock Purchase Warrants (the “Warrants” or “Series D Warrants”). A second contemplated closing with regard to the remaining $2,575,000 of aggregate gross proceeds will be held upon effectiveness of the registration statement.  The second closing is subject to certain conditions, including “bring down” (update) of customary representations and warranties by us, that there shall have been no material adverse effect regarding our financial condition, the legality or validity of our agreements with investors or our ability to perform our obligations under our agreements with investors, that trading in our common stock shall not have been suspended by the SEC or the OTC Bulletin Board, that trading in securities as generally reported by Bloomberg LP shall not have been suspended or limited, that no banking moratorium shall have been declared by either the United States or New York authorities, or that other material adverse changes in the financial markets shall not have occurred.  However, we can provide no assurances that the conditions for the second closing will be met.  Also, we expect that any proceeds from the contemplated second closing allocable to the embedded conversion feature of the Debentures and Warrants are recognizable as a liability under generally accepted accounting principles.

The principal amount of the Debentures is due November 7, 2008. We may not prepay any amount of the Debenture without the holder’s consent.

Holders may convert the Debentures at any time into shares of our common stock at a price of $1.15634 per share.  The conversion price may be adjusted under anti-dilution and price re-set provisions contained in the Debentures.

The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures as to the principal amount converted or redeemed, or on the maturity date of the Debentures.  We made the first interest payment under the Debentures in cash on December 31, 2006.

We may elect to pay interest due under the Debentures in cash or registered shares of our common stock. If we elect to pay the interest due in registered shares of our common stock, the number of shares to be issued in payment of interest is determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five trading days ending on the date that is immediately prior to (a) date the interest is due or (b) the date such shares are issued and delivered to the holder.  In addition, we may pay interest in shares of our common stock only if the equity conditions, described below, have been met during the 20 consecutive trading days prior to the date the interest is due and through the date the shares are issued.  We have registered in the registration statement of which this prospectus forms a part shares of common stock that may be issued in lieu of interest accrued through December 22, 2006.  Accordingly, this prospectus is not available with regard to the resale of shares of common stock issued to the selling stockholders in lieu of interest under the Debentures that accrues after December 22, 2006, the date of the initial filing of the registration statement.

We may redeem some or all of the Debentures at any time after the effective date of the registration statement covering the shares to be issued upon conversion or exercise of the Debentures or Series D Warrants if for 20 consecutive trading days the closing price of our common stock exceeds $1.7345 (a “redemption measurement period”).  Upon a redemption, we are required to pay to the holder an amount equal to 110% of the principal amount redeemed as well as any accrued but unpaid interest and liquidated damages.  If we decide to redeem a Debenture, we are required to provide notice to a holder within one trading day of the end of the redemption measurement period and to redeem the Debenture 20 trading days after the date we deliver the notice.  We may only redeem the Debentures if the equity conditions, described below, have been met on each trading day from the date of the notice to the date we redeem the Debentures and that the trading volume requirement is met during the redemption measurement period through the date we redeem the shares.   Before a holder receives payment for the redemption from us, the holder may voluntarily convert the Debenture at the then conversion price.

As discussed above, the redemption of the Debentures and the occurrence of certain other events, are subject to a requirement that certain equity conditions (“equity conditions”) have been met, as follows: (i) the registration statement covering the resale of the shares underlying the Debentures and Series D Warrants is effective permitting a holder to utilize the registration statement to resell its shares, (ii) we have honored all conversions and redemptions of a Debenture by the holder, (iii) we have paid all liquidated damages and other amounts due to the holder, (iv) our stock is traded on the OTC Bulletin Board or other securities exchange and all of the shares upon conversion or exercise of the Debentures and Series D Warrants are listed for trading, (v) we have sufficient authorized but unreserved shares of our common stock to cover the issuance of the shares upon conversion or exercise of the Debentures and Series D Warrants, (vi) there is no event of default under the Debentures, (vii) the issuance of the shares would not violate a holder’s 4.99% or 9.99% ownership restriction cap, (viii) we have not made a public announcement of a pending merger, sale of all of our assets or similar transaction or a transaction in which a greater than 50% change in control of Guardian may occur and the transaction has not been consummated, (ix) the holder is not in possession of material public information regarding us, and (x) the daily trading volume of our shares for 20 consecutive trading days prior to the applicable date exceeds 100,000 shares.

The Debentures contain a limitation on the amount of Debenture that may be converted at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the Debenture.  This limitation may be waived upon 61 days’ notice to us by the holder of the Debenture permitting the holder to change such limitation to 9.99%.

We have agreed to compensate a holder of a Debenture in the event our transfer agent fails to deliver shares upon conversion of the Debentures within three trading days of the date of conversion and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.

If certain events of default occur under the Debentures, holders could accelerate the due date of the interest and principal due under the Debentures, and we may become obligated to pay all costs, expenses and liquidated damages due under the Debenture plus an amount equal to the greater of (i) 120% of the principal and interest due under the Debenture and (ii) the outstanding principal amount of the Debenture and accrued interest divided by the conversion price on the date the amount is due or paid, whichever is higher, multiplied by the VWAP for our shares on the date of demand or payment, whichever is higher.

The $2,575,000 in principal amount of Debentures to be issued at the second closing will be on the same terms as the Debentures issued in the first closing.  The second closing is subject to the bring down of representations and warranties, that there shall have been no material adverse effect regarding our financial condition, the legality or validity of our agreements with investors or our ability to perform our obligations under our agreements with investors, that trading in our common stock shall not have been suspended by the SEC or the OTC Bulletin Board, that trading in securities as generally reported by Bloomberg LP shall not have been suspended or limited, that no banking moratorium shall have been declared by either the United States or New York authorities, or that other material adverse changes in the financial markets shall not have occurred.  However, we can provide no assurances that the conditions for the second closing will be met.

The Series D Warrants are exercisable at a price of $1.15634 per share during the five year period following the date they first become exercisable.  The exercise price may be adjusted under anti-dilution and price re-set provisions contained in the Series D Warrants.

One-half of the Series D Warrants became exercisable on the date of the first closing on November 8, 2006, and the remaining one-half of the Series D Warrants will become exercisable upon payment of the subscription amount due from investors at the second closing.  If we do not receive the subscription proceeds from an investor at the second closing, we may cancel the remaining one-half of the Series D Warrants.

The Series D Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the Series D Warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Series D Warrants or (ii) at any time after four years following the date the Series D Warrants were issued.

The Series D Warrants contain a limitation on the amount of Series D Warrants that may be exercised at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the warrants.  This limitation may be waived upon 61 days’ notice to us by the holder of the Series D Warrants permitting the holder to change such limitation to 9.99%.

At any time after the effective date of the registration statement covering the resale of the shares to be issued upon conversion or exercise of the Debentures and Series D Warrants, we may call for cancellation up to 75% of the Series D Warrants if: (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, and (iii) the holder is not in possession of material nonpublic information regarding us.  We are required to give notice of cancellation to the holders within one trading day of the end of the measurement period. The Series D Warrants covered by the call notice will be cancelled effective 30 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Series D Warrant during the measurement period.

The conversion price of the Debentures and the exercise price of the Series D Warrants or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants are subject to adjustment in the event of a stock dividend, stock split, subdivision or combination of our shares of common stock, reclassification, sales of our securities below their then conversion or exercise price, a subsequent rights offering, or a reclassification of our shares.

Also, if we effect a merger or consolidation with another company, we sell all or substantially all of our assets, a tender offer or exchange offer is made for our shares, or we effect a reclassification of our shares or a compulsory share exchange, a holder that subsequently converts its Debenture will be entitled to receive the same kind and amount of securities, cash or property as if the shares it is entitled to receive on the conversion had been issued and outstanding on the date immediately prior to the date any such transaction occurred.

We are not required to make an adjustment to the conversion or exercise price or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants under the anti-dilution provisions related to an “exempt issuance,” which is defined as: (A) any stock or options that are issued under our stock option plans or are approved by a majority of non-employee directors and issued (i) to employees, officers or directors or (ii) to consultants but only if the amount issued to consultants does not exceed 400,000 in a 12 month period, (B) securities issued under the Debentures or Series D Warrants, (C) shares of common stock issued upon conversion or exercise of, or in exchange for, securities outstanding on the date we entered into the securities purchase agreement, (D) the issuance of the Midtown placement agent’s warrants or the shares underlying the placement agent’s warrants, or (E) the issuance of securities in an acquisition or strategic transaction approved by our disinterested directors.

Also, if certain milestones are not met, the conversion price of the Debentures and exercise price of the Series D Warrants may be re-set.

We agreed with purchasers of our Debentures and Series D Warrants (“purchasers”) that we would use our best efforts to file a registration statement under the Securities Act within 45 days of the first closing to permit the public resale by purchasers of the shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Warrants, including the shares of our common stock underlying the Debentures to be issued at the second closing.  We are required to keep the registration statement effective until the earlier of either the date all shares underlying the Debentures and Series D Warrants have been sold or such shares are eligible for resale under Rule 144(k), but no later than four years after the effective date of the registration statement.

We are required to register a number of shares of our common stock equal to 130% of the shares underlying the Debentures and the Series D Warrants.

We are required to pay a penalty if the registration statement is not declared effective on or before April 7, 2007.  The amount of the penalty is 1% of the purchase price paid by each investor for each 30 day period or part thereof that the registration statement is not effective subject to a 6% cap thereon.

We granted to each purchaser of the Debentures and Series D Warrants the right to participate in any offering by us of common stock or common stock equivalents until the later of (i) 12 months after the effective date of the registration statement and (ii) the date a purchaser holds less than 20% of the principal amount of the Debenture the purchaser originally agreed to purchase, except for an exempt issuance or an underwritten public offering of our common stock.  Purchasers may participate in such an offering up to the lesser of 100% of the future offering or the aggregate amount subscribed for under the securities purchase agreement by all purchasers.

Until 90 days after the effective date of the registration statement covering the resale of the shares underlying the Debentures and Warrants, we are prohibited from issuing shares of our common stock or common stock equivalents except for an exempt issuance or for the securities contemplated by the securities purchase and other transaction documents.

Also, for three years after the date we entered into the securities purchase agreement, we are prohibited from engaging in any transactions in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to re-set unless the transaction is (i) approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or (ii) no purchaser then holds more than 20% of the principal amount of the Debentures originally purchased in the offering.

Until November 7, 2007, we are prohibited from effecting a reverse or forward stock split or reclassification of our common stock except as may be required to comply with the listing standards of any national securities exchange. Moreover, for one year after the effective date of the registration statement, we have agreed to exchange the securities issued in the offering for securities issued in a subsequent offering, except for shares issued in an exempt issuance or an underwritten public offering.

The securities purchase agreement also contains representations and warranties of both us and purchasers, conditions to closing, certain indemnification provisions, and other customary provisions.

Midtown Partners & Co., LLC acted as placement agent for the financing pursuant to the terms of a Placement Agent Agreement, dated July 14, 2006, between us and Midtown.  At the first closing, we paid or issued the following compensation to Midtown for its services as placement agent in connection with the offering: (i) sales commissions in the amount of $180,250; (ii) non-accountable expense reimbursement and legal fees of $30,000 of which $10,000 was paid prior to closing, (iii) placement agent’s warrants to purchase an aggregate of 623,520 shares (one half of the Midtown placement agent’s warrants are exercisable commencing on the date of issuance and the remaining one-half become exercisable upon payment of the subscription amounts due at the contemplated second closing - “second closing placement agent warrants”).  However, we may cancel the portion of the second closing placement agent warrants attributable to any purchaser who fails to deliver its subscription amount due at such contemplated second closing. The Midtown placement agent’s warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the Debenture and Warrant offering.

We agreed to reimburse $30,000 for certain legal expenses of Midtown, of which we paid $10,000 prior to closing.  Also, we agreed to reimburse the legal fees of one of the investors in the amount of $10,000.  These expenses were offset against Midtown Partners & Co., LLC’s non-accountable expense reimbursement.

Proceeds of the offering were to be used for the purpose of hiring new business development personnel, research and development, registration expenses, repaying $100,000 in loans made to us by Mr. Michael W. Trudnak, our Chairman and CEO, and for general working capital purposes.  In connection with the transaction, Mr. Trudnak agreed to amend certain loan agreements with us pursuant to which he had previously loaned to us an aggregate of $402,000.  Mr. Trudnak agreed to extend the date the principal amount is due under such loans until May 31, 2007; however, $100,000 of the principal amount of Mr. Trudnak’s April 21, 2006 loan is due upon our raising $2,500,000 from the closing on sale of our securities after November 6, 2006, and was paid immediately  following the first closing of the financing, and the remaining balance of such loans will be paid upon our raising an aggregate of $5,000,000 from the closing on sale of our securities after November 6, 2006.

The securities, including certain securities issued to Midtown, were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional Capital.

We will require additional capital during the fiscal year ending December 31, 2007, to implement our business strategies.  This additional capital may be raised through additional public or private financings, borrowings, or other available resources.

To the extent that additional capital is raised through the sale of our equity or equity-related securities of our subsidiaries, the issuance of our securities could result in dilution to our stockholders.  No assurance can be given that we will have access to the capital markets in the future, or that financing will be available on terms acceptable to satisfy our cash requirements or to implement our business strategies.  If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial condition could be materially and adversely affected.  We may be required to raise substantial additional funds through other means.   We have not begun to receive material revenues from our commercial operations associated with the software products.  We are spending approximately $400,000 per month on operations, the continued development of our PinPoint product, and marketing and sales activities.  Management believes that we will require approximately an additional $5 million in financing to support current operations for the twelve month period ending December 31, 2007. Management is seeking to raise additional capital through one or more equity or debt financings and is in discussions with certain investment banks with regard thereto.  We cannot assure our stockholders that our technology and products will be commercially accepted or that revenues will be sufficient to fund our operations.  If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products.

Financial Condition and Going Concern Uncertainties

As of December 31, 2006, we have generated limited revenue and have incurred losses from operations.  In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations which, in turn, is dependent upon our ability to meet our financial requirements, raise additional capital, and the success of our future operations.

We have relied upon equity and debt financings to effect acquisitions of strategic assets, to continue our operations, and to develop, test, and market our products. Unless we are able to generate sufficient revenues to support operations in the near future, we may require additional capital to fund operations and to implement our business strategies. We cannot assure our stockholders that our technology and products will be commercially accepted or that revenues will be sufficient to fund our operations.

In view of the foregoing, from time to time, management may be required to seek additional capital through one or more equity or debt financings in the event that the cash on hand, the proceeds from the convertible debenture and warrant financing that closed in November 2006 (including expected proceeds from the contemplated second closing of the convertible debenture financing), collections from customers, and sales of our products do not provide sufficient cash to fund operations.    If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products.  If we raise additional capital through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our current stockholders.  No assurance can be given that we will have access to the capital markets in the future, or that financing will be available on terms acceptable to satisfy our cash requirements or to implement our business strategies.  If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial condition could be materially and adversely affected. We may be required to raise substantial additional funds through other means.   We have not begun to receive material revenues from our commercial operations associated with the software products.  Moreover, as more fully described in the foregoing sections of this filing, under the terms of the recent convertible debenture and warrant financing, we may not be able to issue additional shares of our common stock or common stock equivalents (except for certain exempt issuances) until 90 days after the effective date of our registration statement to be filed in connection with such financing or, for up to three years following the second contemplated closing of the convertible debenture and warrant financing, engage in certain financings in which the conversion, exercise, exchange rate or other price of the securities is based upon the trading price of our securities after the date of issuance of such securities.  These provisions may limit our ability to raise additional financing through the issuance of common stock or common stock equivalents during such period such restrictions are effective.

Our independent registered public accounting firm’s reports on the consolidated financial statements included in our annual reports on Form 10-KSB for the year ended December 31, 2004, and in our annual report on Form 10-K for the years ended December 31, 2005 and 2006, contained an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

During the period of January 1, 2006 through December 31, 2006, we have raised approximately $4,515,491 (net of investment fees and expenses) from the sale of equity and equity-based securities, including the exercise of employee stock options, and from issuing convertible debt.   In addition, we received during the year a total of $402,000 from an executive officer as noninterest bearing loans.   On November 10, 2006, Mr. Trudnak extended the due dates of such loans to May 31, 2007, except that $100,000 of the April 21, 2006, loan becomes due upon our raising $2,500,000 in financing after November 6, 2006, and the remaining amount of such loans become due upon our raising an aggregate of $5,000,000 in financing after November 6, 2006, and prior to May 31, 2007.  Following the first closing of our Debenture and Series D Warrant financing on November 8, 2006, we repaid the $100,000 in principal amount of the April 1, 2006, loan to Mr. Trudnak.  As of the date of this report, we owed to Mr. Trudnak an aggregate of approximately $302,000.  Also, commencing April 7, 2006, various executives and a consultant voluntarily deferred payment of their salaries until such time as to be determined.  The deferral amount as of December 31, 2006 for the executives and a consultant is $659,020.

Management believes that the cash balance of $737,423 at December 31, 2006, collections during the first quarter of 2007 from outstanding receivables, to be sufficient to support operations, absent cash flow from revenues, until approximately March 2007.  We expect to receive additional gross proceeds of approximately $2,575,000 at the contemplated second closing of convertible debenture financing to be held upon the effectiveness of a registration statement registering, under the Securities Act, the resale of the shares underlying the convertible debentures and warrants issued at such closings.

Currently, we are spending approximately $400,000 per month on operations, the continued development of our PinPoint product, and marketing and sales activities for FlowPoint.  For the twelve month period ending December 31, 2007, management believes that we will require approximately an additional $2,700,000 beyond the $2,575,000 of gross proceeds (proceeds after estimated fees and expenses of $256,000 related to the financing, and payment of certain accounts payable and accrued liabilities of approximately $931,000 approximates $1,400,000) from the second closing of the November 2006 convertible debenture financing, and before any additional revenue from operations.  In addition, management is in the process of identifying areas of potential reduction in current operating costs.  Although there can be no assurance, as discussed above, management will seek to meet such cash needs from one or more additional equity or debt financings.  There can be no assurance that we will be successful in our efforts to raise such additional equity or debt financing or on terms satisfactory to us.

CONSOLIDATED RESULTS OF OPERATIONS

Fiscal 2006 as Compared with Fiscal 2005

Net Revenues.  Net revenues from operations in Fiscal 2006 were $488,111, an increase of approximately 12.9%, or $55,925, as compared to Fiscal 2005.  Net revenues were derived from the sale of the FlowPoint product and software maintenance fees.  Net revenues for Fiscal 2005 were $432,186.

Cost of Sales.  Cost of sales for Fiscal 2006 was $673,494 (138.0% of net revenue) versus Fiscal 2005 of $805,503 (186.4% of net revenue), a decrease in costs of approximately $132,009, or 236.0% of the $55,925 net revenue increase.  Cost of sales for the period includes fixed expense for the amortization of the Wise intangible asset for developed software of $461,836 in Fiscal 2006 and $409,779 in Fiscal 2005.  The increase is due to currency fluctuations in the British pound versus the US dollar.  Other costs for Fiscal 2006 of $211,658 and in Fiscal 2005 of $395,724 represent expenses for purchased equipment and supplies for customers, installation labor and travel costs. The decrease in costs is due to lower equipment and material costs for Fiscal 2006.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for Fiscal 2006 decreased $4,215,939, or 32.9%, to $8,589,899, as compared to $12,805,838 for the comparable period in Fiscal 2005.  The table below details the components of selling, general and administrative expense, as well as the dollar and percentage changes for the twelve months ended December 31.

Category	Twelve Months Ended December 31
	2006	2005	$ Change	% Change

Payroll and related costs	$3,635,984	$3,283,028	$352,956	10.8
Professional fees	1,607,980	1,800,235	(192,255)	(10.7)
Research and development costs	994,569	858,218	136,351	15.9
Insurance costs	391,693	339,958	51,735	15.2
Rent - building and equipment	291,091	335,006	(43,915)	(13.1)
Travel and related	231,568	424,287	(192,719)	(45.4)
Miscellaneous expenses	434,897	474,717	(39,820)	(8.4)
Depreciation and amortization	140,073	93,520	46,553	49.8
Stock-based compensation	862,044	5,196,869	(4,334,825)	(83.4)
Total	$8,589,899	$12,805,838	$(4,215,939)	(32.9)

Salary, commissions, benefits and related costs increased approximately $352,956 (10.8%).  The increase is due to greater salary cost of $369,097 (12.7%) in response to a higher level of technical staff, and lower overall employee benefits and taxes of $16,141 (4.2%).

Professional fees include legal, accounting, stock transfer agent, SEC filing, and general consulting fees.  Professional fees decreased for Fiscal 2006 by approximately $192,255 (10.7%) due to: (i) a decrease of $185,113 (35.9%) in legal fees; (ii) a decrease of $215,294 (20.2%) in technical consultants by shifting the activities in-house; (iii) an increase of $176,641 (114.7%) in accounting fees as a result of the 2005 SEC review and restatement of our consolidated financial statements for the years ended December 31, 2003 and 2004, and for each of the quarterly periods in the nine months ended September 30, 2005; and (iv) an increase in various other outside services of $31,511 (33.5%).

Research and development (R&D) costs increased in Fiscal 2006 by $136,351 (15.9%), due to initiating research activities for the Medical Computer Aided Diagnosis (CAD) project.  R&D costs for PinPoint were $879,569 and $115,000 for the Medical CAD project.

We incurred insurance costs of $391,693, or a $51,735 (15.2%) increase over Fiscal 2005.

Rent expense for building and equipment decreased $43,915 (13.1%) to $291,091 in Fiscal 2006.  The reduction is due to lower building rent expense of $17,900 and lower equipment rental of $26,015.

Travel and related expense in selling, general, and administrative for the Fiscal 2006 of $231,568, compares to the same period for Fiscal 2005 of $424,287, or a decrease of $192,719 (45.4%).  The reduction in frequency of travel in all selling and administrative areas is because of establishing a distributor network system during Fiscal 2006.

Miscellaneous expense for the current year of $434,897 compares to the same period for Fiscal 2005 of $474,717, or a decrease of $39,820 (8.4%).  Fiscal 2006 includes a provision for doubtful accounts of $103,033 versus no provision in the same period of 2005, offset by a reduction in marketing and trade show costs of $130,896 and other miscellaneous expense reduction of $11,957.

Depreciation and amortization expense in selling, general, and administrative for Fiscal 2006 of $140,073 compares to the same period for 2005 of $93,520, or an increase of $46,553 (49.8%).  The additional expense is due to capital expenditures during the course of Fiscal 2005 for computer and office equipment to meet our expanded staffing level and a full year amortization in Fiscal 2006 versus the same period in Fiscal 2005.

Stock-based compensation, which represents a non-cash expense category, is the amortization of the estimated fair value of stock-based compensation to employees and consultants in lieu of cash compensation.  During Fiscal 2006, we recognized an expense associated with employee stock option compensation of approximately $495,143 and approximately $366,901 of consulting expense.  During the same period of Fiscal 2005, we recognized stock-based compensation expense for employees of $1,540,025 and consultants of $3,656,844.  The decrease in stock-based compensation for employees of $1,044,882 (67.8%) represents the impact of accelerating in the fourth quarter of 2005 the expense of key management and staff hiring incentives using stock options.  Therefore, no amortization expense was carried forward into Fiscal 2006.  The decrease in stock-based compensation expense for consultants of $3,289,943 (90.0%) reflects the end of the amortization period in the second quarter of 2005 for retention consulting arrangements after the reverse acquisition in June 2003.  Also, there was less dependency on stock-based compensation in 2006 for employees and consultants.

The employee stock option expense recorded in Fiscal 2005 represents the amortized value of the stock options in excess of their estimated fair value at the date of grant.  Whereas the employee stock option expense in Fiscal 2006 represents the amortization of the Black-Scholes fair value as outlined above in accordance with the use of SFAS 123(R) “Accounting for Stock-Based Compensation,” effective January 1, 2006.  SFAS 123(R) requires all share-based payments to employees or to non-employee directors as compensation for service on the Board of Directors, to be recognized as compensation expense in the consolidated financial statements based on the estimated fair values of such payments amortized over the estimated service period to vesting.  Consulting expense for stock-based compensation to consultants is based on the fair value of the stock compensation, as remeasured on each reporting date, and amortized over the service period.

Interest Income (Expense).  Interest income from interest-bearing accounts decreased approximately $13,497 (42.6%), to $18,212 for Fiscal 2006.  The decrease is attributed to a lower average daily cash balance in interest-bearing accounts during Fiscal 2006, as a result of a decrease in funds due to lower proceeds from the issuance of common stock, exercise of stock options and warrants and convertible debt during Fiscal 2006 than in Fiscal 2005 to cover operating expenses.  Current year interest expense of $1,334,555 includes $101,082 for accrued interest,  $644,192 for the amortization of debt discount associated with the August/September note financing, and the November convertible debentures $560,616 for the fair value of the embedded conversion feature in the warrants, and $28,665 for amortization of deferred financing costs for the November convertible debenture financing.

Net Loss and Net Loss per Share.  Net loss for Fiscal 2006 was $10,093,879, compared to Fiscal 2005 of $13,147,446, or a decreased net loss of approximately $3,053,567 or 23.2%.  Net loss per share for Fiscal 2006 was $0.30, versus Fiscal 2005 of $0.43, based on weighted average shares outstanding of 33,914,850 and 30,563,516 respectively.   The categories effecting net loss for Fiscal 2006 versus the Fiscal 2005 are associated with: (i) lower stock-based compensation expense for employees and consultants by $1,044,882 and $3,289,943 respectively; (ii) decreased cost of sales by $132,009; (iii) increased revenue by $55,925; (iv) increase in net interest expense of $1,334,555; and (v) increase in operating expenses (other than stock-based compensation) of $118,886.

Fiscal 2005 as Compared with Fiscal 2004

Revenues.  Net revenues from operations in Fiscal 2005 were $432,186, an increase of approximately 328.0%, or $331,198, as compared to 2004.  Net revenues were derived from the sale of the FlowPoint product and software maintenance fees.  Net revenues for Fiscal 2004 were $100,988.

Cost of Sales.  In Fiscal 2005, cost of sales were $805,503 versus Fiscal 2004 of $2,468,955, a decrease of approximately $1,663,452, or 67.3%.  Fiscal 2005, included full year amortization expense for the Wise intangible asset for developed software of $456,258, versus Fiscal 2004 of $197,278, and purchased equipment for customers in Fiscal 2005 of $289,873 in support of two (2) installations for FlowPoint, versus Fiscal 2004 of $11,296.  Fiscal 2004 also included amortization for the DEVision intangible asset purchased software of $761,650, and an impairment write-off for the balance of the DEVision software of $1,498,731.  Other costs for fiscal 2005, include installation labor and other expenses of $59,372.  There were no installation labor costs or other expenses for Fiscal 2004.

Selling, General and Administrative Expenses.  Selling, general and administrative (SG&A) expenses in Fiscal 2005 were $12,805,838 compared to $25,844,553 in Fiscal 2004, a decrease of $13,038,715 or 50.5%.

Category	Twelve Months Ended December 31
	2005	2004	$ Change	% Change

Payroll and related costs	$3,283,028	$2,114,831	$1,168,197	55.2
Professional fees	1,800,235	1,057,071	743,164	70.3
Research and development costs	858,218	740,566	117,652	15.9
Insurance costs	339,958	50,723	289,235	570.2
Rent - building and equipment	335,006	187,291	147,715	78.9
Travel and related	424,287	193,905	230,382	118.8
Miscellaneous expenses	474,717	170,847	303,870	177.9
Depreciation and amortization	93,520	31,572	61,948	196.2
Stock-based compensation	5,196,869	21,297,747	(16,100,878)	(75.6)
Total	$12,805,838	$25,844,553	$(13,038,715)	(50.5)

Salaries and other salary-related expenses for Fiscal 2005 were approximately $3,283,028 compared to $2,114,831 in Fiscal 2004, an increase of $1,168,197 (55.2%) due to: (i) additional staffing as a result of the acquisition of Wise Systems, Ltd. in July 2004, with a full year impact in Fiscal 2005; and (ii) increased staffing to meet the technical work demands as we have expanded.  Professional fees, including legal, accounting, and consulting services for Fiscal 2005 were $1,800,235, compared to $1,057,071 in Fiscal 2004, an increase of approximately $743,164 (70.3%), to augment our internal technical staff for $631,855 of such increase for fees paid to outside consultants, with expertise in specific areas.  Research and development expenses were $858,218 in Fiscal 2005, compared to $740,566 in Fiscal 2004, an increase of $117,652 (15.9%) was comprised of staff and consultancy costs increases.  Our research and development expenditures for development of PinPoint were $858,218 in Fiscal 2005 and $722,829 in Fiscal 2004.  Insurance costs for 2005 of $339,958 increased $289,235 (570.2%), for a full year of business and professional liability insurance.  Rental expense for office space and equipment, increased in Fiscal 2005 to $335,006, compared to Fiscal 2004 of $187,291, or an increase of $147,715 or 78.9%.

SG&A expense also includes travel and related expense in Fiscal 2005 of $424,287, an increase of $230,382 (118.8%) over Fiscal 2004 of $193,905, as the company expanded internationally.  Miscellaneous expenses for Fiscal 2005 were $474,717, compared to $170,847 in Fiscal 2004, an increase of $303,870 (177.9%), due to increased marketing and tradeshows expense of $131,981 and Depreciation and amortization charge for Fiscal 2005 of $93,520 and Fiscal 2004 of $31,572 or an increase of $61,948 or 196.2%.  The additional expense is due to capital expenditures during the course of the year for computer and office equipment to meet our expanded staff level, and a full year impact of the Wise Systems acquisition of equipment on July 27, 2004.

We adopted an Amended and Restated 2003 Stock Incentive Plan to provide an incentive for employee performance and to align employee compensation with our success.  The cost of the employee compensation program is expensed in selling, general and administrative.  The expense was $1,540,025 in Fiscal 2005, a decrease of approximately $4,168,931 (73.0%), compared to $5,708,956 in Fiscal 2004.  In addition, as a strategy for maximizing working capital, we have elected to compensate certain outside consultants in common stock rather than cash.  At the end of each reporting period, we re-measured the unearned portion of the stock compensation.  The amortization for the value of stock compensation to outside consultants for Fiscal 2005 was $3,656,844, compared to $15,588,791 in Fiscal 2004, a decrease of $11,931,947 (76.5%).  Fiscal 2004 represents a full year amortization for stock based compensation for outside consultant contracts initiated in the second and third quarters of 2003, and generally had a 24 months vesting period.

Interest Expense.  There was no interest expense for Fiscal 2005 compared to Fiscal 2004 of $1,027,560.  Interest and note discount expense in Fiscal 2004 of $1,013,397 was related to the December 2003 bridge note.  The bridge note was converted to our common stock on April 28, 2004.  The balance of the interest expense in Fiscal 2004, of $14,163, was related to the acquisition of Wise Systems in July 2004.

Net Loss and Net Loss per Share.  Net loss for Fiscal 2005 was $13,147,446, compared to Fiscal 2004 of

$29,220,176, or a decreased net loss of approximately $16,072,730 or 55.0%.   Net loss per share for Fiscal 2005 was $0.43, versus Fiscal 2004 of $1.45, based on weighted average shares outstanding of 30,563,516 and 20,086,795 respectively.   The major categories of decreases in net loss for Fiscal 2005 are associated with: (i) lower stock-based compensation expense for employees and consultants by $4,168,931 and $11,931,947 respectively; (ii) decreased cost of sales by $1,663,452; (iii) increased revenue by $331,198; (iv) decrease in interest expense of $1,027,560; and (v) offset somewhat by increases in labor and related cost of $1,168,197, increase in the use of outside consultants by $743,164, and $147,715 higher rent expense in support of the increased staffing levels.

Contractual Obligations and Commitments.  The following table summarizes scheduled maturities of our contractual obligations for which cash flows are fixed and determinable as of December 31, 2006.

Category	Payments Due in Fiscal
	Total	2007	2008	2009	2010	2011	Thereafter

Short-term borrowings	$1,100,000	$1,100,000	$-	$-	$-	$-	$-
Long-term debt	2,575,000	-	2,575,000	-	-	-	-
Interest payments (1)	504,285	281,118	223,167	-	-	-	-
Operating lease commitments (2)	899,245	276,566	267,291	267,291	88,097	-	-
Unconditional purchase obligations (3)	-	-	-	-	-	-	-
Total contractyual obligations	$5,078,530	$1,657,684	$3,065,458	$267,291	$88,097	$-	$-

(1) Projected interest on short and long-term debt.
(2) Total rental expense included in the accompanying consolidated statements of earnings was $291,091 in fiscal 2006, $335,006 in fiscal 2005, and $187,291 in fiscal 2004.

(3) The company currently does not have any outstanding unconditional purchase obligations.  They would though include inventory commitments, future royalty, consulting agreements, other than month-to-month arrangements, or commitments pursuant to executive compensation arrangements.

In addition to the above obligations, we are conditionally obligated to redeem shares related to the acquisition of intellectual property (IP) from Difference Engines.  As of December 31, 2006, and as more fully disclosed in Note 6, Acquisitions, a conditional redemption value of $345,333 was estimated and recorded.

CRITICAL ACCOUNTING POLICIES

In December 2001 and January 2002, the Securities and Exchange Commission (“SEC”) requested that all registrants list their three to five most “critical accounting policies” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.  The SEC defined a “critical accounting policy” as one which is both important to the portrayal of the company’s financial condition and results of operations, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.  We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition.  Revenues are derived primarily from the sublicensing and licensing of computer software, installations, training, consulting, software maintenance and sales of PACS, RIS and RIS/PACS solutions.  Inherent in the revenue recognition process are significant management estimates and judgments, which influence the timing and amount of revenue recognized.

For software arrangements, we recognize revenue according to the AICPA SOP 97-2, “Software Revenue Recognition,” and related amendments.  SOP No. 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.  Revenue from multiple-element software arrangements is recognized using the residual method, pursuant to SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.”  Under the residual method, revenue is recognized in a multiple element arrangement when vendor-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement.  We allocate revenue to each undelivered element in a multiple element arrangement based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.  Specifically, we determine the fair value of the maintenance portion of the arrangement based on the renewal price of the maintenance offered to customers, which is stated in the contract, and fair value of the installation based upon the price charged when the services are sold separately.  If evidence of the fair value cannot be established for undelivered elements of a software sale, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or vendor-specific objective evidence of fair value can be established.

Revenue from sublicenses sold on an individual basis and computer software licenses is recognized upon shipment provided that evidence of an arrangement exists, delivery has occurred and risk of loss has passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured.

Revenue from software usage sublicenses sold through annual contracts and software maintenance is deferred and recognized ratably over the contract period.  Revenue from installation, training, and consulting services is recognized as services are performed.

Cost of goods sold incorporates our direct costs of raw materials, consumables, staff costs associated with installation and training services, and the amortization of the intangible assets (developed software) related to products sold.

Research and Development.  Costs incurred in connection with the development of software products that are intended for sale are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred prior to technological feasibility being established for the product are expensed as incurred.  Technological feasibility is established upon completion of a detail program design or, in the absence, completion of a working model.  Thereafter, as long as no high-risk development issues exist, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value.  Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.  Amortization commences when the product is available for general release to customers.

Valuation of Long-Lived Assets Including Acquired Intangibles.  We review property and equipment and certain identifiable intangible assets for impairment, whenever events or changes in circumstances indicate the carrying amount of such an asset may not be recoverable.  Recoverability of these assets is measured by comparison of their carrying amount to future undiscounted cash flows that the assets are expected to generate.  If such assets are considered to be impaired, the impairment to be recognized in earnings equals the amount by which the carrying value of the assets exceeds their fair estimated value, or net realizable value in the case of software technology.

On December 19, 2003, Guardian purchased certain intellectual property (IP) owned by Difference Engines, including, but not limited to, certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction has been accounted for as an asset acquisition.  The purchase price for these assets has been allocated to acquired intangible assets (software).  As of December 31, 2004, based on net realizable value calculation, the asset was deemed impaired, and we took a $1,498,731 write off, which is reflected in cost of sales.

Impairment of Excess of Purchase Price Over Net Assets Acquired.  We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.”   Under this standard, goodwill is no longer amortized over its useful life, but is tested for impairment on an annual basis and whenever indicators of impairment arise.  Under the provisions of SFAS No. 142, any impairment loss identified upon adoption of this standard is recognized as a cumulative effect of a change in accounting principle.  Any impairment loss incurred subsequent to the initial adoption of SFAS No. 142 is recorded as a charge to current period earnings.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities as of December 31, 2006, 2005 and 2004.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the SEC staff issued Staff Accounting Bulleting No. 108, “Considering the Effects of Prior

Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over methods focuses primarily on the impact of a misstatement on the income statement-including the reversing effect of prior year misstatements-but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. Currently, we use the roll-over method for quantifying identified financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of our financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach,” because it requires quantification of errors under both the iron curtain and the roll-over methods. SAB 108 also permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error corrected through the cumulative adjustment and how and when it arose.  We will adopt the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006.  There was no significant impact on results of operations or financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements" ("SFAS No. 157") to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS No. 157 becomes effective for financial statements issued for fiscal years beginning after November 15, 2007. Currently, we are evaluating the impact of the provisions of SFAS No. 157 on our consolidated financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 establishes a recognition threshold and measurement for income tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 also prescribes a two-step evaluation process for tax positions.  The first step is recognition and the second step is measurement.  For recognition, an enterprise judgmentally determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position.  If the tax position meets the more-likely-than-not recognition threshold it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized.  If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of the position is not recognized in the financial statements.

Tax positions that meet the more-likely-than-not recognition threshold at the effective date of FIN 48 may be recognized or, continued to be recognized, upon adoption of FIN 48.  The cumulative effect of applying the provision of FIN 48 shall be reported as an adjustment to the opening balance of retained earnings for that fiscal year.  FIN 48 will apply to fiscal years beginning after December 15, 2006 with earlier adoption permitted.  We are currently evaluating the impact FIN 48 will have on our consolidated financial statements when it becomes effective for us in fiscal 2007 and are unable, at this time, to quantify the impact, if any, to retained earnings at the time of adoption.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year.  We are currently evaluating the impact of the provisions of SFAS No. 155 on our consolidated financial statements.

OUR BUSINESS

Introduction

We are a technology company that designs and develops “imaging informatics” solutions for delivery to our target markets:  aviation/homeland security and healthcare. We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  We consider our product suite a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

We understand the challenges facing our clients such as staffing shortages, declining revenues, declining reimbursements, integration complexities, information accuracy across systems, and competitive pressures.  We develop our solutions and services to help our clients meet those challenges head on by accelerating their productivity so they can work more efficiently with the same staff.

Each of our target markets share certain common characteristics:

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Each is large, growing, and underserved.

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Each faces significant current and ongoing problems related to exponential data volume growth versus decreasing information quality.

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Each requires new approaches to its challenges, as previous solutions have become less effective.

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Each faces an evolving regulatory environment.

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Each requires sophisticated solutions that build on a common platform that can be easily customized.

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Each requires the ability to derive intelligent, timely, and useful informational value from digital images.

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Most importantly, Guardian’s core competencies and newly developed techniques apply with little modification across all of the market problems we are addressing.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as we develop new or enhanced solutions we expect to expand into other markets, such as military and defense utilizing hyper-spectral technology and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.

Our Business Strategy

Our strategic vision is to position our core technology as the de facto standard for digital image analysis, knowledge extraction, and detection.  Our strategy is based upon the following principal objectives:

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Maintain product development and sales/marketing focus on large, underserved, and rapidly growing markets with a demonstrated need for intelligent imaging informatics.

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Leverage Guardian’s technology, experienced management team, research & development infrastructure, and access to capital to acquire/develop complementary technologies/products.

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Focus our talents on solving highly challenging information problems associated with digital imaging analysis.

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Establish an international market presence through the development of a significant OEM/Reseller network.

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Build and maintain a strong balance sheet to ensure the availability of capital for product development, acquisitions, and growth.

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Acquire other healthcare information companies with product focus, reputation, and market share in the areas of cardiology, pathology, laboratory, orthopedics, and ophthalmology.

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Seek to broaden our investment appeal to large institutions.

To achieve our strategic vision, we are aware of the need to exercise financial and operational discipline necessary to achieve the proper blend of resources, products and strategic partnerships.  These efforts will accelerate our ability to develop, deploy and service a broad range of intelligent imaging informatics solutions directly to our target markets and indirectly through OEM/value added reseller (“VAR”) partners.

Our Acquisition Strategy

Acquisitions are a key component of our overall business strategy.  We have developed a bifurcated strategy that focuses the underlying goals on each of our two target marketplaces: aviation/homeland security and healthcare.  Always at the nucleus will be our core technologies in “intelligent imaging informatics.”  While our overriding general strategies are to develop new products/technologies, new clients, new markets, or additional revenue base, we have explicit strategies, as follows:

Security

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Leverage PinPoint technologies into new market opportunities

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Expand PinPoint capabilities through new technologies

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Expand breadth of product/service offerings to existing clients

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Position Guardian as the leading provider of imaging solutions for security/defense/military applications

Healthcare

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Leverage PinPoint detection capabilities to develop a computer-aided detection solution for the analysis of medical imagery and the identification of disease or medical anomalies

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Expand our healthcare information systems into cardiology, pathology, laboratory, orthopedics, oncology, and ophthalmology markets

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Position Guardian as the leading provider of imaging solutions for all healthcare modalities

There can be no assurance that we will be successful in implementing our acquisition strategy, that we will be able to identify any acquisition target, that we will have sufficient cash to effect any acquisition, or that we will be able to effect any acquisition upon terms satisfactory to us.

Our Products

Our Core Technology- 3i Engine

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper-spectral imagery.  To date, the technology has been tested in the area of threat detection for baggage scanning at airports.  However, varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to, or greater than, those currently achieved in baggage scanning.

While the security/defense/military marketplace has absorbed the majority of our research and development activities, the healthcare marketplace may represent the larger opportunity.  Our research scientists have performed preliminary development activities in the areas of mammography, oncology, and ophthalmology with exceptional results.

 As our research and development area grows in headcount and specific medical expertise, we will be able to fully utilize the pioneering and diverse capabilities of our technology to assist physicians in the detection of previously undetected diseases and medical anomalies in all digital imaging examinations.

Our Principal Products

Our principal products are:

Aviation/Homeland Security Technology Solution - PinPoint

Combining proprietary technology platforms in imaging and knowledge extraction, we have developed an “intelligent imaging informatics” solution, PinPoint, that can identify threat items; notify screeners of the existence of threat items; speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items).

Our objective is to become the leading provider of contraband detection systems worldwide and to extend our technology expertise to address broader applications for detection. Specific elements of our growth strategy are to enhance our technological leadership, expand our sales and marketing organization, leverage our detection technology expertise to enter new markets for detection, and selectively pursue strategic relationships and acquisitions.

In summary, the principal features of our PinPoint product are as follows:

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Intelligent imaging informatics technology for the detection of guns, explosives, and other threat items at airport baggage areas.

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Operates on a UNIX platform, contains an application interface for ease of use and connectivity, and is hardware agnostic.

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Two utility patents and eleven provisional patents have been filed on the underlying technology.

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Independently tested to high levels of reliability.  Outperformed current technologies by increasing detection rates and lowering false positives (current performance data based on reports by industry experts).

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Multi-process application built on a foundation of algorithms, image filters, statistics, and physics.

We believe PinPoint has not reached technological feasibility as certain high-risk development issues are not addressed until PinPoint is integrated with manufacturers’ scanning equipment.  An extended alpha version (test version beyond internal testing) working model of PinPoint was completed and delivered to East Lin Group, Tarcusskaya Street, 8A, Moscow, Russian Federation on November 14, 2005, and a live environment test of PinPoint was conducted at Domodedevo Airport in Moscow.  PinPoint is available for sale to customers; however no sales are anticipated until we are able to seamlessly integrate with the manufacturers’ scanning equipment.

The “intelligent imaging informatics” engine, which serves as the foundation for the PinPoint product, adapts readily to the analysis and detection of objects of interest across divergent digital sources:  still images, video, and hyper-spectral images.  The 3i technology platform can be deployed across many automated detection applications:  cargo scanning, body scanning, military target acquisition, healthcare disease detection and anomaly identification, and to perform satellite remote sensing ground surveys.  Our research and development activities to adapt our 3i technology to many of these detection applications have already commenced.  Most of the fundamental ‘ground truths’ associated with baggage scanning hold true for body scanning; however, the hardware technology for body scanning is not as advanced as the baggage scanners due to their potential physical impact on humans.  Our research and development work has also included, on a preliminary basis, the development of 3i technology for deployment in the hyper-spectral environment.  One such use within the hyper-spectral environment would be a military use for target acquisition.

We are also pursuing an additional market opportunity using our 3i platform technology, adding to our detection family of products.  PinPoint "nSight" provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  The technology adds textural and color components to such images, helping bomb investigation technicians to detect threats that would otherwise be unseen by the human eye. The PinPoint nSight product is currently being evaluated at the Federal Bureau of Investigation (FBI) Hazardous Device School at Redstone Arsenal, Alabama. In May 2006, we entered into a Distribution Agreement with Logos Imaging LLC, a manufacturer of portable bomb scanning equipment, with regard to the distribution of PinPoint nSight.  In March 2007, we signed a contract with Logos for the sale of ten licenses of our threat assessment software technology for bomb detection scanners, PinPoint nSight T.

Healthcare Technology Solution - FlowPoint

FlowPoint RIS/PACS is a next-generation adaptive solution for the radiology enterprise that logically integrates images, voice and data.  Via an open systems integration with existing infrastructure, our FlowPoint RIS/PACS solution enables workflow for any third-party, Digital Imaging and Communications in Medicine (DICOM)-compliant PACS and may supplement or replace the PACS with its inherent imaging capabilities to uniquely suit the client requirements, migration strategy, budgets and timeframes.

Our FlowPoint intelligent imaging information system delivers a more personal integrated workflow experience to users via a new breed of smart technologies designed to integrate with and fully service the entire radiology enterprise.  Guardian’s feature-rich web services RIS/PACS solution has been designed to be configurable and scalable to meet their current and future needs.

Our strategic acquisition of Difference Engines in December 2003 provided Guardian with a uniquely designed predictive image compression technology.  We fully integrated our acquired compression technology with the technology of Wise Systems Ltd., a company we acquired in July 2004, to provide Guardian with a product platform which we offer as our FlowPoint product.  See “Our Company – Recent Acquisitions.”

Guardian’s DEVision product increases “lossless,” completely reversible compression ratios compared with competitive products.  Standard techniques can losslessly compress radiology images between 1.5-3 times; DEVision currently averages over 5:1, with a target average of up to 10:1. For image types such as x-ray and mammography, which can be 300MB each, such an improvement creates dramatic cost savings in archiving and reduces network throughput both inside the enterprise and for offsite tele-radiology.

Web services represent an efficient platform on which Guardian builds distributed applications with interoperability as the highest priority. This software architecture provides an easy and economical upgrade path to new features and applications for the continual enhancement of our FlowPoint product’s performance and value.  Our web services approach provides a flexible clinical platform.  FlowPoint’s web services design, which includes Extensible Markup Language (XML), DICOM and Health Level-7 (HL-7), provides an exceptional approach for integrating disparate information systems, optimizing healthcare professionals’ workflow, providing ready access to images, reports and other critical information, and significantly improving the levels of satisfaction for referring physicians and other caregivers utilizing radiology information.

David Smith, Vice President and Research Director for the Gartner Group, had this to say about Web services, "Simple in nature and timely in their emergence, Web services will drive the next generation of software. Web services will serve as an attractive means through which enterprises can gain access to software and business services.  Businesses that ignore its potential, or decide to sit out its early stages will find themselves outpaced by rivals that take advantage of Web services to improve their agility and even to transform themselves into new kinds of enterprises."

Guardian recognizes that radiology healthcare today requires not only an adaptable and efficient technology strategy, but also a flexible financial strategy to meet the needs of a challenging and competitive industry.  To meet these demands, Guardian provides various acquisition programs tailored to our clients’ individual needs.

In summary, the principal features of our FlowPoint products are as follows:

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Radiology Information System (RIS) and Picture Archiving & Communication System (PACS)

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Manages radiology workflow, patient information, treatment history, and billing information

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Manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer

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Software applications developed using Microsoft .NET technology

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Modular structure

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Ease of customization

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Ease of integration to other software applications

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Adapted for use in the United States marketplace

MARKET AND COMPETITION

Aviation Security Screening Products

Market

Initially, management focused its principal development and marketing efforts for our PinPoint product on the market for airport baggage screening technology solutions. However, as discussed further below, and although there can be no assurance, management believes that its PinPoint solution is also capable of being adapted for use in the people portal and cargo screening markets.  The following discussion focuses on the market for baggage screening solutions; however, we have also provided an overview of the potential market for people portal and cargo screening technology solutions, potential future markets for our PinPoint product.

Baggage Screening Market

Security oversight of airports in the United States is overseen by the Transportation Safety Administration (“TSA”) with an annual operating budget in excess of $5 billion.  TSA has the responsibility for over 480 U.S. airports with a combined inventory of baggage scanning equipment (checked baggage area and the carry-on baggage area) in excess of 6,000 scanners.  While exact statistics on the number of scanners deployed in the rest of the world are not readily available, management estimates that the market is four times greater than the U.S.  In addition to baggage scanners, airports worldwide are faced with replacing or supplementing existing metal detectors for passenger processing.

Since the events of September 11, 2001, there has been a major growth surge in the baggage screening industry.  In the decade leading up to 9/11, the U.S. market for baggage screening products and services maintained a steady $400-$600 million per year.  Since 9/11 the industry has reinvented itself almost from the ground up.  The growth in the marketplace for baggage screening products and services arises as a result of the TSA’s need to position itself to accommodate the forecasted growth in demand from 2 billion baggage screening transactions in 2001, to 7.3 billion in 2006 and 17.6 billion in 2010. See Homeland Security Research Corporation (HSRC) report, “2003-2010 Luggage and Large Parcel Screening Market Report.”

Technology is expected to convert the marketplace from a largely services (labor-driven) environment to “technology intensive.”  The current baggage screening technology is a stopgap measure rather than a delivering solution.  By 2006, the fused technologies "checkpoint of the future" will dominate the market.  It will provide multi-threat screening (next generation bombs weapons and weapons of mass destruction). Sectors such as aviation, maritime and mass transit, public gathering sites and government and private sector sensitive sites will spend an accumulated $60 billion on hand-held baggage screening equipment, service and infrastructure during the 2003-2010 period (compared to an accumulated $7 billion during the 1994-2001 period). See Homeland Security Research Corporation (HSRC) report, “2003-2010 Luggage and Large Parcel Screening Market Report.”

Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  The marketplace places a premium on the newest innovations in hardware technology, but fails to realize how a threat detection software solution could possibly succeed.  Because of that fallacy, the marketplace has limited standards for the certification of aviation security products other than bulk explosives detection systems and explosives trace detectors, or ETD, which have been developed around chemical analysis and not image analysis.

Our challenge with our PinPoint product is to establish the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.  Our initial action to meet the challenge was the execution of a Teaming Agreement with Lockheed Martin. Through our joint efforts, we have been able to establish the necessary testing standards and methods. While it remains to be seen if our efforts will result in a TSA certification, we have made material strides in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.  Further, through our contractual relationships with EGC International, BridgeTech International, and Fowler International we have commenced the marketing and sale of PinPoint to the international community.  These relationships are a significant strategic component of our growth strategy as they provide us the sales and marketing reach that we would not otherwise be able to staff or fund.  These relationships have resulted in five opportunities to-date, each requiring an export license for which we have made an application, with three such licenses having been issued by the U.S. Department of Commerce.

During fiscal 2005 and 2006, we successfully completed tests in Moscow, Russia, Caracas, Venezuala and Madrid, Spain.  Management believes that market acceptance of PinPoint in these two markets as a viable threat detection solution will not only enhance our ability to sell worldwide, but it will open additional opportunities for the development of PinPoint as the “intelligent image” analysis solution for areas such as target acquisition, satellite remote sensing, and additional opportunities within aviation security such as people portals and cargo scanning.

The discussion of the market for our PinPoint product focuses on the aviation security industry in the U.S.  Data for markets outside the U.S. are not readily available or may not be reliable.  Guardian is currently teamed with Lockheed Martin to pursue the deployment of PinPoint for U.S. airport security checkpoints.  Management believes that we will generate revenues from PinPoint internationally prior to earning our first U.S. revenues.  The reasoning for this expectation is twofold: (i) we have established/are in the process of establishing Distribution/Reseller Agreements in Russia, China and Taiwan, and Central and South America, and (ii) we are involved in several opportunities for the sale of PinPoint in Russia.

As the global Homeland Security marketplace continues to supply more effective next generation terror mitigation technologies, a much greater amount of funding will flow to procurement of technologies and less for labor.   Homeland Security Research Corp.’s analysis, the 2006 – 2015 Homeland Security & Homeland Defense Global Market forecasts that this trend will lead to a tripling of the global Homeland Security market ($60B in 2006 to $180B in 2015), while the global Homeland Security expenditures (the total amount of money allocated) will only double.

Information regarding the amount of the TSA’s annual budget allocated for the purchase of software solutions that are able to detect threat items at U.S. airports and other similar facilities, such as PinPoint, is not readily discernible from publicly available information or independent research reports. However, management estimates, based upon information derived from the FY 2006 and requested FY 2007 United States Department of Homeland Security (DHS) budget, that the DHS budget allocation for FY 2006 for software solutions that are able to detect threat items at U.S. airports and other facilities, such as PinPoint, was approximately .77% of the DHS’ $41.1B budget, and that the budget allocation for the proposed FY 2007 DHS budget will be approximately 2.25%.  In addition, management estimates that the worldwide market for solutions such as PinPoint is estimated to be approximately twice the United States’ Homeland Security budget.  These estimates have been prepared by Guardian’s management and reflect certain assumptions of such management.  There can be no assurance that these estimates are or will prove to be accurate or that budget allocations or these estimates may not change, based upon changes in government’s budget priorities and other factors.

In addition to the baggage screening market, management expects to target the following additional markets for PinPoint.  Further evaluation and market studies are required in order for a business plan to be developed and the assessment of development efforts necessary before entering the “People Portal” and “Cargo Scanning” markets.

People Portals

Almost every threat that requires people screening is currently monitored by a different system (explosives, weapons, biological, chemical, and nuclear/radiological).  Management believes that today's people screening systems deliver unacceptable performance (high ‘false alarm’ rates, slow processing throughput, continued dependence on human detection, and high transaction costs).  Over a period of 10 years (2001-2010) the total U.S. annual people screening outlay is expected to grow to over 15 times its current size.  Sales of $590 million in 2001 are forecasted to grow to $3.5 billion in 2006 and to $9.9 billion in 2010. The compound annual growth rate is expected to be over 50% for the 2003-

2010 periods. The addressable market of people portals that utilize imaging as its detection methodology is a sub-set, which is estimated at 50% of the entire forecasted market of which management believes PinPoint can address.  See HSRC report, “2003-2010 People Screening Weapon & Explosives Detection Market Report.”

It is management’s belief that the current people portal technology fails to meet the post-9/11 requirements. It is management’s belief that the technology will undergo dramatic technological changes when the multiple-threats "checkpoint of the future" is introduced.  The accumulated U.S. investment in people screening during the 2003-2010 period is expected to be over $50 billion.  During the 2006-2010 periods, over 80% of sales of people portal systems in the US are expected to be for technologies that were not in existence in 2003.  The cost of screening a single person will be reduced by a factor of 10 from $4-$5 per person to under $0.50 for the same procedure.

Cargo Scanning

Currently, less than 1% of worldwide shipped cargo is screened, and even with that small of a sampling the screening is only preformed to identify a limited number of threats, not the entire array of threats (explosives, weapons, biological, chemical and radiological/nuclear). Terrorism threats to disrupt western economies, and regulatory changes driven by the U.S. specifying requirements for cargo shipped into the U.S., are expected to bring dramatic changes in this industry.  Management believes that the ten companies currently active in the field of cargo inspections will have to redesign their systems to meet the post 9/11 threat of weapons of mass destruction.  Through market studies, which the company will undertake before expended significant resources, an assessment of market penetration and developmental requirements we expect will be completed which will clearly identify our PinPoint product introduction into this market.

The aviation sector alone handles more than 60 billion tons of cargo per year, and is growing at a rate of 9% per year.  Total cost of added security for airline cargo alone is forecasted to surpass $2 billion in 2006 in the U.S.  Present airline insurance costs are $6 billion/year, six times higher than their pre 9/11 levels.  See HSRC report, “2003-2010 Cargo Screening Market Report.” A single cargo terror event is expected to drive these costs even higher. The events of 9/11 caught the luggage and large parcel industry by surprise, since this industry was operating on a schedule that required the introduction of proper solutions only by 2025. With existing technologies and budgets, it is impossible to deliver screening for more than a small fraction of luggage and parcels, and even that only at essential and ultra sensitive sites.

Competition

The competition between the manufacturers of baggage (hand-held and small parcel) screening, luggage and large parcel screening, people screening for weapons and explosives detection, container and vehicle screening, and cargo screening is intense.  These same equipment manufacturers represent Guardian’s major competition: AS&E, Smiths-Detection, OSI Rapiscan, GE-InVision, and L3, each of which is better capitalized and has greater marketing and other resources than Guardian.  The competition between manufacturers is intense in view of amounts appropriated by the U.S. Government for threat detection technologies. What is not so obvious is that the manufacturers that once held the largest share of installed base are at risk due to aging and inadequate technology.  Due to the agnostic nature of PinPoint, we believe we can integrate PinPoint with any manufacturer’s scanning equipment.  We believe our technology improves the efficiency of the underperforming hardware and extends the obsolescence of the existing scanning equipment.  Funds previously appropriated for the upgrade or replacement of the in-place scanners could then be redeployed for the acquisition of required technologies such as body scanners or cargo scanners.

The equipment manufacturers in conjunction with software companies and academic institutions are attempting to develop sophisticated solutions to aid in the detection of contraband substances.  To date there has been no known solution developed.  We believe that Guardian’s approach is unique in that it is a non-intrusive adjunct to the current manufacturers’ products.  The enhancement identifies contraband at an accuracy level that is higher than the methodology used today by TSA.

The market for contraband detection systems software is anticipated to become intensely competitive and is characterized by continuously developing technology and frequent introductions of new products and features. We expect competition to increase as other companies introduce additional and more competitive products in the aviation security market and as we develop additional capabilities and enhancements for PinPoint and new applications for our technology. Historically, the principal competitors in the market for explosive detection systems have been GE-InVision, Vivid

Technologies, Inc., EG&G Astrophysics, Smiths-Detection, Thermedics Detection Inc., and Barringer Technologies Inc. Each of these competitors provides aviation security solutions and products for use in the inspection of checked and carry-on luggage.  We expect certain major corporations competing in other markets to enter the aviation security market.

Guardian believes that its ability to compete in the aviation security market is based upon such factors as: product performance, functionality, quality and features; quality of customer support services, documentation and training; and the capability of the technology to appeal to broader applications beyond the inspection of checked and carry-on baggage. Although we believe that PinPoint is superior to our competitors’ products in its detection capability and accuracy, PinPoint must also compete on the basis of price, throughput, and the ease of integration into existing baggage handling systems. Certain of our competitors may have an advantage over our existing technology with respect to these factors.

Healthcare Systems

Market

The market for imaging and radiology technology in the U.S. is highly fragmented and we face competition from other companies that are developing products expected to be competitive with our products. We compete with both large multinational solution providers and smaller companies. Some of our competitors have more capital, longer operating and market histories, and greater resources than we have, and may offer a broader range of products and at lower prices than we offer.  Establishing Guardian as an industry recognized healthcare solution provider and FlowPoint as the “best of breed” solution for radiology information systems (RIS) and picture archiving and communication systems (PACS) will be a long-term effort.

In the U.S., we are concentrating on the radiology marketplace, and more narrowly on free-standing single and multiple site radiology practices and small hospitals (<200 beds). While our technology and services are applicable to other provider specialties, radiology presents a set of unique challenges and opportunities.

According to the American Hospital Association, there are approximately 5,801 hospitals in the U.S.  Approximately one-third have less than 200 beds and according to the American Medical Information, Inc., there are approximately 2,795 major diagnostic imaging centers and more than 5,000 smaller imaging centers in the U.S.  Further, according to market analysts Frost and Sullivan in their 2002 report, less than 30% of our target markets are currently utilizing a PACS to achieve a filmless workflow environment and even fewer have fully integrated RIS/PACS providing a truly filmless environment or paperless workflow.  Industry experts, Frost and Sullivan, estimate the size of the RIS/PACS market to reach 1.8 to 2.2 billion dollars in annual sales by 2007. Professional service revenues are expected to add an additional 150 million dollars in revenue in this growth market. The diagnostic imaging center and small hospital market segments (hospitals < 200 beds) are forecasted to see much of this growth. Approximately 36 % of the hospital and imaging center providers in the U.S. are expected to have integrated RIS/PACS by 2007.  We compete against certain emerging companies who offer segments of the integrated radiology solution through RIS and/or PACS systems.  However, we believe that our integrated web enabled service offerings afford us a competitive advantage over our competitors.

Due to a convergence of improved technology along with the need to communicate over vast distances and the declining prices in hardware associated with providing RIS and PACS, a large segment of the healthcare marketplace is now eager to obtain these services. This historically underserved market now has many more options than the proprietary solutions historically provided by large film and modality vendors and traditional PACS vendors.

Healthcare organizations face increasing regulation and scrutiny by federal, regional and local authorities. Compliance with regulations governing healthcare cost reimbursement, insurance, and administration impose financial burdens on healthcare organizations. Recently, proposed and final regulations published under the Health Insurance Portability and Accountability Act of 1996 have created significant operational challenges to healthcare providers and payers.

There are major challenges facing the modern radiology enterprise; increased pressure to improve quality of care while controlling and reducing health care costs; growing complexity of the practice and delivery of healthcare; growing competition among diagnostic imaging centers, hospitals, medical group practices and outpatient surgical centers for imaging share; severe shortages of trained and qualified personnel; increased demand of an aging population for healthcare and radiological procedures; increased demand for convergence and integration of all types of patient information; increased need to distribute, share and collaborate critical information ubiquitously in the healthcare enterprise and remote centers and required compliance to complex regulations and standards.

Radiology is inexorably moving from film to digital, and this is creating enormous amounts of data that must be catalogued, managed, moved, and archived.  Newer imaging technologies such as CT (computerized tomography) and MRI (magnetic resonance imaging) are digitally incepted (though in practice, reads of these modalities are often done by printing film from the digital image).  Even historically film-based modalities such as general x-ray and mammography are moving toward digital inception. It has not happened as quickly as some people had predicted, but the pace is quickening.

As digital modalities drive radiology toward film-less, the data volumes become huge. For example, a single mammography study is 300 megabytes, and a large center can do hundreds in a day.  A CT or echocardiography study can be 30-50 gigabytes.  In many cases records must be kept for seven years, ten years, or even the lifetime of the patient.

Patient records in radiology are increasingly managed on computers; however, the vast bulk of the radiology archive is still in millions of linear feet of film racks.  Radiology IT systems fall into two broad classes:  picture archiving and communication systems, or PACS, and radiology information systems, or RIS.  The increasing trend is for full integration of PACS and RIS, both at the macro software level, and at the patient record level.

There were approximately 350 million imaging procedures performed in the U.S. in 1998, according to Dr. Bob Bell, R. Bell & Associates in February 2000.  The National Healthcare Statistics Group of HHS estimates total U.S. patient spending on radiology at $75 billion annually, with a 9-12% growth rate.  Capital expenditures on diagnostic imaging equipment are $4.52 billion annually, according to “Economic Analysis of Filmless Radiology,” by Charles Flagle, of which our product FlowPoint is a component.

Competition

We face competition from other providers of radiology information services providers.  The current diagnostic imaging market is highly fragmented.  In this market, it is widely accepted that there is no “one size fits all product” available.  However, there are companies that have or are developing comparable integrated, web-enabled products, for example, Merge, Amicas/Vitalworks, DR Systems, Swearinger, and Ramsoft.

In the area of integrated RIS and PACS workflow applications, there are newly emerging competitors who offer segments of the integrated radiology solution through their RIS and/or PACS to the market targeted by our healthcare division, Guardian Healthcare Systems. Furthermore, some competitors have recently begun integrating and offering RIS and PACS technologies through partnership and acquisition activities.

We believe that the flexible pricing, continued innovation, our commitment to quality and adherence to industry standards and our integrated service offerings will afford us a competitive value proposition. Current RIS/PACS offerings from major competitors such as GE, Siemens, Cerner, and Phillips have major competitive disadvantages, including down market price efficiencies, relative to FlowPoint when addressing the small hospital/freestanding clinic market.   Additionally, certain of our competitors are in the primary business of selling modalities (MR, CT, or nuclear medicine devices) as well as PACS or RIS.  Their sales emphasis is on these larger-ticket items, rather than customer-centric open architecture, such as RIS/PACS.

The Diagnostic Imaging Center and small hospital market is generally quite underserved in healthcare information technology offerings, despite a generally much shorter selling cycle and more obvious “Return on Investment” (ROI) calculation.  In imaging centers, decisions are typically made by the radiologist/partners, without the IT gatekeepers found in larger enterprises.  Also, provable cost savings devolve to the partners themselves, rather than into a general operating budget as in a hospital.

SALES, MARKETING AND DISTRIBUTION

PinPoint Market

We market and sell our PinPoint product through our internal sales force, agents, distributors and consultants.  At the same time, we intend to escalate our efforts with the TSA.  We will work very closely with Lockheed Martin

Distribution Technologies to advance the certification process with TSA. Additionally, we will seek the support of politicians through our lobbying efforts and the support of certain scanning equipment manufacturers.  While TSA certification is not absolutely essential to the acceptance of our PinPoint product, management believes that having TSA certification and a business relationship with the TSA is important to our strategic growth plans as the relationship offers the opportunity to obtain potential sub-contracts for baggage scanning applications and for additional aviation and transportation security contracts. Management remains focused on the ongoing development of PinPoint, particularly with respect to test results.  This focus must be even sharper as we enter the pilot test arena where the duration of the pilot test, the conditions under which the pilot test is conducted, and the definition of success and failure will vary country-by-country.  Market acceptance is key to our future success and there can be no assurance that our PinPoint products will achieve that acceptance.

We entered into a Teaming Agreement with Lockheed Martin Systems Integration (LMSI), described below.  Through our joint efforts with LMSI, we believe we have been able to establish certain testing standards and methods.  While it remains to be seen if our efforts will result in a TSA certification, we have made material strides in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.

Further, as described below, we have entered into agreements with each of EGC International, Inc., BridgeTech International, Inc. and Fowler International, Inc., to market and sell PinPoint in certain foreign markets, including South America, Spain, Portugal, Southern France, Russia, and China.  These distributors have in-country sales and technical support to market, sell and support PinPoint installations.

Teaming Agreement with Lockheed Martin Systems Integration

On December 21, 2004, we entered into a three year teaming agreement with Lockheed Martin Systems Integration-Owego d/b/a Lockheed Martin Distribution Technologies, a business unit of Lockheed Martin Corporation.  The teaming agreement covers the collaborative development of enhanced checkpoint threat detection capabilities to detect explosives and explosive devices in baggage as it passes through airport security checkpoints for an anticipated procurement by the Department of Homeland Security, Transportation Security Administration (TSA).  Under the agreement, Lockheed will act as the prime contractor and we will act as a subcontractor with regard to any such procurement by TSA.  We have agreed to work exclusively with Lockheed with regard to any such TSA procurement contract.  The agreement provides that we will provide expertise in threat detection technologies through our Pinpoint™ threat detection product, and provides that we shall be responsible for enhancing the capabilities of our PinPoint™ product, system engineering required to implement PinPoint™, provide software engineering, and related support capabilities.  We are required to assist.  The teaming agreement provides that in the event either party pursues the anticipated TSA procurement outside of the teaming agreement, the parties agree to prevent any officer, director, employee, agent or representative, who had direct access to or participation in any activity or related to the teaming agreement from participating in any outside team, and prohibits the use of any technical data or information received from the other party to be used to pursue or secure a contract award outside the teaming agreement.  The agreement may be terminated if, among other things, Guardian fails to meet the target bid price established by Lockheed, upon issuance of a contract to Lockheed and issuance of a subcontract to Guardian, failure of the government to consent to the award of a contract to Guardian or a direction to use a source other than Guardian, a failure to reach a mutually agreeable subcontract, award of the contract to a contractor other than the parties, Lockheed’s determination not to submit a proposal or bid, revocation of security clearances, or the bankruptcy, debarment, conflict of interest, or change of control of either party.  The agreement also contains certain non-solicitation provisions and provides for mutual indemnification.

FlowPoint Market

We market and sell our FlowPoint product through our four person sales force divided among five regions of the U.S.  It is our intention to develop strategic sales/marketing alliances with other market recognized firms providing complimentary products/services in the U.S. as well as internationally. To date, we have established three international marketing/sales distributor agreement with EGC, Elecectronica y Medicina, SA, and Calyx (UK) Ltd.

Product Distribution and Marketing

We have entered into the following distributor, strategic partnership and consulting agreements with regard to our products:

Distributor Agreement with EGC International

On March 30, 2005, we entered into a Distributor Agreement with EGC pursuant to which EGC was appointed to act as our exclusive distributor of our PinPoint and RIS/PACS software products in South America, and as a nonexclusive distributor of such products in Spain, Portugal and Southern France. The agreement is for a term of three years and is automatically renewed for successive one year periods unless earlier terminated.  The Distributor Agreement authorizes EGC to distribute and license our PinPoint and RIS/PACS products to end users in the areas in which EGC is authorized to sell such products, requires EGC to promote the licensing and distribution of such products in such areas, and provides on-site installation and product support services. EGC may engage affiliates and sub-distributors to market, distribute, license and sublicense the products in the authorized area with our prior consent.  EGC is required to purchase such products from us based upon a list price for each license sold. Also, EGC will pay us a percentage of the fees it receives for providing any support services. Commencing six months after the date of the agreement, in the event EGC’s purchases of such products (including support services) do not meet certain minimum amounts, EGC is required to pay to us a penalty equal to ten percent (10%) of the difference between the aggregate amount of such purchases and the applicable minimum amount and such difference is added to the minimum amount for the next succeeding twelve month period. The minimum amounts are as follows:  for the twelve month period commencing six months after the date of agreement, the minimum amount is $2 million; for the next succeeding twelve month period, the minimum amount is $3 million; and for the second succeeding twelve month period and each subsequent twelve month period, the minimum amount is $5 million.  The exclusivity provisions of the agreement will terminate if the amount paid by EGC to us with regard to the marketing, licensing and distribution of either our PinPoint or FlowPoint products is less than 20% of the actual amount paid by EGC to us with respect to the marketing, distribution, licensing and sublicensing of all such products during a twelve month period and, in the event thereof, thereafter EGC’s exclusive distribution rights terminate at the end of such period.  The agreement requires us to complete development of PinPoint for small scale use in office buildings, terminals and other low volume areas within 180 days and to meet certain image quality and other requirements.  The agreement requires that we provide certain support services in connection with sales of our products. We have the right to terminate the agreement in the event EGC breaches its representations and warranties in the agreement, EGC attempts to assign its rights or delegate its obligations under the agreement, or misses licensing and distribution forecasts after notice. EGC may terminate the agreement if the products fail to meet industry standards, PinPoint fails certain independent testing as to salability, or we fail to obtain patent protection for PinPoint.  Each party may terminate the agreement if the other party makes a general assignment for the benefit of creditors, is not generally paying its debts when due, or in the event of bankruptcy, reorganization, or liquidation.  Although the minimums have not yet been met, we have not recorded any penalty amounts due from EGC and do not expect to record any such penalty amounts until such time as the penalties potentially due from EGC are realizable.

The agreement also contains certain confidentiality and non-disclosure provisions and certain indemnification provisions.

Strategic Partnership Agreement with BridgeTech International

On June 21, 2005, we entered into a strategic partnership agreement with BridgeTech Holdings International, Inc. pursuant to which BridgeTech was appointed as our exclusive provider of our PinPoint software products in China and Taiwan.  The agreement is for a term of three years and is automatically renewed for successive one year periods unless earlier terminated. The exclusivity provisions of the agreement may be modified in the event sales are not effected within one year of the date of the agreement. The agreement authorizes BridgeTech to distribute and license our PinPoint product to end users in the areas in which BridgeTech is authorized to sell such product, requires BridgeTech to promote the licensing and distribution of such product in such areas, and provide on-site installation and product support services. BridgeTech may engage third party consultants to market, distribute, license and sublicense the products in the authorized area with our prior consent.  The Royalties and Pricing Structure for the sale of PinPoint is devised under per passenger transactional models whereby under model 1: 45% of all revenue generated by PinPoint sales shall be paid to Guardian; 45% of all revenue generated by PinPoint sales shall be paid to BridgeTech and the remaining 10% of all revenue generated by PinPoint sale shall be paid to any applicable consultant if utilized; and in the instance of model 2: where a portion of the revenue generated by the PinPoint sale is required to be remitted to an applicable airport authority, or their designated representative, such remittance shall be paid 50% by BridgeTech and 50% by Guardian. A detailed accounting of all revenue from applicable PinPoint sales shall be presented within 10 days of the end of each calendar month by the Airport Authority.  All applicable royalties shall be paid to the respective parties within 30 calendar days of cash receipt of said royalties by BridgeTech. The agreement requires that we provide certain support services in connection with sales of our products. We have the right to terminate the agreement in the event BridgeTech breaches its representations and warranties in the agreement.  Each party may terminate the agreement if the other party makes a general assignment for the benefit of creditors, is not generally paying its debts when due, or in the event of bankruptcy, reorganization, or liquidation.  The agreement contains certain confidentiality and non-disclosure provisions and certain indemnification provisions.  The agreement also provides that disputes shall be resolved by alternative dispute resolution.  As there have been no sales of PinPoint products, no revenue has been recorded pertaining to this agreement.

Consulting Agreement with Fowler International

We entered into an agreement with Fowler International, LLC, on August 1, 2005, and, following its expiration, we entered into a new agreement on August 6, 2005.  Under our new agreement with Fowler, Fowler was engaged to provide advice and assistance in the course of commercial negotiations with Russian distributors with regard to the licensing of PinPoint in the Russian Federation, including recommending a marketing strategy, due diligence with regard to potential distributors, and participation in negotiations with potential distributors.  The term of the agreement commenced on September 1, 2005 and expired on December 31, 2005.  On or about December 31, 2005, we agreed verbally that the agreement will be extended on a month to month basis during 2006. During the term of the agreement, Fowler will receive a monthly retainer fee.  In addition, for transactions closed with a distributor, a success fee of 5% of the value of the transaction for a period of one year after the first deal is signed between Guardian and the distributor. Such success fee will be calculated on the amount of the total revenue of the deal for the one year period.  The success fee will be payable on the date on which Guardian receives revenue for the transaction. The agreement requires that we provide certain support services in connection with sales of our products. We have the right to terminate the agreement at any time upon thirty days’ prior written notice.  The agreement contains certain confidentiality and non-disclosure provisions.  The monthly retainer fee is expensed as incurred and, as there have been no sales of PinPoint products, a success fee has not been recognized.

Consulting Agreement with Medical Imaging and Informatics Laboratory at USC

In July 2006, we entered into an agreement with the Medical Imaging and Informatics Laboratory (IPI) at the Keck School of Medicine, University of Southern California to conduct a multiple-phase process to clinically evaluate, and give feedback on potential enhancements to, our 3i “intelligent imaging analysis” solutions as applied to medical radiology imaging.  Our 3i product segments, clarifies, distinguishes and identifies organic objects even when masked by one or more other objects of similar density and chemical composition.  This is an expected product extension of our 3i-based computer-aided detection technology in adapting scientific principles employed for explosives detection to medical image analysis.

EMPLOYEES

As of March 19, 2007, we employed 28 full-time employees.  None of our employees is a party to a collective bargaining agreement and we believe our relationship with our employees is good.  We also employ certain consultants and independent contractors on a regular basis to assist in the completion of projects.  It is our practice to require all our employees, consultants and independent contractors to enter into proprietary information and inventions agreements containing non-disclosure, non-compete and non-solicitation restrictions or covenants.

PATENTS AND PROPRIETARY RIGHTS

We rely on a combination of common law trademark, service mark, copyright and trade secret law and contractual restrictions to establish and protect our proprietary rights and promote our reputation and the growth of our business.  We do not own any patents that would prevent or inhibit our competitors from using our technology or entering our market, although we intend to seek such protection as appropriate.  It is our practice to require all of our employees, consultants and independent contractors to enter into agreements containing non-disclosure, non-competition and non-solicitation restrictions and covenants, and while our agreements with some of our customers and suppliers include provisions prohibiting or restricting the disclosure of proprietary information, we can not assure you that these contractual arrangements or the other steps taken by us to protect our proprietary rights will prove sufficient protection to prevent misappropriation of our proprietary rights or to deter independent, third-party development of similar proprietary assets.

We have filed two patent applications and eleven provisional patent applications in the United States covering the application of our core technology.  However, we have not been granted any patents as of the date of this report.  In addition, we expect to file eleven additional patent applications for adjunct technologies.  We cannot provide assurance that any or all of these patents will be granted or that they will not be challenged, or that rights granted to us would actually provide us with advantage over our competitors.  Prior art searches have been conducted, and we believe that we will not infringe any current third party patents.

Due to the rapid pace of technological change in the software industry, we believe patent, trade secret and copyright protection are less significant to our competitive edge than factors such as the knowledge, ability and experience of our personnel, new product development, frequent product enhancements, name recognition and the ongoing reliability of our products.

RESEARCH AND DEVELOPMENT

Under U.S. generally accepted accounting principles, until the technology is determined to be feasible, all related research and development expenditures must be expensed rather than capitalized. When a determination is made that the software is feasible (commercially viable), then expenditures may be capitalized, as long as there are no high-risk development issues.  We determined that a high-risk development issue exists for integrating PinPoint into already existing scanning equipment.  Therefore, we concluded that capitalizing such expenditures for PinPoint was currently inappropriate and have expensed all research and development costs to date. Research and development costs for fiscal periods 2006, 2005, and 2004 were $994,569, $858,218 and $740,566, respectively.  Our research and development costs are comprised of staff and consultancy expenses on our core technology in intelligent imaging informatics (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies for our development of our PinPoint and Medical Computer Aided Diagnosis (CAD) projects.

GOVERNMENTAL REGULATION

Many of our prospective customers and the other entities with which we may develop a business relationship operate in the healthcare industry and, as a result, are subject to governmental regulation. Because our healthcare products and services are designed to function within the structure of the healthcare financing and reimbursement systems currently in place in the United States, and because we are pursuing a strategy of developing and marketing products and services that support our customers' regulatory and compliance efforts, we may become subject to the reach of, and liability under, these regulations.

The federal Anti-Kickback Law, among other things, prohibits the direct or indirect payment or receipt of any remuneration for Medicare, Medicaid and certain other federal or state healthcare program patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by the federal health care programs. Violations of the federal Anti-Kickback Law may result in civil and criminal sanction and liability, including the temporary or permanent exclusion of the violator from government health programs, treble damages and imprisonment for up to five years for each violation. If the activities of a customer or other entity with which we have a business relationship were found to constitute a violation of the federal Anti-Kickback Law and we, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, we could be subject to sanction or liability under such laws, including exclusion from government health programs. As a result of exclusion from government health programs, our customers would not be permitted to make any payments to us.

The federal Civil False Claims Act and the Medicare/Medicaid Civil Money Penalties regulations prohibit, among other things, the filing of claims for services that were not provided as claimed, which were for services that were not medically necessary, or which were otherwise false or fraudulent. Violations of these laws may result in civil damages, including treble and civil penalties. In addition the Medicare/Medicaid and other federal statutes provide for criminal penalties for such false claims. If, as a result of the provision by us of products or services to our customers or other entities with which we have a business relationship, we provide assistance with the provision of inaccurate financial reports to the government under these regulations, or we are found to have knowingly recorded or reported data relating to inappropriate payments made to a healthcare provider, we could be subject to liability under these laws.

The United States Food and Drug Administration has promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to:

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register and list its products with the FDA;

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notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or

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obtain FDA approval by demonstrating safety and effectiveness before marketing a product.

Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness, or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA's policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings regardless of whether the draft is finalized or changed. The FDA can impose extensive requirements governing pre- and post-market conditions like service investigation, approval, labeling and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

Principal Offices

We maintain our principal offices at 516 Herndon Parkway, Suite A, Herndon, Virginia  20170.

Description of Property

We lease approximately 15,253 square feet of space for our offices and other facilities in Herndon, Virginia, pursuant to a commercial lease dated January 11, 2005.  The term of the lease is 63 months commencing February 1, 2005, subject to the right to extend for an additional five years.  Our rent for 2007 is expected to be approximately $276,566 and will be subject to annual rental escalation of 2.5%.   We believe these facilities will be adequate for our needs for the next 60 months.

Legal Proceedings

On August 18, 2004, we became a defendant in a lawsuit in Minnesota state court entitled VisualGold v. Thomas E. Ramsay, Nancy Goetzinger and Guardian Technologies International, Inc.   VisualGold has alleged that we tortiously interfered with its contracts and prospective economic advantage by engaging Thomas Ramsay to work as a consultant, and that Ramsay transferred certain of its trade secrets to us.  We strenuously deny the allegations, and have asserted counterclaims against VisualGold and other third parties for misappropriation of our own trade secrets.  We are seeking compensatory damages including its attorneys’ fees, plus costs and punitive damages, if allowed by the court.  Ramsay and Goetzinger have also filed counterclaims against VisualGold.  In October, 2004, the state court judge denied VisualGold's motion for a temporary injunction against us in all regards.  Discovery had then been proceeding until August, 2005, when the state court imposed a stay of all proceedings in the case, pending the final determination of the other parties' access rights to certain of our proprietary documents and materials.  There was on January 31, 2006, an initial determination by the U.S. Government's Department of Homeland Security that our source code was deemed to be Sensitive Security Information (“SSI”) that could not be disclosed or used in the suit. The progress of the case was also in doubt because VisualGold was the debtor in a 2005 bankruptcy case separately filed in Minnesota.  That bankruptcy has now been dismissed. The TSA has issued a series of Final Orders determining the SSI status of certain of Guardian’s proprietary materials, and VisualGold has appealed those SSI determinations in the appropriate federal appeals court. The stay has now been lifted, and as the state court proceedings go forward in light of the federal appeal, we intend both to vigorously defend against the claims made against us and to pursue our own counterclaims.  Based on the advice of counsel, we believe that we have substantial defenses to the VisualGold allegations and that the claims made against us are without merit.  The ultimate resolution of this lawsuit could have a material adverse effect on our business, results of operations, financial condition and cash flows.

OUR COMPANY

We were incorporated in the State of Delaware in February 1996. Guardian Technologies International, Inc., and its subsidiaries are collectively referred to herein as the “we,” “us,” or “our.”

We are a technology company that designs and develops imaging informatics solutions for delivery to our target markets:  aviation/homeland security and healthcare. We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  We believe our product suite is a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper-spectral imagery.  To date, the technology has been tested in the area of threat detection for baggage scanning at airports.  However, varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as we develop new or enhanced solutions we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.  Further, we plan to form wholly-owned subsidiaries to operate within defined vertical markets.

History and Recent Developments

Reverse Acquisition

On June 26, 2003, pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization, dated effective June 12, 2003 (Agreement and Plan), by and among Guardian, RJL Marketing Services Inc., a privately held Delaware corporation (RJL), and all of the shareholders of RJL, Guardian acquired all of the outstanding capital stock of RJL in exchange for the issuance of shares of common stock and shares of preferred stock of Guardian.

Although Guardian was the legal acquirer in the acquisition, and remains the registrant with the SEC, under generally accepted accounting principles, the acquisition was accounted for as a reverse acquisition, whereby RJL is considered the “acquirer” of Guardian for financial reporting purposes, since RJL’s shareholders controlled more than 50% of the post acquisition combined entity, the management of Guardian was that of RJL after the acquisition, Guardian had no assets or liabilities as of the transaction date, and the continuing operations of the entity are those of RJL.  Since Guardian was a non-operating entity on the transaction date, Guardian recorded the premium over net assets purchased as a reduction of additional paid in capital.  In addition, Guardian is required to present in all financial statements and other public information filings, from the date of completion of the acquisition, prior historical financial statements and information of RJL.  It also requires a retroactive restatement of RJL’s historical stockholders’ equity to reflect the equivalent number of shares of common stock received in the acquisition.

On the effective date, pursuant to the Agreement and Plan, the two stockholders of RJL, Mr. Robert A. Dishaw and Mr. Michael W. Trudnak, exchanged all of their shares in RJL for an aggregate of 5,511,500 shares of common stock and an aggregate of 4,097 shares of Series A Convertible Preferred Stock, $.20 par value per share (“Series A Preferred Stock”), of Guardian.  As a condition to the closing, Mr. Moorer, the former President, Chief Financial Officer and a director of Guardian, and Messrs Houtz and Stevens, the former directors of Guardian entered into lock up agreements with RJL and Guardian pursuant to which they agreed not to sell their shares of Guardian for a period of six months, except that they may, during such period, sell an aggregate of 50,000 shares a calendar month.

Concurrently with the closing of the Reverse Acquisition, Guardian closed on an equity financing pursuant to which it placed an aggregate of 1,000,000 shares of common stock at a price of $.50 per share for aggregate proceeds of $500,000.  Such financing was required as a condition to closing of the Reverse Acquisition.  Guardian has granted to investors in such offering a five year piggyback registration right (except for underwritten offerings and offerings other than for cash registered on a Form S-8 or S-4) except that we are not required to register such shares if their resale (including the manner of sale) is exempt from the registration requirements of the Securities Act.  Messrs. Trudnak, Lancaster and Hill, each of whom invested in such financing, have agreed to waive their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.  Also, concurrently with the closing of the Reverse Acquisition, all of the prior officers and directors of Guardian resigned and were replaced by officers and directors designated by RJL.

At closing of the Reverse Acquisition, RJL had commitments to issue an aggregate of 6,750,000 shares of common stock to certain consultants, all of which have been issued.

Immediately prior to the closing, and effective as of June 23, 2003, Guardian assigned all of its pre-closing assets and liabilities to a newly formed subsidiary, Black Mountain Holding, Inc.  All of the shares of Black Mountain Holdings, Inc., owned by Guardian have been spun off to Guardian’s stockholders, pro rata, in the nature of a stock dividend distribution.  Shareholders of Guardian entitled to participate in the spin-off distribution received one share of Black Mountain for each share of Guardian that they held as of the record date.  Guardian established June 23, 2003, as the record date for the spin-off. Following that date, the shares of Guardian have traded “ex dividend.”  Guardian has been advised by prior management of Guardian that Black Mountain has filed a registration statement with the SEC to register under the Securities Act the distribution of the spin-off shares to Guardian shareholders pro rata, accordingly; the spin-off will not occur until such registration statement is declared effective by the SEC.  Pending effectiveness of the registration statement, the shares of Black Mountain will be held in a spin-off trust for the benefit of Guardian’s shareholders.  The trustee of the trust is J. Andrew Moorer, the former President and Chief Financial Officer of Guardian.

On February 23, 2004, at our Annual Meeting, the shareholders voted to approve the conversion of each share of Series A Preferred Stock into 1,000 shares of Common Stock, effective November 30, 2004.  Based on the conversion terms, Mr. Dishaw and Mr. Trudnak received 1,000 shares of Common Stock for each share of Series A Preferred Stock they held, or an aggregate of 4,097,000 shares.

Prior to our reverse acquisition by RJL Marketing Services Inc., Guardian, through certain subsidiaries, was in the business of (i) fabricating and erecting structural steel for governmental, military, commercial and industrial construction projects through its 50% owned indirect subsidiary Structural Holdings, Inc., (ii) manufacturing and distributing security and safety products, primarily ballistic protective equipment through ForceOne, LLC, of which Guardian indirectly owned a 33% membership interest, and (iii) owning certain real estate properties through Palo Verde, Inc., a wholly owned subsidiary of Guardian.

Exclusive Distribution Agreement with Diagnos

Effective as of, and as a condition to, the closing of the Reverse Acquisition, we entered into an Exclusive Distribution Agreement with Diagnos, Inc., a Canadian public company, pursuant to which we were appointed as the exclusive distributor of certain knowledge extraction software that has been developed by Diagnos.  Under the agreement, we were the exclusive distributor of Diagnos’ products to the U.S. federal, state and municipal governments, U.S. government contractors, and the U.S. bio-medical market, subject to certain limited carve-outs.  Upon execution of the agreement, we were required to make a royalty payment to Diagnos in the amount of $150,000, which is to be credited against the first seven licenses that Guardian sells. The agreement was a renewable ten-year agreement.

The Exclusive Distribution Agreement with Diagnos was mutually terminated effective as of January 14, 2004. The agreement was terminated for our failure to deliver the required minimum revenues included in the agreement.  Our failure to meet those minimum revenue requirements resulted from several factors: (i) our inability to sell the product to the U.S. government intelligence organizations due to the fact the product was produced and owned outside the U.S., (ii) the product was a desktop version, not an enterprise version, and (iii) the high-level of technical sophistication required to be a user of the product.  The termination of the Exclusive Distribution Agreement required us to:  cease the use of the Diagnos/MCubiX logo and name on our materials, return all intellectual property owned by Diagnos, and to pay all outstanding invoices (an aggregate of $25,000) immediately.

In view of the development of our business since the date of the Reverse Acquisition, management of Guardian does not believe that the termination of the Exclusive Distribution Agreement will have any material adverse impact on our current plan of operations or our ability to develop, market, or distribute our healthcare or security products. Our healthcare and security products have been developed independent of MCubiX and Diagnos.

Recent Acquisitions

Acquisition of Wise Systems, Limited

On July 27, 2004, we completed the acquisition of Wise Systems Ltd.   Wise is a developer of advanced radiology information systems (RIS) with principal offices located in Corsham, Wiltshire, UK.  Through this acquisition, Guardian augmented its healthcare informatics offering of image compression technologies while increasing its global market potential. Guardian gained a number of important assets from the transaction, including Wise Systems’ RIS and the recently introduced picture archiving and communication system (PACS) which capture images and integrates them with other radiology information, making available to the healthcare enterprise a complete radiology patient record ready for distribution to caregivers where and when critical information is needed for optimal patient care. This seamless RIS/PACS software package keeps all of the critical information related to digital studies, such as MRI and CT scans, together in an electronic patient record package, allowing healthcare providers to share patient information under electronically secure methodologies and to comply with the Health Insurance Portability and Accountability Act (HIPAA) requirements.

Under the terms of a stock purchase agreement, Guardian acquired all of Wise’s stock from Wise’s two shareholders, Martin Richards and Susan Richards.  Guardian paid to Wise’s two stockholders an aggregate of U.S. $1,929,500 in cash and issued to them shares of Guardian Technologies’ common stock in the amount of $500,000.  $929,500 of the cash purchase price was paid at closing and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing.  The deferred portion of the cash purchase price was paid upon maturity of the promissory note.  Guardian issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period which ended two days prior to the closing of the transaction.  At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing.  In the 1st annual performance period ending July 28, 2005, Guardian Health Systems did not achieve the revenue threshold.  Therefore, 35,580 shares were forfeited and returned to us out of escrow and such shares were cancelled.  The shares of stock are subject to a three year lock-up.  In addition, Guardian repaid an outstanding loan of one of the directors of Wise in the amount of $79,500.  At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian as Vice President of European Operations for a period of two years following closing at a base salary of $210,250 per annum. Also, Mr. Martin Richards and Ms. Susan Richards have resigned their positions as officers of Wise and as members of Wise’s Board of Directors, and have entered into non-compete agreements with Guardian Technologies for a period of three years following closing. Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees for certain of Wise’s bank debt obligations and of Wise’s real property lease obligations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition:

SUMMARY OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
Cash	$ 609
Accounts receivable	89,513
Other current assets	725
Equipment, net	55,225
Goodwill	119,191
Intangible assets, net	2,264,630
Total assets acquired	$ 2,529,893
Accounts payable	$ 299,501
Total liabilities assumed	299,501
Net assets acquired	$ 2,230,392

Acquisition of Certain Assets of Difference Engines

On October 23, 2003, we entered into an agreement with Difference Engines Corporation (Difference Engines), a Maryland corporation, pursuant to which Guardian agreed to purchase certain intellectual property (IP) owned by Difference Engines, including but not limited to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.

Under the terms of the agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP, and cancelled a convertible promissory note that Difference Engines had issued to Guardian in the amount of approximately $25,000, representing advances Guardian made to Difference Engines.  The 587,000 shares of common stock were subject to a two (2) year lock up which expired on December 18, 2005.  Guardian granted Difference Engines’ shareholders piggyback registration rights for a period of three (3) years, commencing on the date of the expiration of the lock up period with regard to the shares issued in the transaction.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under Rule 144 and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  The founders of Difference Engines, including Messrs. Ludwig and Victor T. Hamilton, provided certain releases to Guardian related to their contribution of the technology to Difference Engines.  The closing of the acquisition of the IP was subject to certain conditions, including a requirement that Difference Engines obtain approval of its stockholders for the transaction and that Messrs Ludwig and Hamilton enter into two (2) year and one (1) year employment agreements, respectively, with Guardian at base salaries of $120,000 and $90,000 per annum, respectively.   Effective May 18, 2004, Mr. Ludwig resigned as an officer and director.  In connection with the settlement of certain litigation involving Difference Engines, Mr. Ludwig, Mr. Hamilton, and Guardian, we released the lock restrictions on 58,700 of the shares we issued as consideration in the acquisition of Difference Engines’ intellectual property.  We released the lock up restrictions to permit Difference Engines to resell the stock for the purpose of paying from the sale of such shares any judgment or settlement arising from certain claims by others against Guardian and its assets.

The closing of the acquisition of the IP occurred effective December 19, 2003, after Difference Engines obtained the approval of its stockholders for the transaction.

Recent Financings

Since the closing of the Reverse Acquisition, we have closed on the following financings:

On November 3, 2006, we entered into a securities purchase agreement with certain selling stockholders.  Under that agreement, we sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Notes with a maturity date of November 7, 2008, and Series D Common Stock Purchase Warrants to purchase an aggregate of

4,453,707 shares of our common stock.  We issued an aggregate of $2,575,000 in principal amount of debentures and 4,453,707 Series D Warrants at a first closing held on November 8, 2006, and due to conversion feature embedded in the notes and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  We contemplate issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of a registration statement registering the shares of our common stock underlying the Debenture and Series D Warrants.  However, we can provide no assurances that the conditions for the second closing will be met.  Also, we expect that any proceeds from the contemplated second closing allocable to the embedded conversion features of the Debentures and Series D Warrants are recognizable as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006, and the remaining one-half will become exercisable by the holder following the contemplated second closing.  We analyzed the provisions of the convertible debentures host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and the embedded derivative features should be bifurcated and separately measured at fair value.  We also considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  The fair value allocated to the warrants in consideration of financing is $1,515,142 for warrants issued to the debenture holders, and $112,421 for the warrants issued to the broker, and was recorded as an increase to derivative liabilities. The fair value of the embedded conversion feature in the debentures is estimated at $844,764 and was recorded as an increase to derivative liabilities. Changes in the fair value of these derivative liabilities are recorded as interest expense. The resulting discount on the convertible debentures of $2,472,237 is being amortized to interest expense over the twenty-four (24) month term of the debentures.   Therefore, the fair value of the instruments was recorded as a derivative liability.

The embedded conversion features in the warrants and the embedded conversion options in the host contracts (the debentures), reset based on not achieving certain milestones included in the related agreements. A conversion price of $1.15634 was in effect at year end 2006; however, due to the reset provisions potentially triggered by the milestones, Guardian cannot make a determination on the conversion price and, therefore, cannot determine the number of additional shares to be issued upon conversion. The notes also contain a conditional redemption that is dependent on the sustained level of common stock price, as defined in the agreements that is not currently operational. We also have the option of paying interest on the notes in common stock based on the conversion price at that point in time.

During August and September 2006, we entered into a series of purchase agreements with four previous investors of Guardian, under which convertible promissory notes in the aggregate amount of $1,100,000 and warrants to purchase 1,100,000 shares of our common stock were issued.  The warrants are exercisable during the twelve (12) month period commencing on the date of issuance at a price of $1.60 per share.  The proceeds of the sale of the notes were used by us for working capital purposes.  The notes bear interest at 15% per annum and were repayable 180 days after the date of issuance of the notes (maturity date).  The warrants contain certain anti-dilution provisions in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.   The bridge notes matured during February and March 2007.  The four noteholders agreed to extend the maturity date for an additional six months and the interest rate continues at 15% per annum.  We analyzed the provisions of the convertible note host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and embedded derivative features should be bifurcated and separately measured at fair value.  The relative fair value allocated to the warrants in consideration of the convertible note is $631,734 and, after considering the relevant provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock,” accordingly, increased paid-in capital.  Fair value of the embedded conversion option in the notes was determined using the Black-Scholes method for valuing options at approximately $468,266 and was recorded as a derivative liability.  Changes in the fair value of the embedded conversion option are recorded as interest expense. The resulting discount on the convertible notes of $1,100,000 is being amortized to interest expense over the six month term of the notes.

During July 2006, we accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  Common stock was increased by approximately $274 for the par value of the stock, and $ 438,726 to paid-in capital.  In addition, we issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share that contain a cashless exercise provision.  The warrants expire in July 2008.

During May 2006, we accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, we issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share that contain a cashless exercise provision.  The warrants expire in May 2008.

During 2006, employees exercised 600,000 incentive stock options that resulted in the issuance of 600,000 shares of common stock for cash proceeds to us of $300,000.  Common stock was increased by $600 for the par value of the shares and $299,400 to paid-in capital.

During 2005, we also accepted direct investment from various accredited investors of $475,000 and issued 250,000 shares of common stock, at an average price per share of $1.90.

During 2005, employees exercised a total of 400,000 incentive stock options that resulted in the issuance of 400,000 shares of common stock for total cash proceeds to us of $200,000. Common stock was increased by $400 for the par value of the shares and $199,600 to paid-in capital.

During September 2005, a group of investors in the 2004 Private Placement exercised 906,797 stock purchase warrants that resulted in the issuance of 906,797 shares of common stock for cash proceeds to us of $2,161,335 in September 2005, and net proceeds of $241,815 in October 2005.

During September 2005, we accepted direct investment in lieu of commission from two accredited investors of $52,124 and issued 26,062 shares of common stock.

During August 2005, the placement agent for the 2004 Private Placement exercised 1,000 stock purchase warrants that resulted in the issuance of 1,000 shares of common stock for cash proceeds to us of $1,920.

During July and August 2005, we closed on a private placement of our common stock for aggregate proceeds of approximately $4,650,000 (before deductions of $129,500 for certain investment banking fees and expenses).  We issued to the investors 2,325,000 shares of common stock.  As part of this private placement, the placement agent received 92,500 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  We also issued 38,000 warrants to placement agents as compensation for the transaction.

During July 2005, a group of investors in the 2004 Private Placement exercised 3,125 stock purchase warrants that resulted in the issuance of 3,125 shares of common stock for cash proceeds to us of $8,281.

On April 15, 2005, pursuant to the terms of a units purchase agreement, we closed on a private placement of our securities for gross proceeds of $1,200,000 (before deductions of $117,560.75 for certain fees and expenses).   We issued 120,000 units of securities, each unit consisting of four shares of our common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  In addition, the placement agent for the transaction received the following compensation: (i) 48,000 warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000, and (iii) contain anti-dilution provisions,  piggy-back registration rights, cashless exercise provision, and other customary provisions.

During March 2005, an investor in the 2004 Private Placement exercised 2,342 stock purchase warrants that resulted in the issuance of 2,342 shares of common stock for cash proceeds to the Company of $6,206.

During January 2005, we accepted direct investment, previously subscribed in December 2004, from an accredited investor of $1,000,000 and issued 500,000 shares of common stock.

During 2004, employees exercised a total of 450,000 incentive stock options that resulted in the issuance of 450,000 shares of common stock for total cash proceeds to us of $247,500.  Common stock was increased by $450 for the par value of the shares and $247,050 to paid-in capital.

On November 8, 2004, we accepted direct investments from two investors of $445,000 and $16,000, respectively, on the same terms and conditions as the private placement offering.  The investors received 260,000 and 28,125 shares of common stock, as well as 65,000 and 7,031 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

On April 28, 2004, all holders of the convertible bridge financing notes elected to convert their outstanding principal and accrued interest into equity, on the same terms and conditions as the private placement.  At that time, the note holders converted $700,000 in outstanding principal and $99,185 of accrued interest into 499,480 shares of Guardian common stock (converted at $1.60 per share), as well as 311,250 and 124,870 stock purchase warrants ($2.65 per share expiring eighteen [18] months from the date of issue).

During the period March 24, 2004 through May 14, 2004, we held a series of closings with regard to the private placement of our securities.   Investors received units of securities, each unit consisting of four shares of common stock and one common stock purchase warrant to purchase one share of common stock exercisable at a price of $2.65 per share during an eighteen month period following the initial closing. Berthel Fisher & Company Financial Services, Inc. (“Berthel Fisher”) acted as our placement agent in connection with a private offering.   Gross proceeds from the transactions were $7,992,015, less cash expenses associated with the transactions in the aggregate amount of approximately $803,381, for net proceeds of approximately $7,188,634. We paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) 224,800 shares of common stock (25,000 shares in December 2003 and 199,800 shares of common stock from March through May 2004); (ii) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants; (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000 and included in total cash expenses for the transactions.  The placement agent’s warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance; contain certain piggyback registration rights and a cashless exercise provision.

On March 25 and May 15, 2004, we accepted direct investments from two investors of $64,000 and $23,200, respectively, on the same terms and conditions as the private placement offering.  The investors were allowed to invest outside the private placement offering as a result of their prior affiliation with us.  The investors received 40,000 and 14,500 shares of common stock, as well as, 10,000 and 3,625 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

During 2004, employees exercised 450,000 incentive stock options which resulted in the issuance of 450,000 shares of common stock for cash proceeds to us of $247,500.  Common stock was increased by $450 for the par value of the shares and $247,050 to paid-in capital.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

Name	Age	Title
Michael W. Trudnak	53	Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and Director
William J. Donovan	55	President, Chief Operating Officer and Director
Sean W. Kennedy	57	Director
Charles T. Nash	56	Director
Gina Marie Lindsey	52	Director
Michael R. Mace	55	Director
Gregory E. Hare	53	Chief Financial Officer
Darrell E. Hill	53	Vice President
Steven V. Lancaster	52	Vice President

Biographical information with respect to the present executive officers and directors of Guardian are set forth below. There are no family relationships between any present executive officers or directors.

Michael W. Trudnak, Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and Director.  Mr. Trudnak was appointed Chairman of the Board, Secretary, and Chief Executive Officer and became a Class III director in June 2003.    From March 2003 and until the present, Mr. Trudnak has been Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and a director of RJL. From October 2002 to March 2003, Mr. Trudnak was a consultant to certain telecommunications services companies. From April 2002 to October 2002, Mr. Trudnak was Chief Operating Officer and subsequently President, Chief Executive Officer and a director of Advanced Data Centers, Inc., a privately held telecommunications services company. From July 2001 to March 2002, Mr. Trudnak served as Vice President of Mid-Atlantic Sales for Equant N.V, a leading provider of global IP and data services to multinational companies. Prior to Equant's acquisition of Global One, Inc., in July 2001, Mr. Trudnak served as an Executive Director for South East Region Sales for Global One from June 1998 to July 2001, and from January 1996 to June 1998, served as Managing Director of Global One's sales and operations in France and Germany. From November 1989 through December 1995, Mr. Trudnak served as director of facilities engineering and then Senior Group Manager for Sprint International, a global telecommunications services provider. Mr. Trudnak has over twenty-five years of diversified executive management, sales, business operations, technical and administrative experience in the telecommunications industry. Mr. Trudnak served in the Marine Corps from April 1972 through January 1976.

William J. Donovan, President, Chief Operating Officer and Director. Mr. Donovan became a Class III director in August 2006. Mr. Donovan has been President and Chief Operating Officer since November 21, 2005. Also, from August 18, 2003, until January 30, 2006, Mr. Donovan was Chief Financial Officer. From January 2003 until August 2003, Mr. Donovan was an independent consultant to an affiliate of American Express Small Business Services. From September 1999 through December 2002, Mr. Donovan was CFO of Streampipe.com, Inc., a privately held streaming communications media company.  From October 1996 to August 1999, Mr. Donovan was Chief Operating and Financial Officer for TDI, Inc., a privately held international wireless telecommunications services company.   From October 1986 to October 1996, Mr. Donovan was Chief Financial Officer, Secretary, Treasurer and a director at Riparius Corporation, a privately held holding company with operating subsidiaries in the areas of real estate development, property management, general contracting, government contracting, and telecommunications engineering.  From October 1980 to October 1986, Mr. Donovan was the Controller for McCormick Properties, Inc., a publicly held commercial real estate subsidiary of McCormick & Company.  From July 1973 to October 1980, Mr. Donovan was the Controller for AMF Head Sports Wear, Inc., a privately held international sporting goods manufacturer and a subsidiary of AMF, Inc., a publicly held company.  Mr. Donovan received a Bachelor of Arts in History in 1973, from the University of Maryland, an MBA from the Sellinger School of Business, Loyola College, Baltimore, Maryland in 1982, and a Certificate in Accounting from the University of Maryland in 1978.  Mr. Donovan has been a Certified Public Accountant since 1982.  He is also a Certified Business Valuation & Transfer Agent, Business Brokers Network, 2002.  He has been on the Advisory Board for Nogika Corporation, a privately held software company, since 2001.

Gregory E. Hare, Chief Financial Officer.  Mr. Hare was appointed Chief Financial Officer on January 30, 2006.  From May 2001 through January 2006, Mr. Hare served as a financial executive of Jane Cosmetics, a national mass market cosmetics manufacturing and distribution company headquartered in Baltimore, Maryland. There he served three years as Director of Finance for the wholly owned subsidiary of The Estee Lauder Companies, Inc. and the most recent two years as CFO/Controller of the privately held Jane & Company, LLC.  Prior to that, Mr. Hare held positions including CFO/Controller for a privately held hospitality company LFB Enterprises, with locations in and around Baltimore and Washington, DC; Manager, Pricing Group for the Industrial Division of McCormick & Company, a publicly held international spice company headquartered in Hunt Valley, Maryland; and CFO/Controller for Acordia Collegiate Benefits, Inc., a for-profit subsidiary of Blue Cross and Blue Shield of Indiana. Mr. Hare received a Bachelor of Science degree from the University of Baltimore School of Business and an MBA from the Sellinger School of Business of Loyola College, Baltimore, Maryland. Mr. Hare has been a Certified Public Accountant since 1979.

Sean W. Kennedy, Director.  Mr. Kennedy became a Class II director in July 2003.  From January 2001 to the present, Mr. Kennedy has been President and Chief Executive Officer of BND Group, Inc., a privately held software development company.  From October 1999 to December 2000, Mr. Kennedy was divisional Vice President of Votenet Solutions, a Web development and consultant for trade associations, political parties and related organizations. From April 1994 to October 1999, Mr. Kennedy was President and CEO of Raintree Communications Corporation, a privately held telecommunications services company, focused on providing technology tools for legislative lobbying to Trade Associations and Fortune 500 companies. From June 1989 to April 1994, Mr. Kennedy was President and CEO of Electronic Funds Transfer Association, a trade association for the electronic payments systems industry.  Mr. Kennedy is a graduate of Mount Saint Mary’s College in Emmitsburg, Maryland.

Gina Marie Lindsey, Director.  Ms. Lindsey became a Class I director in August 2006. Since October 2004 to the present, Ms. Lindsey has been Executive Vice President of McBee Strategic Consulting, LLC (“McBee Strategic Consulting”), a Washington, D.C. lobbying firm.   From August 1993 to August 2004, Ms. Lindsey was Aviation Director of the Seattle-Tacoma International Airport (Sea-Tac)/Port of Seattle.  From September 1991 to July 1993, Ms. Lindsey was Director of the Anchorage International Airport.  From November 1987 to September 1991, Ms. Lindsey was Development Manager and then Director of the Alaska International Airport System. From March 1981 to November 1987, Ms. Lindsey held various positions with the Department of Transportation and Public Facilities, including Statewide Aviation Manager. Ms. Lindsey is a member of the Airport Cooperative Research Board and the Executive Council for Next Generation Air Transportation System. Ms. Lindsey received a B.A. in Communications Media from Walla Walla College in 1976.

Charles T. Nash, Director.  Mr. Nash became a Class I director of Guardian in June 2004. Mr. Nash has approximately 23 years of military experience plus six years of leadership experience in emerging technology in the private sector.  Since October 2000, Mr. Nash has been President of Emerging Technologies International, Inc. (“ETII”), a privately held consulting company. ETII works to get high level technologies developed by small commercial companies inserted quickly, efficiently and inexpensively into applications/tools for immediate military use.  The company also works with government laboratories and acquisition agencies to facilitate speedy and effective “lab to fleet” technology interchanges and discussions. From April 1998 to October 2000, Mr. Nash was vice president of Emerging Technology Group of Santa Barbara Applied Research, Inc., a privately held defense consulting and emerging technology marketing company.  Prior to that, Mr. Nash served in various strategic military leadership positions, including: head of Strike/Anti-Surface Unit Warfare and Air to Air/Strike Support section on the staff of the Chief of Naval Operations, overseeing budget planning of approximately $18 billion; executive assistant to the Deputy Commander in Chief, U.S. Naval Forces Europe; and executive and commanding officer, Strike Fighter Squadron 137.  Mr. Nash retired from the U.S. Navy in 1998 with the rank of Captain U.S.N.  Mr. Nash is a frequent guest military and aviation analyst for Fox News Channel, WABC Talk Radio and several regional radio stations.  Mr. Nash earned a BS Aeronautics degree in 1973 from the Parks College of Aeronautical Technology, Saint Louis University, Cahokia, Illinois.

Michael R. Mace, Director.  Mr. Mace became a Class II director of Guardian on January 24, 2007.  Since October 1989, Mr. Mace has been CEO and Chairman of Sterling Acceptance Corporation and its subsidiary, D&M Industries, Inc., a manufacturer and distributor of commercial and residential architectural hardware, doors, frames, millwork, and key card locking systems.  Also, since October 2005, Mr. Mace has been CEO and President of Rocky

Mountain College.  Since 1975, Mr. Mace has been the general partner of Mace Holdings LLP, a real estate development company.  Mr. Mace is a member of the board of directors of St. Vincent Hospitals-Sisters of Charity, Leavenworth, Kansas; chair-elect of the Rocky Mountain Technology Foundation-Billings Clinic, Rocky Mountain College; a trustee of the Rocky Mountain College; and a member of the board of directors of Montana Captive Insurance Association.  Mr. Mace earned a Bachelor of Science in business administration, with a specialization in finance and accounting, from Montana State University in 1974, and an MBA from the University of Montana-Carlson Graduate School of Management in 1996.

Darrell H. Hill, Vice President, Guardian Health Care Systems.   Mr. Hill has been a Vice President of Guardian (and prior to that of RJL) since May 2003.  From December 2000 to January 2002 Mr. Hill served as Director of Network Services for Global One Telecommunications, an international telecommunications company.  From October 1998 until December 2000, Mr. Hill was Head of Program Management for the United States, Canada and Latin America for Global One. From 1993 until October 1998, Mr. Hill was Sr. Group Manager of Partnership Marketing for Sprint International in Reston, Virginia.  From 1979 to 1993, Mr. Hill held various positions within Sprint International, including management positions within Marketing, Systems Development, Customer Service, Order Fulfillment and Billing. Mr. Hill has developed a wide breadth of experience as a business executive responsible for large project management, operations support and IT development in his 23 years in the telecommunications industry.

Steven V. Lancaster, Vice President, Business Development.  Mr. Lancaster has been a Vice President of Guardian (and prior to that of RJL) since May 2003.  From February 2001 to December 2002 Mr. Lancaster served as Assistant Vice President Global Large Account Sales for Global One Telecommunications, an international telecommunications company.  From November 1997 until February 2001 Mr. Lancaster was Executive Director Multinational Sales Management for the US, Asia, Europe and Latin America regions of Global One. From 1990 until November 1997 Mr. Lancaster was Group Manager, Global Account Management for Sprint International in Reston, Virginia.  From 1981 to 1990, Mr. Lancaster held various Engineering, Marketing and Sales positions with GTE, British Telecom and Sprint International. Mr. Lancaster has developed a wide breadth of experience as a business executive responsible for international business development, marketing, large account sales and management in his 22 years in the telecommunications industry.

Each officer of Guardian is appointed by the board of directors and holds his office at the pleasure and discretion of the board of directors or until his earlier resignation, removal or death.

There are no material proceedings to which any director, officer or affiliate of Guardian, any owner of record or beneficially of more than five percent of any class of voting securities of Guardian, or any associate of any such director, officer, affiliate of Guardian or security holder is a party adverse to Guardian or any of its subsidiaries or has a material interest adverse to Guardian or any of its subsidiaries.

Independent Directors

Our board of directors has determined that the following directors are independent as “independence” is defined in Section 121A of the American Stock Exchange listing standards: Sean W. Kennedy, Charles T. Nash, Gina M. Lindsey and Michael R. Mace.  The board of directors maintains an audit committee, nominating committee and compensation committee.  The members of such committees as of the date of this prospectus are as follows:

Audit

-

Michael R. Mace

Sean W. Kennedy

Charles T. Nash

Compensation

-

Sean W. Kennedy

Charles T. Nash

Gina Marie Lindsey

Nominating

-

Sean W. Kennedy

Charles T. Nash

Gina Marie Lindsey

Our board of directors believes that all of such committee members are independent as independence is defined in Section 121A of the American Stock Exchange listing standards.

The Board of Directors

Our board oversees our business affairs and monitors the performance of management. During the fiscal year ended December 31, 2006, the Board held four meetings and handled certain business through unanimous written consents in accordance with its by-laws and applicable Delaware law.  Members of the board of directors attended all of such meetings. Guardian has a policy of requesting all directors attend annual meetings of stockholders.

AUDIT COMMITTEE EXPERT

We have designated Michael Mace as our “audit committee financial expert.”

CODE OF ETHICS

On August 29, 2003, we adopted a Code of Ethics for our chief executive officer, chief financial officer, principal accounting officer or controller, and persons performing similar functions.  A copy of the Code of Ethics has been posted to our website.  Our website address is www.guardiantechintl.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The material principles underlying our goals for executive compensation policies and decisions are intended to:

•	implement compensation packages which are competitive with comparable organizations and allow us to attract and retain the best possible executive talent;

•	relate annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives;

•	appropriately balance the mix of cash and non-cash short and long-term compensation;

•	encourage integrity in business dealings through the discretionary portion of our compensation package; and

•	align executives’ incentives with long-term stockholder value creation.

We determine the appropriate levels of total executive compensation, including for our named executive officers, and each compensation element, based on several factors, such as an informal benchmarking of our compensation levels to those paid by comparable companies, our overall performance, each individual executive officer’s performance, the desire to maintain level equity and consistency among our executive officers, and other considerations that we deem to be relevant.

In an effort to assist the Compensation Committee in the evaluation process, in August 2005, we engaged an independent compensation consultant to evaluate certain aspects of our compensation practices and to assist in developing our executive compensation program. To this end, the consultant developed a competitive peer group and performed benchmarking analyses of competitive compensation levels.  However, we have not implemented any formal or informal policy for allocating compensation between long-term and short-term, between cash and non-cash or among the different forms of non-cash compensation.

Our Compensation Committee reviews and approves all of our compensation policies.   Our Compensation Committee is responsible for evaluating the performance of all our named executive officers, their compensation levels, criteria for grants of stock options, and reviewing and evaluating the terms of their employment agreements.  Our Compensation Committee performs such tasks periodically and solicits the input of our executive officers.

Our executive compensation program during 2006 consisted of three principal elements: base salary, stock options, and severance and change in control benefits.  We also provided to two employees a car allowance. We compensate our named executive officers according to the terms of their employment agreements with us.  Our ability to provide any cash incentive compensation, plan or non-plan, has been constrained by our limited cash resources. Accordingly, our executive compensation arrangements have been relatively straight forward.

Moreover, due to our limited available cash, during 2006, four of our five named executives have deferred a significant portion of their base salaries which as of December 31, 2006 aggregated approximately $533,855.

 Elements of Compensation

The principal elements of our compensation package are as follows, although we have not provided cash based compensation other than for base salary. We may consider in the future other cash based compensation once we become able to do so.

•	base salary;

•	annual cash incentive bonuses;

•	long-term incentive plan awards using stock options;

•	severance benefits;

•	change in control benefits;

•	401(k) savings plans;

•	retirement benefits;

•	perquisites and other compensation.

Base Salary

The amount of base salary paid to our named executive officers is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. When establishing base salaries for the executives, the Compensation Committee and management consider a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his prior employment and various qualified candidates to assume the individual’s role. Generally, we believe our executive’s base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies.

The base salary of each of our named executive officers is determined on the basis of such officer’s employment agreement with us.  At a minimum, our Compensation Committee reviews annually each executive officer’s base salary during our performance review. Base salaries may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and our cash position.  During 2006, we did not increase the salary of any of our named executive officers and do not expect to be able to do so in the near future.  Also, as discussed above, during 2006, four of our named executive officers deferred part of their base salaries.

Annual Cash Incentive Bonus

Due to the limited cash available to us, we currently do not have a bonus plan and, during 2006, we did not make any annual cash incentive award to our employees, including our named executive officers.

 Long-Term Incentive Plan Awards

We believe our long-term performance is fostered by a compensation methodology which compensates all employees, including our named executive officers, through the use of stock-based awards that foster a continuing stake of each employee in our long-term success.    We currently utilize stock options, and reserve the right at a later date to utilize restricted stock awards and other rights to receive compensation based on the value of our stock. Currently, we do not have a plan requiring us to make any grant or award of stock options or other equity based awards, except for certain annual awards to members of our board of directors who are also independent, discussed under “Director Compensation and Benefits,” below.

Our policy is to grant stock options to new employees pursuant to our 2003 Stock Incentive Plan for the reasons discussed above.  The amount of such grant is determined by the Compensation Committee.  During 2006, we granted stock options to our new employees, including Mr. Hare, our Chief Financial Officer, who received 200,000 non-qualified stock options exercisable at a price of $2.40per share.  Generally, the options vest 50% after the first year of employment and the remaining 50% after the second year of employment and have an exercise price equal to the fair market value of our stock on the date of grant.   In January 2007, the Compensation Committee approved the grant of stock options to all current employees for 2006 and 2007.  As part of our executive retention program, each named executive officer received 62,500 stock options for 2006 activities which options vest one year from the date of grant.

Our 2003 Stock Incentive Plan was adopted by our board of directors on August 29, 2003, and amended and restated on December 2, 2003.  The Plan was approved by stockholders at the special meeting of our stockholders that was held on February 13, 2004 which was to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Recently, our 2003 Stock Incentive Plan has been the principal method for our executive officers to acquire equity interests in us. We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies. However, due to the early stage of our business, we expect to provide a greater portion of total compensation to our executives through stock options rather than cash-based compensation.

Our Compensation Committee administers the 2003 Stock Incentive Plan, and consists of two or more directors appointed by our board of directors each of whom is a non-employee director and an outside director within the meaning of Section 162(m) of the Code, and determines the type and amount of awards to be granted to eligible employees, directors and consultants based upon the principles underlying our executive compensation program.  Awards under our 2003 Stock Incentive Plan are made throughout the year and are generally tied to Compensation Committee meetings. A total of 30,000,000 shares of our common stock are currently authorized for issuance under the 2003 Stock Incentive Plan. Shares subject to awards which expire, or are cancelled, or forfeited will again become available for issuance under the 2003 Stock Incentive Plan as described below. As of December 31, 2006, there were 4,151,100 shares reserved for issuance under the 2003 Stock Incentive Plan and 24,578,900 shares available for future awards.

Under the Plan, Guardian may issue options which will result in the issuance of up to an aggregate of 30,000,000 shares of our common stock. This aggregate number of shares and the number of shares in an award (as well as the option price) may be adjusted if the outstanding shares of Guardian are increased, decreased or exchanged through merger or other stock transaction.  The Plan provides for options which qualify as incentive stock options (Incentive Options or ISOs) under Section 422 of the Internal Revenue Code of 1986, as well as the issuance of non-qualified options (Non-Qualified Options) which do not so qualify. The shares issued by Guardian under the Plan may be either treasury shares or authorized but unissued shares as Guardian’s board of directors or the Compensation Committee may determine from time to time.

Under the Plan, Guardian may grant Non-Qualified Options to directors or consultants of Guardian and its subsidiaries at any time and from time-to-time as shall be determined by the Compensation Committee. The Plan also provides for the issuance of Incentive Options to any officer or other employee of Guardian or its subsidiaries as selected by the Compensation Committee. Options granted under the Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the Plan.

The price at which shares of common stock covered by the option can be purchased is determined by the Compensation Committee. In the case of an Incentive Option, the exercise price shall not be less than the fair market value of Guardian’s common stock on the date the option was granted or in the case of any optionee who, at the time such incentive stock option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Guardian or a subsidiary, not less than one hundred ten percent of the fair market value of such stock on the date the Incentive Option is granted.

To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the Plan described above, the Incentive Option or Non-Qualified Option will expire as to any then unexercised portion. To exercise an option, the Plan participant must provide written notice of the exercise setting forth the number of shares with respect to which the option being exercised to Guardian and tender an amount equal to the total option exercise price of the underlying shares in accordance with the relevant option agreement. The right to purchase shares is cumulative so that once the right to purchase any shares has vested; those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the option.

Except as specifically provided in an option agreement, options granted under the Plan may not be sold, pledged, transferred or assigned in any way, except by will or by the laws of descent and distribution, and during the lifetime of a participant to whom the Incentive Option is granted, the Incentive Option may be exercised only by the participant.

The Plan may be modified or terminated at any time.  Any such amendment or termination will not affect outstanding options without consent of the optionee.

The following is a brief summary of the principal income tax consequences of awards under the Plan. This summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect.  This summary is not intended to be exhaustive.

•

Non-Qualified Options.  A participant who receives Non-Qualified Options does not recognize taxable income upon the grant of an option, and Guardian is not entitled to a tax deduction.  Guardian is generally entitled to tax a deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant (generally when the option is exercised).  Any appreciation in value after the time of exercise will be taxable to the participant as capital gain (assuming it is a capital asset) and will not result in a deduction by Guardian.

•

Incentive Options.  A participant who receives an Incentive Option does not recognize taxable income upon the grant or exercise of the option and Guardian is not entitled to a tax deduction.  The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as an item of adjustment for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise.

•

A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of ISOs.  The nature of the gain or loss depends on how long the option shares were held.  If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted or one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares.  If the option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale or the difference between the fair market value of the option shares on the date of exercise and the option price.  Any additional gain will be taxable to the participant as a long-term or short term capital gain, depending on how long the option shares were held.  Guardian is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

Stock Options:

Stock option grants are typically made at the commencement of employment and generally thereafter by the Compensation Committee upon achievement of key strategic goals and on the anniversary of previous grants. Periodic stock option grants are made at the discretion of the Compensation Committee, and in appropriate circumstances the Compensation Committee may consider the recommendation of members of management. In January 2007, most employees were awarded non-qualified stock options, including the named executives officers, as footnoted in the below “Grants of Plan- Based Awards” table. The Compensation Committee determines the exercise price of options awards granted under our 2003 Stock Incentive Plan, but with respect to non-qualified stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must at least be equal to the fair market value of our common stock on the date of grant.

Our Compensation Committee determines the term of all options with a goal of competitiveness in the marketplace. Generally, the option awards vest 50% per year, over a two year period.  Each option shall expire on the earliest of (a) ten years from the date it is granted, (b) sixty days after the optionee dies or becomes disabled, (c) immediately upon the optionee's termination of employment or service or cessation of board service, whichever is applicable, or (d) such date as the board of directors or Compensation Committee shall determine, as set forth in the relevant option agreement; provided, however, that no ISO which is granted to an optionee who, at the time such option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Guardian or any of its subsidiaries, shall be exercisable after the expiration of five years from the date such option is granted. Option holders are also generally allowed to exercise a stock option at any time after the option has vested and become exercisable.

Unless otherwise determined by the Compensation Committee, the 2003 Stock Incentive Plan does not allow for the sale or transfer of awards under the plan other than by will or the laws of descent and distribution, and may be exercised only during the lifetime of the participant and only by such participant. We do not have a policy to recover awards if relevant performance measures upon which they were based are restated or otherwise adjusted in a manner that would reduce the size of a payment. Our 2003 Stock Incentive Plan terminates on August 29, 2013.

In anticipation of implementation of SFAS 123R, we accelerated the vesting of the outstanding options in December 2005, prior to adopting SFAS 123R.  We applied the guidance of SAB 107 in conjunction with the adoption of SFAS 123R.  This acceleration was for all employees, including the named executive officers.

Restricted Stock:

Currently, we do not utilize restricted stock as a means of compensating our employees, including our named executive officers; however, we may do so in the future.

Severance and Change in Control Benefits

Our named executive officers are covered by employment agreements which specify payments in the event the executive’s employment is terminated. The type and amount of payments vary by executive level and the nature of the termination. These termination benefits are payable if and only if the executive’s employment terminates as specified in the applicable employment agreement.  Also, two of our named executive officers, Mr. Donovan and Mr. Hare, have employment agreements that require us to make certain payments in the event of a change in control and upon the occurrence of certain other material events.

Our primary reason for including termination and change in control benefits in compensation packages is to attract and retain the best possible executive talent. We believe our termination benefits are competitive with general industry packages. For a further description of these severance benefits, see “—Employment Agreements” and “Severance and Change in Control Benefits” below.

In addition, our 2003 Stock Incentive Plan provides that in the event of our “change in control,” the Compensation Committee may otherwise determine the status of unvested options or restricted stock, including, without limitation, whether the successor corporation will assume or substitute an equivalent award, or portion thereof, for each outstanding award under the plan or, if there is no assumption or substitution of unvested outstanding awards, such unvested awards may be canceled.

 401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following 90 days of employment. The 401(k) plan permits us to make profit sharing contributions to eligible participants, although we currently do not match contributions. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. All employee contributions are 100% vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We believe that offering a 401(k) retirement plan fosters our ability to attract and retain the best possible executive talent.

Deferred Compensation and Pension Plans

Currently, we do not have a company sponsored deferred compensation or pension plan for all employees, including our named executive officers.

Perquisites and Other Compensation

During the fiscal year ended December 31, 2006, two of our named executive officers received reimbursement of up to $6,000 annually for automobile expenses as required under the terms of their employment agreements. See “—Employment, Severance and Change in Control Arrangements,” below.  Currently, we do not provide short or long term disability or life insurance coverage for employees, including our named executive officers, as a result of our current cash position.  We do provide health care benefits to all employees including our named executive officers, and such benefits are contributory.

We intend to continue to maintain executive benefits and perquisites for officers, however, the Compensation Committee may in its discretion revise, amend or increase named executive officers’ perquisites as it deems advisable. We believe these benefits and perquisites are currently not above median competitive levels for comparable companies and are beneficial in attracting and retaining executive talent.

Equity Ownership Guidelines

Currently, we do not have any equity ownership guidelines for our executive officers or directors.

Role of Executive Officers in Executive Compensation

The Compensation Committee considers management’s recommendation and other factors mentioned above in determining the compensation payable to each of the named executive officers as well as the compensation of the members of the board of directors.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned or awarded to our CEO, President and COO, CFO and other named executive officers during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Compensation ($)
		Salary	Bonus	Stock Options Awards (1)	All Other (2)	Total

Michael W. Trudnak (3)	2006	$275,000	$-	$-	$6,000	$281,000
Chairman, CEO

William J. Donovan (4)	2006	265,000	-	-	6,000	271,000
President/COO

Gregory E. Hare (5)	2006	200,000	-	412,000	-	612,000
Chief Financial Officer

Steven V. Lancaster	2006	125,000	-	-	-	125,000
Vice President

Darrell E. Hill (6)	2006	125,000	-	-	-	125,000
Vice President

(1) Reflects the grant date fair value of the options estimated using option-pricing models calculated in accordance with FAS 123(R). See Note 2 "Significant Accounting Policies" to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FAS 123(R).

(2) All Other Compensation consists of monthly automobile allowance expenses.
(3) For Mr. Trudnak, includes 2006 accrued and unpaid salary of 163,033, for a cumulative deferral of $240,423.
(4) For Mr. Donovan, includes 2006 accrued and unpaid salary of $129,257.
(5) For Mr. Hare, includes 2006 accrued and unpaid salary of $114,182.
(6) For Mr. Hill, includes 2006 accrued and unpaid salary of $49,993.

Grants of Plan-Based Awards Table

The following table sets forth information regarding stock option awards to our named executive officers under our 2003 Stock Incentive Plan during the fiscal year ended December 31, 2006.

Name (1)	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)

Michael W. Trudnak	-	0	$0.00
William J. Donovan	-	0	0.00
Gregory E. Hare	1/16/2006 (2)	200,000	2.40
Steven V. Lancaster	-	0	0.00
Darrell E. Hill	-	0	0.00

(1) In addition to the non-qualified stock options reflected above, 62,500 options were granted to each of the named executive officers in January, 2007 related to calendar year 2006.  The options price per share is $0.82, for a total fair value on the grant date of $51,250 for each named executive officer.

(2) Two year vesting period with 50% vested after year one, and 50% vested after year two.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each named executive officer regarding the number of shares subject to exercisable and unexercisable stock options as of December 31, 2006.

ExercisableUnexercisable

Name	Option Awards (1)
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Michael W. Trudnak	450,000	0	0	$0.36	2/18/2014
	10,000	0	0	3.60	2/18/2014

William J. Donovan	200,000	0	0	0.50	8/18/2013
	600,000	0	0	0.50	2/18/2014
	10,000	0	0	3.60	2/18/2014
	200,000	0	0	2.67	11/21/2015

Gregory E. Hare	0	200,000	0	2.40	1/16/2016

Steven V. Lancaster	250,000	0	0	0.50	2/18/2014
	10,000	0	0	3.60	2/18/2014

Darrell E. Hill	460,000	0	0	0.50	2/18/2014
	10,000	0	0	3.60	2/18/2014

(1) In addition to the non-qualified stock options reflected above, 62,500 options were granted to each of the named executive officers in January, 2007 related to calendar year 2006.  The options price per share is $0.82, for a total fair value on the grant date of $51,250 for each named executive officer.

Option Exercises Table

The following table sets forth information for each named executive officer regarding the number of shares acquired upon the exercise of stock options during the year ended December 31, 2006, and the aggregate dollar value realized upon the exercise of the option.  We currently do not have stock appreciation rights (SARs) or restricted stock plans.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Vesting ($) (1)

Michael W. Trudnak	0	$0
William J. Donovan	0	0
Gregory E. Hare	0	0
Steven V. Lancaster	400,000	540,000
Darrell E. Hill	200,000	320,000

(1) Represents the difference between the market price at exercise and the exercise price.

Employment, Severance and Change in Control Arrangements

 The employment agreements for each named executive officer are multiple years in duration. Each of the named executive officers employment agreement provides for an annual base salary and a discretionary annual incentive cash bonus and/or equity awards.  In subsequent years, the amount of annual incentive cash and/or equity award bonus is subject to determination by our board of directors without limitation on the amount of the award. Each of the agreements provides for a severance payment over a prescribed term in the event the named executive is terminated without cause, including for Mr. Donovan and Mr. Hare, if their duties are materially changed in connection with a change in control. Each agreement also provides that no severance payment is due in the event of termination for cause, which includes termination for willful misconduct, conviction of a felony, dishonesty or fraud. Each agreement further contains an agreement by the named executive officer not to compete with us for a defined term equal in length to the applicable severance payment in the respective employment agreement, which we feel is reasonable and consistent with industry guidelines.

Michael W. Trudnak.   Mr. Trudnak serves as Chairman of the Board, Secretary, and Chief Executive Officer and is a Class III director.  We entered into an employment agreement with Mr. Trudnak, which commenced on January 1, 2003.  We amended his agreement effective December 10, 2004. The amended agreement is for a three year term commencing June 26, 2003, and automatically renews for successive one year terms unless earlier terminated.  Mr. Trudnak’s employment agreement automatically renewed for a further one year term on June 25, 2006.  The employment agreement provides for annual compensation to Mr. Trudnak of $275,000 and a monthly automobile allowance of $500. The agreement provides for incentive compensation and/or bonuses as determined by Guardian, participation in Guardian’s stock option plan, and participation in any Guardian employee benefit policies or plans.  The employment agreement may be terminated upon the death or disability of the employee or for cause, in which event Guardian’s obligation to pay compensation shall terminate immediately.  In the event the agreement is terminated by us other than by reason of the death or disability of the employee or for cause, the employee is entitled to payment of his base salary for one year following termination.  The employee may terminate the agreement on 30 days’ prior notice to Guardian. The employee has entered into an employee proprietary information, invention assignment and non-competition agreement, pursuant to which the employee agrees not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination of employment, and agrees not to  solicit employees or customers of Guardian following termination of employment.

William J. Donovan.   Mr. Donovan serves as President and Chief Operating Officer of Guardian, and previously served as Chief Financial Officer.  We entered into a new employment agreement with Mr. Donovan on November 21, 2005, which superseded his previous employment agreement with Guardian, dated effective August 18, 2003.  The new employment agreement is for a term of three (3) years unless earlier terminated, and is automatically renewed for a one (1) year term unless earlier terminated.  The employment agreement provides for an annual salary of $265,000.  The agreement provides for annual performance bonuses based on goals established by Guardian and agreed to by Mr. Donovan, a monthly automobile allowance of $500, participation in our stock option and other award plans (which options or awards shall immediately vest upon a “change in control”), and participation in any benefit policies or plans adopted by us on the same basis as other employees at Mr. Donovan’s level.

The employment agreement may be terminated by Mr. Donovan on 30 days’ prior written notice.  The employment agreement may be terminated by us by reason of death, disability or for cause.  In the event the agreement is terminated for death or disability of the employee, our obligation to pay compensation to the employee shall terminate immediately; provided that if we do not maintain disability insurance for the employee, he is entitled to be paid his base salary for one year following his disability.  In the event the he is terminated other than by reason of his death, disability, for cause, or change in control, Mr. Donovan is entitled to payment of his base salary for one year following termination.  Further if Mr. Donovan terminates his employment for the following material reasons (each a “material reason”): written demand by us to change the principal workplace of the employee to a location outside of a 50-mile radius from the current principal address of Guardian; a material reduction in the number or seniority of personnel reporting to employee or a material reduction in the frequency  or in nature of matters with respect to which such personnel are to report to employee, other than as part of a company-wide reduction in staff; an adverse change in employee’s title; a material decrease in employee’s responsibilities; or a material demotion, Mr. Donovan is entitled to be paid the greater of the base salary remaining under the employment agreement or twelve months base salary.

In the event of a “change in control” of Guardian and, within 12 months of such change of control, employee’s employment is terminated or one of the events in the immediately preceding sentence occurs, Mr. Donovan is entitled to be paid his base salary for 18 months following such termination or event.  A “change in control” would include the occurrence of one of the following events:

•

the approval of the stockholders for a complete liquidation or dissolution of Guardian;

•

the acquisition of 20% or more of the outstanding common stock of Guardian or of voting power by any person, except for purchases directly from Guardian, any acquisition by Guardian, any acquisition by a Guardian employee benefit plan, or a permitted business combination;

•

if two-thirds of the incumbent board members as of the date of the agreement cease to be board members, unless the nomination of any such additional board member was approved by three-quarters of the incumbent board members;

•

upon the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of Guardian, except if (i) all of the beneficial owners of Guardian’s outstanding common stock or voting securities who were beneficial owners before such transaction own more than 50% of the outstanding common stock or voting power entitled to vote in the election of directors resulting from such transaction in substantially the same proportions, (ii) no person owns more than 20% of the outstanding common stock of Guardian or the combined voting power of voting securities except to the extent it existed before such transaction, and (iii) at least a majority of the members of the board before such transaction were members of the board at the time the employment agreement was executed or the action providing for the transaction.

Also, Mr. Donovan has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Gregory E. Hare.  Mr. Hare serves as our Chief Financial Officer. We entered into an employment agreement with Mr. Hare commencing on January 30, 2006. The employment agreement is essentially the same as the agreement we entered into with Mr. Donovan, except that the agreement is for a term of two (2) years unless earlier terminated and is automatically renewed for an additional one (1) year term unless earlier terminated.  The employment agreement provides for a base salary of $200,000 per annum and no automobile allowances. The agreement provides for annual performance bonuses based on goals established by us and agreed to by Mr. Hare, participation in our stock option and other award plans, and participation in any company benefit policies or plans adopted by us on the same basis as other employees at Mr. Hare’s level.  We agreed to grant to Mr. Hare, subject to approval of our Compensation Committee, stock options to purchase 200,000 shares of our common stock pursuant to our 2003 Stock Incentive Plan, one-half of which options will vest on the one year anniversary of the commencement of his employment and the remaining options vesting on the two year anniversary of the commencement of his employment.

Also, Mr. Hare has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to  solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Steven V. Lancaster and Darrell E. Hill.  We entered into employment agreements with Mr. Hill, Vice

President, Program Management, and Mr. Lancaster, Vice President, Business Development which we amended on December 10, 2004.  The amended agreements are essentially the same as the agreements with Mr. Trudnak, except that the agreements provide for base salaries of $125,000 per annum and no automobile allowances. Each of Messrs. Lancaster’s and Hill’s employment agreements automatically renewed for a further one year term on May 19, 2006.

Each of the foregoing agreements provides that the employee shall be entitled to participate in any stock option plan that we subsequently adopt, including the 2003 Stock Incentive Plan. Mr. Trudnak’s original employment agreement provided for the grant of an aggregate of 400,000 shares of our restricted stock. However, effective June 21 2004, Mr. Trudnak agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 400,000 shares of common stock at an exercise price of $.36 per share. Also, each of Messrs. Hill’s and Lancaster’s original employment agreements provided for the grant of 200,000 shares of our restricted stock. However, effective June 21 2004, each of Messrs. Hill and Lancaster agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $.50 per share.

Potential Payments upon Termination or Change in Control

As described under “Employment, Severance and Change in Control,” above, we are required to make certain severance payments to all of our named executive officers and provide certain change in control benefits to Mr. Donovan and Mr. Hare.  In the event of the occurrence of such events, such named executive officer, as applicable, would be entitled to (a) cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and severance pay and (b) in certain cases, the accelerated vesting of outstanding stock options and restricted stock.  Healthcare benefits would be continued at the individuals’ election and cost through the COBRA plan.  Perquisites would be discontinued upon termination.

Cash Severance and Change in Control Payments

The following table summarizes the potential payments and benefits payable to each of our named executive officer upon termination of employment or change in our control assuming our named executive officers were terminated on December 31, 2006:

Name	Other Than Death, Disability, or Cause (1)	Disability (1)	Material Reason (1)	Change in Control (2)

Michael W. Trudnak	$275,000	$-	$0	$0
William J. Donovan	265,000	265,000	265,000	397,500
Gregory E. Hare	200,000	200,000	200,000	300,000
Steven V. Lancaster	125,000	0	0	0
Darrell E. Hill	125,000	0	0	0

(1) Represent 12 months salary, and does not include accrued and unpaid salary, nor earned and unused vacation.
(2) Represent 18 months salary, and does not include accrued and unpaid salary, nor earned and unused vacation.

Acceleration o f Vesting of Option Awards

If our named executive officers were terminated on December 31, 2006, the applicable officer is entitled to automatically and immediately vest in his or her outstanding stock options, as described in the table below:

Name/Circumstances	Description of Equity Awards

Gregory E. Hare (Change of Control, Death, or Disability)	200,000 options immediately vest and become exercisable in full at a total exercise value of $480,000 (average of $2.40 per share).

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans by us. The Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Director Compensation and Benefits

Under our “Policy Regarding Compensation of Independent Directors,” which we adopted on December 22, 2005 (Policy), we furnish the following compensation to our independent directors:

•

At the beginning of each calendar year, each independent director receives annual compensation in the form of non-qualified options to purchase 5,000 shares of common stock and 2,500 non-qualified options for each board committee of which he or she is a member (which options vest and become exercisable one year after the date of grant), or a pro rata portion of such number if a director is elected after the beginning of the year.

•

Each newly appointed director receives a one-time grant of 10,000 non-qualified stock options, which options vest and become exercisable one year after the date of grant.

•

Each director who was a director on January 1, 2005, also receives a one-time (true-up) grant of 10,000 non-qualified stock options that vest and become exercisable one year from the grant date.

•

Effective December 31, 2005, the vesting of options issued to our current directors was accelerated and such options became immediately exercisable.

•

We reimburse our independent directors for out of pocket expenses in connection with travel to and attending board and committee meetings.

All of the options we issue to independent directors are pursuant to our 2003 Stock Incentive Plan.  The options are exercisable for a period of ten years and at a price equal to the fair market value of Guardian’s common stock on the date of grant.

The board, at its discretion, may grant additional awards of options, restricted stock and/or cash compensation to its independent directors as it may determine from time to time.

Our Policy may be amended, altered or terminated at the election of the board, provided no amendment, alteration or terminations shall have a retroactive effect or impair the rights of an independent director under any option grant theretofore granted.

Our directors who are also officers of or employed or engaged as consultants by Guardian or any of its subsidiaries are not additionally compensated for their board activities.

The following table sets forth compensation to our independent directors in 2006. Currently, our independent directors only receive stock option awards as compensation for their services to us and do not receive any cash compensation other than reimbursement of expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total $

Sean W. Kennedy (2)	$0	$0	$14,175	$0	$0	$0	$14,175
Charles T. Nash (2)	0	0	14,175	0	0	0	14,175
Gina Marie Lindsey	0	0	29,100	0	0	0	29,100
Marko A. Zorko (3)	0	0	0	0	0	0	0
Michael Mace (4)	0	0	0	0	0	0	0

(1) Reflects the grant date fair value estimated using option-pricing models calculated in accordance with FAS 123(R). See Note 2 "Significant Accounting Policies" to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FAS 123(R).

(2) Represents options granted in January 2007 of (i) 12,500 options related to calendar year 2006 director activities; and (ii) 10,000 options for a true-up of 2005 options, consistent with provisions in the adoption on December 22, 2005 of "Policy Regarding Compensation of Independent Directors" as outlined above. The options have a grant date fair value calculated in accordance with FAS 123(R).

(3) Resigned effective 12/21/06.
(4) New director effective 1/24/07.

Other Arrangements

We maintain a “claims made” officers and directors liability insurance policy with coverage limits of $5,000,000 and a maximum $200,000 deductible amount for each claim.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2006, information with regard to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2003 Amended and Restated Stock Incentive Plan	4,151,100	$1.71	24,578,900
Equity compensation plans not approved by stockholders	0	0	0

Total	4,151,100	$1.71	24,578,900

RELATED PARTY TRANSACTIONS

In addition to the executive and director compensation arrangements, including employment and change in control arrangements discussed above under “Directors and Executive Officers,” the following is a description of transactions since January 1, 2006, to which we have been a party in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Consulting Agreement with Mr. Dishaw and Change-in-Control Arrangement

Effective November 21, 2005, Mr. Robert A Dishaw resigned as President and Chief Operating Officer of Guardian and Guardian and we agreed with him to terminate his employment agreement, dated December 10, 2004.  However, Mr. Dishaw remained a director and provided consulting services to Guardian under a consulting services agreement, dated effective November 21, 2005.  Mr. Dishaw resigned as a director on August 14, 2006, and remains a principal stockholder.

The consulting services agreement provides that Mr. Dishaw will perform services with regard to the distribution of our products through EGC International, Inc., and that he shall be the primary intermediary with EGC. The agreement is for a term of three (3) years unless earlier terminated.  We have agreed to pay him a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw will also be entitled to be paid a sales override commission of 3% of gross revenues from sales of Guardian products to EGC or its resellers and 3% of gross revenues from sales of our products to certain approved clients.  Mr. Dishaw is entitled to continue to participate in our benefit policies and plans and to receive reimbursement of reasonable expenses.  The agreement may be terminated by Mr. Dishaw upon thirty (30) days’ prior written notice. The agreement may also be terminated by reason of his death, disability, for cause, or by reason of a “change in control” of us.  In the event of termination by reason of death or cause, he is not entitled to any further compensation.  In the event of termination by reason of disability, he is entitled to receive a lump sum of $50,000 within 30 days of termination, subject to our right to have the agreement reinstated in the event he is able to resume his duties under the agreement.  Upon the occurrence of a change in control, he is entitled to receive a discounted lump sum equal to the remaining compensation due under the agreement.  The term “change in control” means:

•

Acquisition by any person or group of our securities representing 50% or more of our common stock and/or combined voting power of its outstanding securities;

•

Substantially all of our assets or assets that constitute a substantial or material business segment are sold, exchanged, transferred or otherwise disposed of;

•

Our shareholders approve a merger, consolidation, share exchange, division or other reorganization or transaction of Guardian with another person, other than a transaction that would result in our voting securities outstanding immediately before the transaction continuing to represent at least two-thirds of the combined voting power immediately after such transaction of (i) Guardian’s outstanding securities, (ii) the surviving entity’s securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, in each case that have the right under ordinary circumstances to elect a majority of such entity’s board of directors or other governing body;

•

During any period of twenty-four months, individuals who at the beginning of such period constituted our board of directors cease for any reason to constitute at least a majority of the board of directors of Guardian.

The agreement provides for mutual releases of all claims, including claims arising out of Mr. Dishaw’s

employment by Guardian and for mutual indemnification.   The agreement also provides that if certain disputes are not resolved within 30 days by the parties, such disputes may be referred to binding arbitration.

Also, Mr. Dishaw has entered into a proprietary information, invention assignment and non-competition agreement, pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment/engagement become our property, agrees not to compete with our business for a period of one year following termination or expiration of his engagement, and agrees not to  solicit our employees or customers following termination of his engagement.

Consulting Agreement with McBee Strategic Consulting

On March 15, 2006, we entered into an agreement with McBee Strategic Consulting.  Under the agreement, McBee has agreed to provide to us certain general business and governmental consulting related to federal legislative and regulatory activity.  The agreement provides that we will pay to McBee a monthly retainer of $15,000.  The agreement is for a term of one year with annual renewals unless otherwise terminated by either party.  During fiscal year 2006, we paid to McBee approximately $52,500.    Ms. Lindsey, who became a director of Guardian in August 2006, is employed as a Vice President of McBee, but does not have an ownership interest in McBee.  Ms. Lindsey receives a salary and employee benefits from McBee Strategic Consulting and, to the extent thereof, may be deemed to have an interest in the transaction.  The agreement with McBee was reviewed and approved by the board of directors prior to the appointment of Ms. Lindsey to the board of directors.

Loans From Our Chief Executive Officer

On April 21, 2006, we entered into a Loan Agreement with Mr. Michael W. Trudnak, the Chairman and Chief Executive Officer pursuant to which Mr. Trudnak loaned us $200,000.  We issued a non-negotiable promissory note, dated effective April 21, 2006, to Mr. Trudnak in the principal amount of $200,000.  The note is unsecured, non-negotiable and non-interest bearing.  The note is repayable on the earlier of (i) six months after the date of issuance, (ii) the date we receive aggregate proceeds from the sale of our securities after the date of the issuance of the Note in an amount exceeding $2,000,000, or (iii) the occurrence of an event of default.  The following constitute an event of default under the note: (a) the failure to pay when due any principal or interest or other liability under the loan agreement or under the note; (b) the material violation by us of any representation, warranty, covenant or agreement contained in the loan agreement, the note or any other loan document or any other document or agreement to which we are a party or by which we or any of our properties, assets or outstanding securities are bound; (c) any event or circumstance shall occur that, in the reasonable opinion of the lender, has had or could reasonably be expected to have a material adverse effect; (d) an assignment for the benefit of our creditors; (e) the application for the appointment of a receiver or liquidator for us or our property; (f) the issuance of an attachment or the entry of a judgment against us in excess of $100,000; (g) a default with respect to any other obligation due to the lender; or (h) any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors by or with respect to us, provided however with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within 30 days of the date of such petition.  In the event of the occurrence of an event of default, the loan agreement and note shall be in default immediately and without notice, and the unpaid principal amount of the loan shall, at the option of the lender, become immediately due and payable in full.  We agreed to pay the reasonable costs of collection and enforcement, including reasonable attorneys’ fees and interest from the date of default at the rate of 18% per annum.  The note is not assignable by Mr. Trudnak without our prior consent.  We may prepay the note in whole or in part upon ten days notice.  On October 21, 2006, Mr. Trudnak extended the due date of the loan to December 31, 2006. Subsequently, on October 3 and October 18, 2006, Mr. Trudnak loaned to us $102,000 and $100,000, respectively, on substantially the same terms as the April 21, 2006 loan, except that each loan is due six months after the date thereof.  Accordingly, following such additional loans, we owed an aggregate of approximately $402,000 to Mr. Trudnak.  On November 10, 2006, Mr. Trudnak extended the due dates of such loans to May 31, 2007, except that $100,000 of the April 21, 2006, loan becomes due upon our raising $2,500,000 in financing after November 6, 2006, and the remaining amount of such loans become due upon our raising an aggregate of $5,000,000 in financing after November 6, 2006, and prior to May 31, 2007.  Following the first closing of our Debenture and Series D Warrant financing on November 8, 2006, we repaid the $100,000 in principal amount of the April 1, 2006, loan to Mr. Trudnak.  As of January 31, 2007, we owed Mr. Trudnak an aggregate of approximately $302,000.   The terms of the above transaction were reviewed and approved by our audit committee and by our board of directors.

Review, approval or ratification of transactions with related parties

Our policy is to have any transaction, other than one that involves compensation between us and any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if approved by our audit committee and only if the transaction is an arm’s length transaction and reasonable and fair to Guardian. The approval of our compensation committee is required to approve any transaction that involves compensation to our directors and executive officers.  This approval process does not apply to a transaction that is available to employees generally.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 28, 2007, the beneficial ownership of our common stock by (i) any person we know who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  As of March 28, 2006 there were 34,584,849 shares of our common stock issued and outstanding.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (1)	% of Common Stock Beneficially Owned
Michael W. Trudnak	5,311,000 (2)	15.16%
William J. Donovan	1,020,200 (3)	2.87%
Sean W. Kennedy	53,550 (4)	*
Charles T. Nash	23,000 (5)	*
Gina M. Lindsey	10,000 (6)	*
Michael R. Mace	0 (7)	*
Darrell H. Hill	735,700 (8)	2.10%
Steven V. Lancaster	734,000 (9)	2.11%
Gregory E. Hare	100,000 (10)	*
Robert A. Dishaw	4,635,644 (11)	13.40%
Tobin Family Trust	2,073,261 (12)	5.99%
All executive officers and directors as a group (9 people)	7,987,450 (13)	21.63%

*

Represents less than 1%.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.  Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.  All addresses, except as noted, are c/o Guardian Technologies International, Inc., 516 Herndon Parkway, Herndon, Virginia  20170.

(2)	Includes 460,000 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include shares underlying 125,000 options that are not currently exercisable.
(3)	Includes 1,010,000 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include 125,000 shares underlying options that are not currently exercisable.
(4)

Includes 25,500 shares underlying options to purchase shares of common stock which are currently exercisable.  Includes 10,000 shares of common stock owned by Mr. Kennedy’s wife with respect to which Mr. Kennedy disclaims beneficial ownership.  Does not include shares underlying 35,000 options that are not currently exercisable.

(5)	Includes 18,500 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include shares underlying 35,000 options that are not currently exercisable.
(6)	Does not include shares issuable upon exercise of 25,000 options which are not currently exercisable.
(7)	Does not include shares underlying 12,500 options that are not currently exercisable.
(8)	Includes 470,000 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include shares underlying 93,750 options that are not currently exercisable.
(9)	Includes 260,000 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include shares underlying 125,000 options that are not currently exercisable.
(10)	Does not include shares underlying 225,000 options that are not currently exercisable.
(11)

Includes 10,000 shares underlying options to purchase shares of common stock which are currently exercisable.   The number of shares owned by Mr. Dishaw is based solely upon information contained in a Form 4 filed by Mr. Dishaw on December 28, 2006.  The address for Mr. Dishaw as set forth in his Form 4 is 848 Brickell Key Drive, Suite 2006, Miami, Florida  33131.

(12)

Mr. Morrie Tobin and his wife Gale Tobin are the trustees of the Tobin Family Trust and have shared voting and dispositive power with regard to such shares.  The address for the trust is 40 Bassano Road, Toronto, Ontario, Canada.  The number of shares owned by the trust and the foregoing information is based solely upon information contained in an amended Schedule 13G/A  filed by Mr. and Mrs. Tobin and the trust with the SEC on February 12, 2007.

(13)

Includes shares underlying options to purchase an aggregate of  460,000, 1,010,000, 470,000, 260,000, 25,500, 18,500 and 100,000 shares of common stock which are currently exercisable that have been granted to Messrs. Trudnak, Donovan, Hill, Lancaster, Kennedy,  Nash and Hare,  respectively.  Does not include shares underlying options to purchase an aggregate of 125,000, 125,000, 35,000, 35,000, 25,000, 12,500, 93,750, 125,000, 225,000 shares of common which are not currently exercisable that have been granted to Messrs. Trudnak, Donovan, Kennedy, Nash, Lindsey, Mace, Hill, Lancaster and Hare, respectively.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock by the selling stockholders as of March 28, 2007, the number of shares that may be sold in this offering, and the number of shares they will own after the offering, assuming they sell all of the shares so offered.  The number of shares of common stock beneficially owned by the selling stockholders who purchased Debentures and Series D Common Stock Purchase Warrants and potentially offered by this prospectus includes shares of our common stock that we may issue in lieu of interest accrued under our Debentures through December 22, 2006.  Accordingly, this prospectus is not available with regard to the resale of shares of our common stock we issue to selling stockholders in lieu of interest under our Debentures that accrues after December 22, 2006, the date of the initial filing of the registration statement of which this prospectus forms a part.  The number of shares of common stock beneficially owned by the selling stockholders who purchased Debentures and Series D Common Stock Purchase Warrants and potentially offered by this prospectus also includes 130% of the amount of shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Common Stock Purchase Warrants as required pursuant to the terms of the Registration Rights Agreements we entered into with such holders.

The percentage of beneficial ownership set forth in the following table is based upon 34,584,849 shares of our common stock which were outstanding on March 28, 2007.  Except as noted below, none of the selling stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.  Except as noted below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

We will not receive any proceeds from the resale of the common stock by the selling stockholders.  We will receive proceeds from the exercise of the warrants, if any.  Assuming the selling stockholders sell all of their shares, none of the selling stockholders will continue to own any shares of our common stock following the offering.

This prospectus, as it may be amended or supplemented from time to time, relates to the offering of up to 13,751,118 shares of common stock that may be sold by the selling stockholders, including:

•

up to 4,453,709 of our shares that may be issued upon conversion of our Series A 10% Senior Convertible Debentures;

•

up to 4,453,709 of our shares that may be issued upon exercise of outstanding Series D Common Stock Purchase Warrants;

•

up to 623,520 of our shares that may be issued upon exercise of outstanding placement agent’s warrants issued as compensation in connection with the sale of the Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants;

•

up to 1,157,971 shares representing shares that that may be issued in lieu of interest accrued through December 22, 2006, under our Series A 10% Senior Convertible Debentures.  This prospectus is not available with regard to the resale of shares of common stock we issue to the selling stockholders in lieu of interest under our Series A 10% Senior Convertible Debentures that accrues after December 22, 2006;

•

up to 2,672,234 shares representing 30% of the shares that may be issued upon conversion or exercise of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants as required under the terms of Registration Rights Agreements we entered into with investors in such securities;

•

up to 314,975 of our shares that may be issued upon exercise of outstanding placement agent’s warrants that were issued as compensation in connection with private placements of our convertible preferred stock, common stock and warrants during the period October 2003 through May 2004; and

•

up to 75,000 shares that may be issued upon exercise of outstanding common stock purchase warrants issued to certain consultants as compensation for services.

Midtown Partners & Co., LLC, acted as placement agent for our 2006 Debenture and Warrant financing.  Midtown is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the NASD.  Midtown’s principal offices are located in Boca Raton, Florida.  Pursuant to a Placement Agent Agreement we entered into with Midtown in July 2006, Midtown received a cash fee of 7% of the principal amount of the Debentures subscribed for at the first closing of the Debenture financing and will receive a similar fee upon the second closing of the Debenture financing following the effectiveness of the registration statement of which this prospectus forms a part.  Midtown is also entitled to receive a fee equal to 7% of the proceeds we receive from the exercise of the Series D Common Stock Purchase Warrants. At the first closing of the Debenture financing, we issued to Midtown placement agent’s warrants to purchase an aggregate of 623,520 shares of common stock, one-half of which became exercisable on November 8, 2006, and the remaining one-half will become exercisable following the second closing of the Debenture financing.  The placement agent’s warrants we issued to Midtown at closing are substantially the same as the Series D Common Stock Purchase Warrants we issued to investors, except that they contain a cashless exercise provision commencing immediately and contain a piggyback registration right.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before Offering (1)	Percent of Common Stock Owned Prior to Offering (1)	Number of Shares Being Offered Hereby	Number of Shares Owned After Offering	Percent of Common Stock Owned After Offering (1)
BridgePointe Master Fund Ltd.	2,473,324 (2)	6.67%	2,473,324	0	*
Castlerigg Master Investments Ltd.	2,473,324 (3)	6.67%	2,473,324	0	*
Crescent International Ltd.	2,473,324 (4)	6.67%	2,473,324	0	*
Enable Growth Partners LP	2,102,325 (5)	5.73%	2,102,325	0	*
Enable Opportunity Partners LP	247,333 (6)	*	247,333	0	*
GSSF Master Fund, LP	1,236,662 (7)	3.45%	1,236,662	0	*
Otago Partners, LLC	618,330 (8)	1.76%	618,330	0	*
Pierce Diversified Strategy Master Fund LLC, Ena	123,667 (9)	*	123,667	0	*
Truk International Fund LP	108,829 (10)	*	108,829	0	*
Truk Opportunity Fund LLC	880,505 (11)	2.48%	880,505	0	*
Midtown Partners & Co, LLC	249,408 (12)	*	249,408	0	*
J. Rory Rohan	153,380 (13)	*	153,380	0	*
Bruce Jordan	215,732 (14)	*	215,732	0	*
Gordon Maner	5,000 (15)	*	5,000	0	*
Bret Williams	635,334 (16)	1.82%	314,975	320,359	*
Trinity Financing Investments Corporation	65,000 (17)	*	65,000	0	*
Lucci Financial Group, LLC	10,000 (18)	*	10,000	0	*
Total	14,071,477		13,751,118	320,359

_______________

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.  Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.  The Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants contain a limitation on the amount of Debenture and Warrant that may be converted or exercised at any one time in the event the holder owns beneficially more than 4.99% of our common stock (without regard to the number of shares underlying the unconverted portion of the Debenture or Warrant).  Such limitation may be waived upon 61 days’ notice to us by the holder of the Debenture or Warrant, as the case may be, permitting the holder to change such limitation to 9.99%.

(2)

Represents (i) 1,349,086 shares underlying Series A 10% Senior Convertible Debenture and (ii) 1,124,238 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by BridgePointe is Mr. Eric S. Swartz.

(3)

Represents (i) 1,349,086 shares underlying Series A 10% Senior Convertible Debenture and (ii) 1,124,238 shares underlying Series D Common Stock Purchase Warrants.  The investment manager of Castlerigg is Sandell Asset Management Corp. (“Sandell”).  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Sandell is Mr. Thomas Sandell.  Castlerigg International Ltd. (“CI”) is the controlling shareholder of Castlerigg International Holdings Limited (“Holdings”).  Holdings is the controlling shareholder of Castlerigg.  Each of Holdings and CI may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg. Sandell, Mr. Thomas Sandell, CI and Holdings each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is hereinabove described.

(4)

Represents (i) 1,349,086 shares underlying Series A 10% Senior Convertible Debenture and (ii) 1,124,238 shares underlying Series D Common Stock Purchase Warrants.  The investment advisor to Crescent is Cantara (Switzerland) SA (“Cantara”).  In their capacities as managers of Cantara, the natural persons who have voting and dispositive power with regard to the shares beneficially owned by Crescent are Mr. Maxi Brezzi and Bachir Taleb-Ibrahimi.  Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(5)

Represents (i) 1,146,723 shares underlying Series A 10% Senior Convertible Debenture and (ii) 955,602 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Enable Growth Partners LP is Mr. Mitch Levine.  Mr. Levine disclaims beneficial ownership of such shares.  Enable Growth Partners LP is affiliated with a registered broker-dealer.  Enable Growth Partners LP purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 134,909 shares underlying Series A 10% Senior Convertible Debenture and (ii) 112,424 shares underlying Series D Common Stock Purchase Warrants owned by Enable Opportunity Partners LP or (i) 67,455 shares underlying Series A 10% Senior Convertible Debenture and (ii) 56,212 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Pierce Diversified Strategy Master Fund LLC, Ena and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(6)

Represents (i) 134,909 shares underlying Series A 10% Senior Convertible Debenture and (ii) 112,424 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Enable Opportunity Partners LP is Mr. Mitch Levine. Mr. Levine disclaims beneficial ownership of such shares. Enable Opportunity Partners LP is affiliated with a registered broker-dealer. Enable Opportunity Partners LP purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 1,146,723 shares underlying Series A 10% Senior Convertible Debenture and (ii) 955,602 shares underlying Series D Common Stock Purchase Warrants owned by Enable Growth Partners LP or (i) 67,455 shares underlying Series A 10% Senior Convertible Debenture and (ii) 56,212 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Pierce Diversified Strategy Master Fund LLC, Ena and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(7)

Represents (i) 674,543 shares underlying Series A 10% Senior Convertible Debenture and (ii) 562,119 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by GSSF is Mr. Tom C. Davis.

(8)

Represents (i) 337,271 shares underlying Series A 10% Senior Convertible Debenture and (ii) 281,059 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Otago is Lindsay A. Rosenwald, M.D.  Dr. Rosenwald is the sole shareholder and chairman of Paramount BioCapital, Inc., a registered broker-dealer. Otago purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(9)

Represents (i) 67,455 shares underlying Series A 10% Senior Convertible Debenture and (ii) 56,212 shares underlying Series D Common Stock Purchase Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Pierce is Mr. Mitch Levine. Mr. Levine disclaims beneficial ownership of such shares.  Pierce is affiliated with a registered broker-dealer. Pierce purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 1,146,723 shares underlying Series A 10% Senior Convertible Debenture and (ii) 955,602 shares underlying Series D Common Stock Purchase Warrants owned by Enable Growth Partners LP or (i) 134,909 shares underlying Series A 10% Senior Convertible Debenture and (ii) 112,424 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Enable Opportunity Partners LP and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(10)

Represents (i) 59,362 shares underlying Series A 10% Senior Convertible Debenture and (ii) 49,467 shares underlying Series D Common Stock Purchase Warrants.  The natural persons who have voting and dispositive power with regard to the shares beneficially owned by Truk International Fund LP are Mr. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of Truk International Fund, LP.  Messrs. Fein and Saltzstein disclaim beneficial ownership of the securities owned by Truk International Fund, LP.  Does not include (i) 480,276 shares underlying Series A 10% Senior Convertible Debenture and (ii) 400,229 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Truk Opportunity Fund, LLC, with respect to which Mr. Michael E. Fein and Stephen E Saltzstein have voting and dispositive power and with respect to which shares Messrs. Fein and Saltzstein disclaim beneficial ownership.

(11)

Represents (i) 480,276 shares underlying Series A 10% Senior Convertible Debenture and (ii) 400,229 shares underlying Series D Common Stock Purchase Warrants.  The natural persons who have voting and dispositive power with regard to the shares beneficially owned by Truk Opportunity Fund, LLC are Mr. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of Truk Opportunity Fund, LLC.  Messrs. Fein and Saltzstein disclaim beneficial ownership of the securities owned by Truk Opportunity Fund, LLC.  Does not include (i) 59,362 shares underlying Series A 10% Senior Convertible Debenture and (ii) 49,467 shares underlying Series D Common Stock Purchase Warrants beneficially owned by Truk International Fund LP with respect to which Mr. Michael E. Fein and Stephen E Saltzstein have voting and dispositive power and with respect to which shares Messrs. Fein and Saltzstein disclaim beneficial ownership.

(12)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Midtown Partners & Co., LLC, is Mr. Bruce Jordan, President of Midtown.  Mr. Jordan disclaims beneficial ownership of such shares.  Midtown Partners & Co., LLC is a registered broker-dealer.  Midtown acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time it acquired the warrants, it had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.

(13)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Rohan is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing. Mr. Rohan acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time he acquired the warrants, he had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.

(14)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Jordan is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Jordan acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time he acquired the warrants, he had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.  Does not include an aggregate of 249,408 shares underlying Placement Agent’s Warrants beneficially owned by Midtown Partners & Co., LLC, of which Mr. Jordan is the President, and with respect to which shares Mr. Jordan disclaims beneficial ownership.

(15)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Maner is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Maner acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time he acquired the warrants, he had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.

(16)

Includes (i) 320,359 shares of common stock and (ii) 314,975 shares underlying certain placement agent’s warrants issued as compensation in connection with certain private placements of securities we conducted during the period October 2003 through May 2004 for which Berthel Fisher & Company Financial Services, Inc. acted as placement agent. At the time of such financings, Mr. Williams was an affiliate of Berthel Fisher.  Mr. Williams is an affiliate of a registered broker-dealer.  Mr. Williams acquired the placement agent’s warrants in the ordinary course of business and, at the time of the purchase of the placement agent’s warrants, he had no agreements or understandings, directly or indirectly, with any person to distribute the warrants or underlying shares.  In October 2003, Mr. Williams purchased bridge notes from us in the principal amount of $100,000 and received an aggregate of 80,000 common stock purchase warrants which are no longer exercisable.

(17)

Represents shares issuable upon exercise of common stock purchase warrants that are currently exercisable.  The natural person who has voting and dispositive with regard to the shares held by Trinity is Trinity Bui.

(18)

Represents shares issuable upon exercise of common stock purchase warrants that are currently exercisable.  The natural person who has voting and dispositive power with regard to the shares held by Lucci is Mr. Michael Lucci.

*	Less than one percent.

Shares of common stock covered by this prospectus may be reoffered and resold from time to time through brokers in the over-the-counter market or otherwise at prices acceptable to the selling stockholders. To our knowledge, no specific brokers or dealers have been designated by any selling stockholder nor has any agreement been entered into in respect of brokerage commissions or for the exclusive sale of any shares which may be offered pursuant to this prospectus.  Alternatively, the selling stockholder may from time to time offer the shares through underwriters, dealers, or agents, which may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares from whom they may act as agents. The selling stockholder and any underwriters, dealers, or agents that participate in the distribution of the shares may be deemed “underwriters” under the Securities Act and any profit on the sale of the shares by them and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period commencing on the later of five business days prior to the determination of the offering price or such time as the person becomes a distribution participant.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, in connection with transactions in the shares during the effectiveness of the registration statement of which this prospectus is a part.  All of the foregoing may affect the marketability of the shares.

MARKET FOR OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “GDTI.” The following table sets forth the high and low bid prices for each quarter during 2006 and 2005.

	High	Low
Fiscal Year Ended December 31, 2006:
First Quarter	$2.76	$2.20
Second Quarter	$2.10	$1.69
Third Quarter	$2.72	$1.40
Fourth Quarter	$1.79	$0.66

Fiscal Year Ended December 31, 2005:
First Quarter	$5.35	$3.04
Second Quarter	$3.10	$1.85
Third Quarter	$5.15	$2.91
Fourth Quarter	$4.05	$2.05

These quotations reflect interdealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

As of March 28, 2007, there were approximately 429 holders of record of our common stock.  This does not include beneficial owners of our common stock held in “street name.”  On March 28, 2007, the closing bid price for our shares of common stock was $1.20.

Dividends

We have never declared or paid cash dividends on our common stock.  Currently, we intend to retain earnings, if any, to support its growth strategies and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $.001 per share.  As of March 28, 2007, there were 34,584,849 shares of our common stock issued and outstanding and approximately 429 holders of record of the common stock. Each share of common stock entitles the holder thereof to one vote on each matter submitted to our stockholders for a vote. The holders of common stock:  (a) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the board of directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (c) do not have preemptive, subscription or conversion rights, or redemption or applicable sinking fund provisions; and (d) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.  We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operations of our businesses.  The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, $.20 par value per share, of which 6,000 have been designated as Series A Convertible Preferred Stock, 6,000 shares as Series B Convertible Preferred Stock and 1,000 shares as Class C Convertible Preferred Stock, none of which shares are outstanding on the date of the filing of this report.  The board of directors is authorized to issue shares of preferred stock from time to time in one or more series and, subject to the limitations contained in the certificate of incorporation and any limitations prescribed by law, to establish and designate a series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences.  New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights.  Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and can also, in some circumstances, have the effect of delaying or preventing a change in control of Guardian and/or otherwise adversely affect the rights of holders of outstanding shares of preferred stock and common stock.  To the extent permitted by the certificate of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Series A 10% Senior Convertible Debentures

As of the date of this prospectus, we have outstanding an aggregate of $2,575,000 in principal amount of our Series A 10% Senior Convertible Debentures.  The Debentures were issued on November 8, 2006, at the first closing under a securities purchase agreement we entered into with purchasers on November 3, 2006. We also issued to the investors 4,453,709 Series D Common Stock Purchase Warrants.

Investors in the financing agreed to purchase an additional $2,575,000 in principal amount of the Debentures upon the effectiveness of a registration statement covering the registration for resale of the shares underlying the Debentures and Series D Warrants.  However, we can provide no assurances that the conditions for the second closing will be met.  Also, we expect that any proceeds from the contemplated second closing allocable to the embedded conversion feature of the Debentures and Warrants are recognizable as a liability under generally accepted accounting principles.

The principal amount of the Debentures is due November 7, 2008. We may not prepay any amount of the Debenture without the holder’s consent.

Holders may convert the Debentures at any time into shares of our common stock at a price of $1.15634 per share.  The conversion price may be adjusted under anti-dilution and price re-set provisions contained in the Debentures.

The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures as to the principal amount converted or redeemed, or on the maturity date of the Debentures.  We made the first interest payment under the Debentures in cash on December 31, 2006.

We may elect to pay interest due under the Debentures in cash or registered shares of our common stock. If we elect to pay the interest due in shares of our common stock, the number of shares to be issued in payment of interest is determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five trading days ending on the date that is immediately prior to (a) date the interest is due or (b) the date such shares are issued and delivered to the holder.  In addition, we may pay interest in shares of our common stock only if the equity conditions, described below, have been met during the 20 consecutive trading days prior to the date the interest is due and through the date the shares are issued. We have registered in the registration statement of which this prospectus forms a part shares of common stock that may be issued in lieu of interest accrued through December 22, 2006.  Accordingly, this prospectus is not available with regard to the resale of shares of common stock issued to the selling stockholders in lieu of interest under the Debentures that accrues after December 22, 2006, the date of the initial filing of the registration statement.

We may redeem some or all of the Debentures at any time after the effective date of the registration statement covering the shares to be issued upon conversion or exercise of the Debentures or Series D Warrants if for 20 consecutive trading days the closing price of our common stock exceeds $1.7345 (a “redemption measurement period”).  Upon a redemption, we are required to pay to the holder an amount equal to 110% of the principal amount redeemed as well as any accrued but unpaid interest and liquidated damages.  If we decide to redeem a Debenture, we are required to provide notice to a holder within one trading day of the end of the redemption measurement period and to redeem the Debenture 20 trading days after the date we deliver the notice.  We may only redeem the Debentures if the equity conditions, described below, have been met on each trading day from the date of the notice to the date we redeem the Debentures and that the trading volume requirement is met during the redemption measurement period through the date we redeem the shares.   Before a holder receives payment for the redemption from us, the holder may voluntarily convert the Debenture at the then conversion price.

As discussed above, the redemption of the Debentures and the occurrence of certain other events, are subject to a requirement that certain equity conditions (“equity conditions”) have been met, as follows: (i) the registration statement covering the resale of the shares underlying the Debentures and Series D Warrants is effective permitting a holder to utilize the prospectus in the registration statement to resell its shares, (ii) we have honored all conversions and redemptions of a Debenture by the holder, (iii) we have paid all liquidated damages and other amounts due to the holder, (iv) our stock is traded on the OTC Bulletin Board or other securities exchange and all of the shares upon conversion or exercise of the Debentures and Series D Warrants are listed for trading, (v) we have sufficient authorized but unreserved shares of our common stock to cover the issuance of the shares upon conversion or exercise of the Debentures and Series D Warrants, (vi) there is no event of default under the Debentures, (vii) the issuance of the shares would not violate a holder’s 4.99% or 9.99% ownership restriction cap, (viii) we have not made a public announcement of a pending merger, sale of all of our assets or similar transaction or a transaction in which a greater than 50% change in control of Guardian may occur and the transaction has not been consummated, (ix) the holder is not in possession of material public information regarding us, and (x) the daily trading volume of our shares for 20 consecutive trading days prior to the applicable date exceeds 100,000 shares.

The Debentures contain a limitation on the amount of Debenture that may be converted at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the Debenture.  This limitation may be waived upon 61 days’ notice to us by the holder of the Debenture permitting the holder to change such limitation to 9.99%.

We have agreed to compensate a holder of a Debenture in the event our transfer agent fails to deliver shares upon conversion of the Debentures within three trading days of the date of conversion and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.

An event of default may occur under the Debentures if (a) we default in the payment of interest, liquidated damages or principal, (b) we fail to materially observe or perform a covenant or agreement in the Debentures, (c) a default or event of default occurs under any other transaction document related to the financing or in any other material agreement to which we are a party that results in a material adverse effect on us, (d) any representation or warrant we made to investors in the transaction documents related to the financing is materially untrue or incorrect, (e) a bankruptcy event occurs with regard to us, (f) we default on any other loan, mortgage, or credit arrangement that involves an amount greater than $150,000 and results in the obligation becoming declared due prior to the due date, (g) our common stock is not eligible for quotation on the OTC Bulletin Board or other exchange on which our shares are traded, (h) a transaction occurs in which the control of Guardian changes, we effect a merger or consolidation, we sell substantially all of our assets, a tender offer is made for our shares, we reclassify our shares or a compulsory share exchange, or we agree to sell more than 33% of our assets, unless we receive the consent of holders of 67% of then outstanding principal of our

Debentures, (i) the registration statement has not been declared effective within 240 days of the first closing, (j) the registration statement lapses for more than 20 consecutive trading days or more than 40 trading days in a 12 month period, or 60 consecutive trading days and 90 non-consecutive trading days in the event of a material merger or acquisition, (k) we fail to deliver certificates for shares to be issued on conversion within seven trading days, (l) we have a judgment against us for more than $150,000.

If a default occurs under a Debenture, a holder may accelerate payment of interest and principal due under the Debenture, and we are obligated to pay all costs, expenses and liquidated damages due under the Debenture plus an amount equal to the greater of (i) 120% of the principal and interest due under the Debenture and (ii) the outstanding principal amount of the Debenture and accrued interest divided by the conversion price on the date the amount is due or paid, whichever is greater, multiplied by the VWAP for our shares on the date of demand or payment, whichever is higher.

The $2,575,000 in principal amount of Debentures to be issued at the second closing will be on the same terms as the Debentures issued in the first closing.  The second closing is subject to the bring down of representations and warranties, that there shall have been no material adverse effect regarding our financial condition, the legality or validity of our agreements with investors or our ability to perform our obligations under our agreements with investors, that trading in our common stock shall not have been suspended by the SEC or the OTC Bulletin Board, that trading in securities as generally reported by Bloomberg LP shall not have been suspended or limited, that no banking moratorium shall have been declared by either the United States or New York authorities, or that other material adverse changes in the financial markets shall not have occurred.  However, we can provide no assurances that the conditions for the second closing will be met.  Also, we expect that any proceeds from the contemplated second closing allocable to the embedded conversion feature of the Debentures and Warrants are recognizable as a liability under generally accepted accounting principles.

Registration Rights

We agreed with purchasers of our Debentures and Series D Warrants that we would use our best efforts to file a registration statement under the Securities Act within 45 days of the first closing to permit the public resale by purchasers of the shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Warrants, including the shares of our common stock underlying the Debentures to be issued at the second closing.  We are required to keep the registration statement effective until the earlier of either the date all shares underlying the Debentures and Series D Warrants have been sold or such shares are eligible for resale under Rule 144(k), but no later than four years after the effective date of the registration statement.

We are required to register a number of shares of our common stock equal to 130% of the shares that may be issued (i) upon conversion of the Debentures, (ii) upon exercise of the Series D Warrants, and (iii) as payment of interest under the Debentures.

The number of shares we have registered in the registration statement of which this prospectus is a part on behalf of the purchasers has been determined on the basis of the number of shares that may be issued upon (i) conversion of the Debentures, (ii) as payment of interest under the Debentures and (iii) upon exercise of the Series D Warrants and we have assumed a conversion or exercise price of $1.15634 per share.

We are required to pay a penalty if the registration statement of which this prospectus forms a part is not declared effective on or before April 7, 2007.  The amount of the penalty is 1% of the purchase price paid by each investor for each 30 day period or part thereof that the registration statement is not effective subject to a 6% cap thereon.

Other Important Terms of Our Debenture and Series D Warrant Financing

We granted to each purchaser of the Debentures and Series D Warrants the right to participate in any offering by us of common stock or common stock equivalents until the later of (i) 12 months after the effective date of the registration statement and (ii) the date a purchaser holds less than 20% of the principal amount of the Debenture the purchaser originally agreed to purchase, except for an exempt issuance or an underwritten public offering of our common stock.  Purchasers may participate in such an offering up to the lesser of 100% of the future offering or the aggregate amount subscribed for under the securities purchase agreement by all purchasers.

Until 90 days after the effective date of the registration statement covering the resale of the shares underlying the Debentures and Warrants, we are prohibited from issuing shares of our common stock or common stock equivalents except for an exempt issuance or for the securities contemplated by the securities purchase and other transaction documents.

Also, for three years after the date we entered into the securities purchase agreement, we are prohibited from engaging in any transactions in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to reset unless the transaction is (i) approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or (ii) no purchaser then holds more than 20% of the principal amount of the Debentures originally purchased in the offering.

Until November 7, 2007, we are prohibited from effecting a reverse or forward stock split or reclassification of our common stock except as may be required to comply with the listing standards of any national securities exchange. Moreover, for one year after the effective date of the registration statement, we have agreed to exchange the securities issued in the offering for securities issued in a subsequent offering, except for shares issued in an exempt issuance or an underwritten public offering.

The securities purchase agreement also contains representations and warranties of both us and purchasers, conditions to closing, certain indemnification provisions, and other customary provisions.

Anti-Dilution and Price Re-Set Provisions of Our Debentures and Series D Warrants

The conversion price of the Debentures and the exercise price of the Series D Warrants or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants are subject to adjustment in the event of a stock dividend, stock split, subdivision or combination of our shares of common stock, reclassification, sales of our securities below their then conversion or exercise price, a subsequent rights offering, or a reclassification of our shares.

Also, if we effect a merger or consolidation with another company, we sell all or substantially all of our assets, a tender offer or exchange offer is made for our shares, or we effect a reclassification of our shares or a compulsory share exchange, a holder that subsequently converts its Debenture will be entitled to receive the same kind and amount of securities, cash or property as if the shares it is entitled to receive on the conversion had been issued and outstanding on the date immediately prior to the date any such transaction occurred.

We are not required to make an adjustment to the conversion or exercise price or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants under the anti-dilution provisions related to (an “exempt issuance”) (A) any stock or options that are issued under our stock option plans or are approved by a majority of non-employee directors and issued (i) to employees, officers or directors or (ii) to consultants but only if the amount issued to consultants does not exceed 400,000 in a 12 month period, (B) securities issued under the Debentures or Series D Warrants, (C) shares of common stock issued upon conversion or exercise of, or in exchange for, securities outstanding on the date we entered into the securities purchase agreement, (D) the issuance of the Midtown placement agent’s warrants or the shares underlying the placement agent’s warrants, or (E) the issuance of securities in an acquisition or strategic transaction approved by our disinterested directors.

Also, if certain milestones are not met, the conversion price of the Debentures and exercise price of the Series D Warrants may be re-set, as described below:

Six months ending March 31, 2007 Milestones

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

if for the six month period ending March 31, 2007, we fail to:

o

report revenue of at least $1,000,000 as reported in our 2006 Form 10-K and first quarter of 2007

Form 10-Q; or

o

obtain authorization for use and sale of PinPoint in the Russian Federation as disclosed in a widely disseminated press release or Form 8-K; or

o

prepare and file an application for grant funding under the Howard University-NCMS Technology Transfer Initiative-Proposed Project for Commercialization (“Howard Grant Program”) to expand the current database of mammography with additional radiologist reviews and images as disclosed in a widely disseminated press release or Form 8-K.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be re-set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the five trading days immediately prior to the date that our first quarter 2007 Form 10-Q is filed, but if filed after May 15, 2007, the five trading days prior to the date of actual filing.

April 30, 2007 Milestone

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

if, by April 30, 2007, we have failed to receive an affirmative final report and evaluation of PinPoint from the Transportation Laboratory, as disclosed in a widely disseminated press release or Form 8-K.

If the foregoing event has not been disclosed as required above, the conversion or exercise price will be re-set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the five trading days immediately prior to April 30, 2007.

Twelve months ending September 30, 2007 Milestones

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

If, for the twelve month period ending September 30, 2007, we fail to:

o

report revenue during the twelve month period ending September 30, 2007 of at least $15,000,000 as reported in our 2006 Form 10-K and third quarter 2007 Form 10-Q; or

o

submit an application to the General Administration of Civil Aviation of China for review and approval of the licensing, sale and distribution of PinPoint in China, as disclosed in a widely disseminated press release or Form 8-K; or

o

receive a grant under the Howard Grant Program.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be re-set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the five trading days immediately prior to the date our third quarter 2007 Form 10-Q is filed, but if filed after November 15, 2007, 85% of the lesser of (a) the VWAP for the five trading days immediately prior to November 16, 2007, and (b) the VWAP for the five trading days immediately prior to the date of actual filing.

Eighteen months ending March 31, 2008 Milestones

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

if, for the eighteen month period ending March 31, 2008, we fail to:

o

report revenue during the eighteen month period ending March 31, 2008, of at least $30,000,000 as reported in our 2007 Form 10-K and first quarter 2008 Form 10-Q; or

o

submit a pre-market notification application with the FDA with regard to the process for computer aided detection using our 3i technology, as disclosed in a widely disseminated press release or Form 8-K.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be re-

set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the 5 trading days immediately prior to the date our first quarter 2008 Form 10-Q is filed, but if filed after May 15, 2008, 85% of the lesser of (a) the VWAP for the five trading days immediately prior to May 16, 2008, and (b) the VWAP for the five trading days immediately prior to the date of actual filing.

Bridge Notes

We have outstanding $1,100,000 in principal amount of our bridge notes that were issued during August and September 2006.  We also issued an aggregate of 1,100,000 warrants to investors in such financing, exercisable at a price of $1.60 per share for two years following the date of issuance.  The bridge notes bear interest at the rate of 15% per annum and are repayable twelve months from the date of issuance.  The principal amount of the notes may be used to purchase certain shares of common stock underlying the warrants issued to investors in the financing.

Warrants

Series D Common Stock Purchase Warrants

The Series D Warrants are exercisable at a price of $1.15634 per share during the five year period following the date they first become exercisable.  The exercise price may be adjusted under anti-dilution and price re-set provisions contained in the Series D Warrants.

One-half of the Series D Warrants became exercisable on the date of the first closing on November 8, 2006. The remaining one-half of the Series D Warrants will become exercisable upon payment of the subscription amount due from an investor at the second closing and, if we do not receive the subscription proceeds from an investor at the second closing, we may cancel such remaining Series D Warrants.

The Series D Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the Series D Warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Series D Warrants or (ii) at any time after four years following the date the Series D Warrants were issued.

The Series D Warrants contain a limitation on the amount of warrants that may be exercised at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unexercised portion of the Series D Warrants.  This limitation may be waived upon 61 days’ notice to us by the holder of the Series D Warrants permitting the holder to change such limitation to 9.99%.

At any time after the effective date of the registration statement covering the resale of the shares to be issued upon conversion or exercise of the Debentures and Series D Warrants, we may call for cancellation up to 75% of the Series D Warrants if: (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, and (iii) the holder is not in possession of material nonpublic information regarding us.  We are required to give notice of cancellation to the holders within one trading day of the end of the measurement period. The Series D Warrants covered by the call notice will be cancelled effective 30 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Series D Warrant during the measurement period.

Placement Agent’s Warrants Issued in Connection with Debenture and Warrant Financing

As compensation for services in connection with our Debenture and Series D Warrant financing, we issued an aggregate of 623,520 placement agent’s warrants to Midtown Partners & Co., LLC, and its designees.  One-half of the warrants became exercisable on November 8, 2006, the date we issued the warrants to Midtown and the remaining one-half become exercisable upon payment of the subscription amounts due at the second closing of the Debenture and Series D Warrant financing (“second closing placement agent warrants”).  We may cancel the portion of the second closing placement agent warrants attributable to any purchaser who fails to deliver its subscription amount due at the second closing. The warrants are exercisable at a price of $1.15634 per share for a period of five years from the date they become exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the Debenture and Series D Warrant financing.

Placement Agent’s Warrants Issued as Compensation in Private Placements Conducted During 2003 and 2005

In connection with certain financings we conducted during the period November 2003 through July 2005, we issued placement agent’s warrants to Berthel Fisher & Company Financial Services, Inc. and its designees as compensation for its services in connection with such financings.  As of March 26, 2007, approximately 664,862 of such placement agent’s warrants are issued and outstanding.  234,817 of such warrants are exercisable at a price of $1.92 per share, 261,545 of such warrants are exercisable at a price of $1.95 per share, 92,500 of such warrants are exercisable at a price of $2.60 per share, and 48,000 of such warrants are exercisable at a price of $3.00 per share. The warrants are exercisable for a period of five years from the date of issuance.  During the same period, we also issued warrants that are exercisable at a price of $2.00 per share and are exercisable for a period of two years from the date of issuance.   The warrants contain certain anti-dilution provisions, a cashless exercise provision, and other customary provisions.  The shares of common stock underlying 314,975 of such warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

2003 Bridge Loan Warrants

In connection with certain bridge loans we received from six investors during December 2003, we issued warrants to investors.  As of March 26, 2007, there were approximately 275,986 of such warrants issued and outstanding.  80,000 of such warrants are exercisable at a price of $2.50 per share, 53,486 of such warrants are exercisable at a price of $2.65 per share, and 142,500 of such warrants are exercisable at a price of $5.00 per share.  160,000 of such warrants expire during June 2007, 53,486 of such warrants expire during April 2007, 31,250 of such warrants expire during July 2007, and 31,250 of such warrants expire during December 2007.   222,500 of such warrants contain a cashless exercise provision commencing one year after the date of issuance. The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Consultant Warrants

During February 2004, we issued an aggregate of 65,000 warrants to a consultant as compensation for services.  The warrants are exercisable at a price of $2.65 per share and expire during February 2009. The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions.  The shares of common stock underlying the warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

In May 2004, we issued an aggregate of 250,000 warrants to a consultant as compensation for services. The warrants are exercisable at a price of $5.00 per share.  32,500 of such warrants expire in May 2007 and 217,500 of such warrants expire in May 2008.  The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

During July 2005, we issued an aggregate of 10,000 warrants to a consultant as compensation for certain services.  The warrants are exercisable at a price of $2.00 per share and expire in June 2007. The warrants contain certain anti-dilution provisions, a cashless exercise provision, piggyback registration rights and other customary provisions.  The shares of common stock underlying the warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

During February 2006, we issued an aggregate of 125,000 warrants to certain consultants as compensation for services.  50,000 of such warrants are exercisable at a price of $3.00 per share, 40,000 are exercisable at a price of $6.00 per share, and 35,000 are exercisable at a price of $9.00 per share during the three year period from the date of issuance.  The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class A Warrants

We have outstanding an aggregate of 39,200 Class A warrants which are exercisable at a price of $2.65 per share.  Such warrants expire in March 2007. The warrants contain certain anti-dilution provisions, piggyback registration rights and other customary provisions.  Holders of such warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class C Warrants

We issued an aggregate of 1,100,000 Class C warrants in connection with a $1,100,000 note financing during August through September 2006.  The warrants are exercisable at a price of $1.60 per share and expire two years after the date of issuance.  The warrants contain certain anti-dilution provisions, a piggyback registration right commencing one year after the date of issuance, and other customary provisions.  Also, the principal amount of the notes may be utilized to exercise the warrants.

We also issued an aggregate of 206,439 Class C warrants in connection with private placements that occurred in May and July 2006.  The warrants are exercisable at a price of $3.00 per share and expire two years after the date of issuance.  The warrants contain certain anti-dilution provisions, a cashless exercise provision, a piggyback registration right commencing one year after the date of issuance, and other customary provisions.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation, provisions of our bylaws and Delaware law could discourage takeover attempts and prevent stockholders from changing our management.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, of which none are issued and outstanding, of which 6,000 shares have been designated as Series A Convertible Preferred Stock, 6,000 shares have been designated as Series B Convertible Preferred Stock and 1,000 have been designated as Series C Convertible Preferred Stock, none of which shares are currently issued and outstanding. The board of directors, without further action by the stockholders, is authorized to issue the shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of additional shares of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of Guardian.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

We also have a staggered board of directors and vacancies resulting from an increase in the size of our board may be filled by a majority of our directors then in office.

The affirmative vote of two-thirds of our issued and outstanding shares of common stock is required to call a special meeting of our stockholders.

Our board of directors and stockholders have concurrent power to make, alter, amend, change, add to or repeal our bylaws, provided that any such change is authorized by a majority of our directors or receives the affirmative vote of not less than 80% of our voting stock.

No action required or permitted to be taken at a meeting of our stockholders may be taken by written consent without a meeting.

We have no plans or proposal to adopt any other provision or enter into any arrangements that may have a material anti-takeover consequence.

Transfer Agent

Signature Stock Transfer Co., Inc., Plano, Texas is our transfer agent.

PLAN OF DISTRIBUTION

Each of the selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  We have agreed to indemnify the selling stockholders (but excluding the shares covered by this registration statement that may be resold by certain consultants) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed with the selling stockholders in our Debenture and Warrant financing to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) four years after the effective date.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We paid all expenses incident to the registration of the foregoing shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales of the shares offered hereby.

QUANTITATIVE AND QUALITATIVE DISCUSSION ABOUT MARKET RISK

Our market risk is confined to changes in foreign currency exchange rates and potentially adverse effects of differing tax structures.   International revenues in Fiscal 2006 from Wise Systems, our subsidiary located in the United Kingdom, were approximately $201,591 (41.3%) of total revenue.  International sales are made mostly from our foreign subsidiary and are typically denominated in British pounds.  In Fiscal 2006, approximately $75,713 (69.6%) of total consolidated accounts receivable and $425 (0.0%) of total consolidated accounts payable were denominated in British pounds.  Additionally, our exposure to foreign exchange rate fluctuations arises in part from inter-company accounts which are charged to Wise and recorded as inter-company receivables on the books of the U.S. parent company.  We are also exposed to foreign exchange rate fluctuations as the financial results of Wise are translated into U.S. dollars in consolidation.  As exchange rates vary, those results when translated may vary from expectations and adversely impact overall expected profitability.

As of December 31, 2006, $75,866 (10.3%) of our cash and cash equivalents balance was included in our foreign subsidiaries.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective July 19, 2005, Guardian dismissed its principal independent registered public accountant, Aronson & Company. Aronson & Company had been engaged by Guardian as the principal registered accountant to audit the financial statements of Guardian for the fiscal years ended December 31, 2003 and 2004. Aronson & Company’s reports on the financial statements of Guardian filed with the Securities and Exchange Commission with regard to the fiscal years ended December 31, 2003 and 2004, contained no adverse or disclaimer of opinion; however, each of its reports did contain a going concern explanatory paragraph.  The decision to change accountants was recommended by Guardian’s Audit Committee and approved by the board of directors of Guardian.

In connection with the audit of Guardian’s financial statements for the fiscal years ended December 31, 2003 and 2004, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Aronson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Aronson & Company, would have caused Aronson & Company to make reference to the subject matter of the disagreements in connection with its reports.

Effective July 19, 2005, upon the recommendation of Guardian’s Audit Committee, Guardian's board of directors approved the engagement of Goodman & Company, L.L.P. to serve as Guardian's independent registered public accountants and to be the principal independent registered public accountants to conduct the audit of Guardian's financial statements for the fiscal year ending December 31, 2005, replacing the firm of Aronson & Company.

Effective May 5, 2006, upon the recommendation of Guardian’s Audit Committee, Guardian's board of directors approved the engagement of Goodman & Company, L.L.P. to serve as Guardian's independent registered public accountants and to be the principal registered public accountants to conduct the reaudit of Guardian's financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, replacing the firm of Aronson & Company.

LEGAL MATTERS

Certain legal matters in connection with the registration of the shares offered hereby will be passed upon for us by Babirak, Vangellow & Carr, P.C., Washington, D.C.

EXPERTS

The consolidated balance sheets of Guardian Technologies International, Inc., as of December 31, 2006 and 2005, and the consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 2006, included in this prospectus have been included herein in reliance on the reports of Goodman &

Company, L.L.P., independent registered public accountants, given the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our certificate of incorporation provides that we will indemnify an office or director to the fullest extent permitted by Delaware General Corporation Law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling person in connection with the securities being registered herein, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

TOGETHER WITH THE REPORT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Guardian Technologies International, Inc.

We have audited the accompanying consolidated balance sheets of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses since inception and is dependent upon its ability to raise additional funding through debt or equity financing to continue operations.  As a result, the Company may not be able to continue to meet obligations as they come due.   These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters also are described in Note 1.  The financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

/S/ Goodman & Company, L.L.P.

Norfolk, Virginia

March 28, 2007

C

ONSOLIDATED BALANCE SHEETS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	$ 737,423	$ 2,441,393
Accounts receivable	108,713	194,464
Other current assets	-	76,528
Prepaid expenses	101,819	226,274
Total current assets	947,955	2,938,659

Equipment, net	611,548	591,898

Other Assets
Other noncurrent assets	453,448	88,975
Goodwill	128,633	112,986
Intangible assets, net	1,568,629	1,728,443
Total assets	$ 3,710,213	$ 5,460,961

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$ 737,125	$ 472,294
Other accrued liabilities	920,171	275,293
Note payable	302,000	-
Note payable, less discount	946,821	-
Derivative liabilities - embedded conversion feature of notes	468,266	-
Deferred revenue	44,390	94,023
Total current liabilities	3,418,773	841,610

Noncurrent Liabilities
Note payable, less discount	473,080	-
Derivative liabilities - embedded conversion feature of debentures and detachable warrants	2,472,327	-
Total noncurrent liabilities	2,945,407	-

Common shares subject to repurchase, stated at estimated redemption value; 401,550 shares outstanding at December 31, 2006 and 478,531 shares at December 31, 2005
	345,333	1,306,420

Commitments and Contingencies (see Note 9)

Stockholders' Equity (Deficit)
Convertible preferred stock, $0.20 par value; authorized 1,000,000 shares
Shares issued and outstanding at December 31, 2006 - none
Shares issued and outstanding at December 31, 2005 - none	-	-
Common stock, $0.001 par value; authorized 200,000,000 shares
Shares issued and outstanding at December 31, 2006 - 34,494,575
Shares issued and outstanding at December 31, 2005 - 33,089,712	34,494	33,090
Additional paid-in capital	56,031,948	52,457,180
Accumulated comprehensive income (loss)	78,634	(126,842)
Deficit accumulated	(59,144,376)	(49,050,497)
Total stockholders' equity (deficit)	(2,999,300)	3,312,931

Total liabilities and stockholders' equity (deficit)	$ 3,710,213	$ 5,460,961

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2006	2005	2004

Net revenues	$ 488,111	$ 432,186	$ 100,988

Cost of sales	673,494	805,503	2,468,955

Gross profit (loss)	(185,383)	(373,317)	(2,367,967)

Selling, general and administrative expense	8,589,899	12,805,838	25,844,553

Operating loss	(8,775,282)	(13,179,155)	(28,212,520)

Other income (expense)
Loss on disposal of fixed asset	(2,254)	-	-
Interest income	18,212	31,709	19,904
Interest expense	(1,334,555)	-	(1,027,560)
Total other income (expense)	(1,318,597)	31,709	(1,007,656)

Net loss	$ (10,093,879)	$ (13,147,446)	$ (29,220,176)

Net loss per common share:
Basic and diluted	$ (0.30)	$ (0.43)	$ (1.45)

Weighted average number of common shares used in computing basic and diluted net loss per share
	33,914,850	30,563,516	20,086,795

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)
											Total Accumulated Comprehensive Loss
						Deferred Stock Compensation	Stock Subscription Receivable	Other Comprehensive Income (Loss)		Total Stockholders' Equity (Deficit)
	Common Stock		Convertible Preferred Stock		Additional				Accumulated Deficit
	Shares	Amount	Shares	Amount	Paid-In Capital
Balance, December 31, 2003	13,523,500	$ 13,524	7,375	$ 1,475	$ 18,992,137	$ (13,873,418)	$ -	$ -	$ (6,682,875)	$ (1,549,157)	$ (6,682,875)
Stock issued for consulting services	245,000	245	-	-	2,310,255	(248,000)	-	-	-	2,062,500	-
Stock issued in settlement of claim	287,500	288	-	-	3,075,962	-	-	-	-	3,076,250	-
Common stock options granted	-	-	-	-	6,434,650	(6,434,650)	-	-	-	-	-
Stock issued to placement agent	199,800	200	-	-	(200)	-	-	-	-	-	-
Proceeds from sale of common stock for cash, net	5,337,633	5,338	-	-	7,637,746	-	-	-	-	7,643,084	-
Subscription agreement for the sale of common stock	-	-	-	-	999,638	-	(999,638)	-	-	-	-
Warrants issued for extension of bridge loan	-	-	-	-	789,300	-	-	-	-	789,300	-
Cancel recordation of unissued warrants	-	-	-	-	(145,684)	-	-	-	-	(145,684)	-
Cashless exercise of stock purchase warrants	197,368	197	-	-	(197)	-	-	-	-	-	-
Contingent, performance-based stock held in escrow under terms of the Wise Systems acquisition	106,739	107	-	-	(107)	-	-	-	-	-	-
Employee stock options exercised	270,000	270	-	-	157,230	-	-	-	-	157,500	-
Conversion of preferred stock to common stock	7,375,300	7,375	(7,375)	(1,475)	(5,900)	-	-	-	-	-	-
Conversion of notes payable to common stock	499,480	499	-	-	798,787	-	-	-	-	799,286	-
Forfeiture of employee stock options	-	-	-	-	(1,370,500)	1,370,500	-	-	-	-	-
Stock compensation remeasurement	-	-	-	-	1,159,748	(1,159,748)	-	-	-	-	-
Amortization of deferred compensation expense	-	-	-	-	-	15,632,100	-	-	-	15,632,100	-
Revaluation of warrants issued to consultants	-	-	-	-	842,400	(315,900)	-	-	-	526,500	-
Reclassification of warrants to permanent equity from derivative liabilities	-	-	-	-	1,131,415	-	-	-	-	1,131,415	-
Foreign currency translation	-	-	-	-	-	-	-	111,628		111,628	111,628
Net Loss	-	-	-	-	-	-	-	-	(29,220,176)	(29,220,176)	(29,220,176)
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	(29,108,548)
Balance, December 31, 2004	28,042,320	$ 28,043	-	$ -	$ 42,806,680	$ (5,029,116)	$ (999,638)	$ 111,628	$ (35,903,051)	$ 1,014,546	$ (35,791,423)
Proceeds from sale of common stock for cash, net	3,624,000	3,624	-	-	6,074,679	-	999,638	-	-	7,077,941	-
Employee stock options exercised	400,000	400	-	-	199,600	-	-	-	-	200,000	-
Exercise of warrants for the purchase of common stock for cash	913,264	913	-	-	2,418,647	-	-	-	-	2,419,560	-
Cashless exercise of common stock purchase warrants	14,646	15	-	-	(15)	-	-	-	-	-	-
Exchange of commission for common stock	26,062	26	-	-	52,097	-	-	-	-	52,123	-
Forfeiture of common stock	(35,580)	(36)	-	-	36	-	-	-	-	-	-
Remeasurement of stock issued pursuant to consulting agreements	-	-	-	-	(162,522)	162,522	-	-	-	-	-
Amortization of deferred compensation expense	-	-	-	-	28,775	4,852,194		-	-	4,880,969	-
Reclassification of common shares previously subject to repurchase	-	-	-	-	377,442	-	-	-	-	377,442	-
Gain (loss) on remeasurement of common shares subject to repurchase	-	-	-	-	360,366	-	-	-	-	360,366	-

Amortization of warrants issued pursuant to consulting agreement for services	-	-	-	-	-	315,900	-	-	-	315,900	-
Stock issued for consulting services	105,000	105	-	-	309,695	(309,800)	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-	-	(238,470)	-	(238,470)	(238,470)
Net Loss	-	-	-	-	-	-	-	-	(13,147,446)	(13,147,446)	(13,147,446)
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	(13,385,916)
Balance, December 31, 2005	33,089,712	$ 33,090	-	$ -	$ 52,465,480	$ (8,300)	$ -	$ (126,842)	$ (49,050,497)	$ 3,312,931	$ (49,177,339)
Classification adjustment	-	-	-	-	100	-	-	-	-	100	-
Proceeds from sale of common stock for cash, net	513,254	513	-	-	820,695	-	-	-	-	821,208	-
Employee stock options exercised	677,778	678	-	-	579,322	-	-	-	-	580,000	-
Cashless exercise of common stock purchase warrants	5,926	6	-	-	(6)	-	-	-	-	-	-
Common stock issued for consulting services	51,000	51	-	-	381,749	(381,800)	-	-	-	-	-
Common stock warrants issued for consulting services	-	-	-	-	155,300	(155,300)	-	-	-	-	-
Common stock issued pursuant to renegotiated warrant terms	92,500	92	-	-	(92)	-	-	-	-	-	-
Exchange of commission for common stock	100,000	100	-	-	(100)	-	-	-	-	-	-
Forfeiture of common stock	(35,595)	(36)	-	-	36	-	-	-	-	-	-
Amortization of warrants issued pursuant to consulting agreement for services	-	-	-	-	-	155,300	-	-	-	155,300	-
Remeasurement of stock issued pursuant to consulting agreements	-	-	-	-	(113,855)	113,855	-	-	-	-	-
Amortization of deferred compensation expense	-	-	-	-	-	211,601	-	-	-	211,601	-
Amortization of employee stock option	-	-	-	-	215,142	-	-	-	-	215,142	-
Relative fair value allocated to warrants in consideration of convertible notes	-	-	-	-	631,734	-	-	-	-	631,734	-
Reclassification of common shares previously subject to repurchase	-	-	-	-	177,055	-	-	-	-	177,055	-
Gain (loss) on remeasurement of common shares subject to repurchase	-	-	-	-	784,032	-	-	-	-	784,032	-
Foreign currency translation	-	-	-	-	-	-	-	205,476	-	205,476	205,476
Net Loss	-	-	-	-	-	-	-	-	(10,093,879)	(10,093,879)	(10,093,879)
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	(9,888,403)
Balance, December 31, 2006	34,494,575	$ 34,494	-	$ -	$ 56,096,592	$ (64,644)	$ -	$ 78,634	$ (59,144,376)	$ (2,999,300)	$ (59,065,742)

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,093,879)	$(13,147,446)	$ (29,220,176)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	601,911	549,777	982,034
Stock-based compensation expense	862,044	5,323,992	21,297,748
Amortization of bridge notes and debentures discounts	1,204,808	-	1,013,397
Noncash broker compensation	112,421	-	-
Noncash classification adjustment to paid-in-capital	100	-	-
Loss on disposal of fixed assets	2,254	-	-
Impairment of acquired intangible assets	-	-	1,498,731
Foreign currency translation adjustment	-	13,262	(13,262)
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	95,703	(142,869)	34,522
Decrease (increase) in other current assets	76,528	(51,344)	(24,445)
Decrease (increase) in prepaid expenses	124,455	(225,971)	(103)
Decrease (increase) in other noncurrent assets	(364,473)	(80,094)	149,019
Increase (decrease) in accounts payable	258,173	200,991	(128,281)
Increase (decrease) in accrued expenses	644,878	142,987	(472,614)
Increase (decrease) in deferred revenue	(52,235)	37,729	(48,972)
Net cash flows used in operating activities	(6,527,312)	(7,378,986)	(4,932,402)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(135,882)	(537,503)	(105,791)
Investment in patents	(139,761)	(165,194)	(9,333)
Acquisition, net of cash received	-	-	(2,229,783)
Net cash flows used in investing activities	(275,643)	(702,697)	(2,344,907)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	821,208	7,002,941	7,736,834
Proceeds from exercise of employee stock options	300,000	200,000	157,500
Proceeds from short-term note payable	302,000	-	-
Proceeds from short-term convertible notes	1,100,000	-	-
Proceeds from long-term convertible notes	2,575,000	-	-
Proceeds from exercise of stock warrants	-	2,419,560	-
Net cash flows provided by financing activities	5,098,208	9,622,501	7,894,334

Effect of exchange rate changes on cash and cash equivalents	777	(25,424)	(10,255)

Net increase (decrease) in cash and cash equivalents	(1,703,970)	1,515,394	606,770

Cash and cash equivalents at beginning of the year	2,441,393	925,999	319,229

Cash and cash equivalents at end of the year	$ 737,423	$ 2,441,393	$ 925,999

See notes to consolidated financial statements.

	Year Ended December 31
Supplemental disclosure of cash flow information:	2006	2005	2004

Cashless exercise of common stock purchase warrants	$ 6	$ -	$ -
Remeasurement of common stock subject to repurchase	784,032	360,366	-
Reclassification of common stock previously subject to repurchase	177,055	377,442	-
Warrants issued to placement agents for common stock offerings	-	-	2,323,589
Warrants issued (cancelled) as settlement of placement agreement	-	-	(145,684)
Cash paid for interest	-	-	14,163
Common stock issued to founders	-	-	261
Class A preferred issued to founders	-	-	(1,105)
Conversion of bridge note principal balance to common stock	-	-	700,000
Conversion of bridge note accrued interest to common stock	-	-	99,185

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   Basis of Presentation and Going Concern Considerations

Guardian Technologies International, Inc. (along with its subsidiaries, the “Company” or “Guardian”) is the successor consolidated entity formed by the reverse acquisition on June 26, 2003, by RJL Marketing Services, Inc. (“RJL”) of Guardian Technologies International, Inc., a publicly held company.

The Company employs high-performance imaging technologies and advanced analytics to create integrated information management products and services.  It primarily focuses on the areas of healthcare radiology and transportation security scanning.  The Company’s products and services automate the processing of large quantities of graphic, numeric, and textual data so organizations can efficiently detect, extract, analyze or effectively act upon the information gleaned from the data.  The Company’s solutions are designed to improve the quality and speed of decision-making and enhance organizational productivity and accuracy.

In July 2004, the Company acquired Wise Systems Ltd. (“Wise”) which provided the Company with a business dedicated to the development of healthcare products for the radiology marketplace.  The acquisition of Wise Systems Ltd. provides the Company with a branded product, a client referral base, and an entrée to the healthcare marketplace for the Company’s intelligent imaging technologies.

Reclassifications

Certain reclassifications of previously reported amounts have been made to conform to the current period presentation.  These classifications had no effect on the previously reported net loss.

Financial Condition and Going Concern Considerations

As of December 31, 2006, the Company’s revenue generating activities have not produced sufficient funds for profitable operations, and the Company has incurred operating losses since inception of $59,144,376.  In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company’s ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Although the Company has not generated any revenue from the sale of its PinPoint product, as of the date of this filing, but has applied for nine export licenses and was granted eight of those licenses by the Department of Commerce.  The outstanding application was filed in December, 2006 and is in an effort to proceed forward with Russian Federation certification.  In January, 2007, the Company performed a successful Proof of Concept test in Madrid, Spain.  Also, through the date of this filing, the Company has completed the third phase of the Cooperative Research and Development Agreement (CRDA) process with the US Department of Homeland Security.  However, significant development risks still exist for adapting the PinPoint product to various types of scanning equipment in different countries.

As discussed above, the Company’s ability to continue as a going concern and meet its obligations as they come due is dependent upon its ability to raise additional financing and/or generate revenues from operations sufficient to meet all obligations.  During the period of January 1, 2006 through December 31, 2006, the Company raised approximately $4,515,491 (net of investment fees and expenses) from the sale of equity and equity-based securities, including the exercise of employee stock options, and from issuing convertible debt.   In addition, the Company received during the year a total of $402,000 from an executive officer as noninterest bearing loans.   On November 10, 2006, Mr. Trudnak extended the due dates of such loans to May 31, 2007, except that $100,000 of the April 21, 2006, loan becomes due upon our raising $2,500,000 in financing after November 6, 2006, and the remaining amount of such loans become due upon our raising an aggregate of $5,000,000 in financing after November 6, 2006, and prior to May 31, 2007.  Following the first closing of our Debenture and Series D Warrant financing on November 8, 2006, the Company repaid the $100,000 in principal amount of the April 1, 2006, loan to Mr. Trudnak.  As of the date of this report, the Company owed Mr. Trudnak an aggregate of approximately $302,000.  Also, commencing April 7, 2006, various executives and a consultant of the Company voluntarily deferred payment of their salaries until such time as to be determined.  The deferral amount as of December 31, 2006 is $659,020.

Management believes that the cash balance of $737,423 at December 31, 2006, collections during the first quarter of 2007 from outstanding receivables, to be sufficient to support operations, absent cash flow from revenues, until approximately March 2007.  The Company expects to receive additional gross proceeds of approximately $2,575,000 at the contemplated second closing of convertible debenture financing to be held upon the effectiveness of a registration statement registering under the Securities Act the resale of the shares underlying the convertible debentures and warrants issued at such closings.

Currently, the Company is spending approximately $400,000 per month on operations, the continued development of our PinPoint product, and marketing and sales activities for FlowPoint.  Although there can be no assurance, management believes that the Company will not begin to generate sufficient cash flows to fund our current level of operations until the second quarter of 2007 (not including anticipated incremental research and development efforts). For the twelve month period ending December 31, 2007, management believes that the Company will require approximately an additional $2,700,000 beyond the $2,575,000 of gross proceeds (proceeds after estimated fees and expenses of $256,000 related to the financing, and payment of certain accounts payable and accrued liabilities of approximately $931,000 approximates $1,400,000) from the second closing of the November 2006 convertible debenture financing, and before any additional revenue from operations.  In addition, management is in the process of identifying areas of potential reduction in current operating costs.  Although there can be no assurance, as discussed above, management will seek to meet such cash needs from one or more additional equity or debt financings.  There can be no assurance that the Company will be successful in our efforts to raise such additional equity or debt financing on terms satisfactory.

The Company anticipates it will need to increase the current workforce significantly to achieve commercially viable sales levels.  There can be no guarantee that these needs will be met or that sufficient cash will be raised to permit operations to continue.  Should the Company be unable to raise sufficient cash to continue operations at a level necessary to achieve commercially viable sales levels, the liquidation value of the Company’s noncurrent assets may be substantially less than the balances reflected in the financial statements and the Company may be unable to pay its creditors.

NOTE 2.   Significant Accounting Policies

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of Guardian Technologies International, Inc. and its subsidiaries, RJL Marketing Services, Inc., UK Guardian Healthcare Systems Ltd., and Wise Systems Ltd., in which it has the controlling interest.  Subsidiaries acquired are consolidated from the date of acquisition.  All significant intercompany balances and transactions have been eliminated.

Fair Value of Financial Instruments - The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and embedded conversion features and detachable warrants approximates fair value based on the liquidity of these financial instruments and their short-term nature.

Cash Equivalents - Cash and cash equivalents are stated at cost, which approximates fair value, and consists of interest and noninterest bearing accounts at a bank.  Balances may periodically exceed federal insurance limits.  The Company does not consider this to be a significant risk.  The Company considers all highly liquid debt instruments with initial maturities of 90 days or less to be cash equivalents.

Accounts Receivable – Accounts receivable are customer obligations due under normal trade terms and is stated net of the allowance for doubtful accounts.  The Company records an allowance for doubtful accounts based on specifically identified amounts that the Company believes to be uncollectible.  Allowances for doubtful accounts are $82,000 and zero as of December 31, 2006 and 2005, respectively.

Property and Equipment - Property and equipment are carried at cost less accumulated depreciation and amortization.  For financial statement purposes, depreciation and amortization is provided on the straight-line method over the estimated useful live of the asset ranging from 3 to 5 years.

	December 31
Asset (Useful Life)	2006	2005

Computer equipment (3 years)	$316,006	$265,137
Software (3 years)	81,999	65,378
Furniture and fixtures (5 years)	488,239	408,455
Equipment (5 years)	34,265	34,265
	920,509	773,235
Less accumulated depreciation and amortization	308,961	181,337
	$611,548	$591,898

Depreciation and amortization for property and equipment was $140,073, $93,520, and $31,572 in fiscal 2006, 2005 and 2004, respectively, and is reflected in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Intangible Assets – Intangible assets consist of acquired software and patents.  The acquired software is being amortized using the straight-line method over 5 years.  Patent acquisition costs pertaining to PinPoint have been capitalized and are being amortized over the 20-year legal life of the patents.  The Company evaluates the periods of amortization continually to determine whether later events or circumstances require revised estimates of useful lives.

 Excess of Purchase Price over Net Assets Acquired (Goodwill) – The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” These statements establish financial accounting and reporting standards for acquired goodwill.  Specifically, the standards address how acquired intangible assets should be accounted for both at the time of acquisition and after they have been recognized in the financial statements.  Effective January 1, 2002, with the adoption of SFAS No. 142, goodwill must be evaluated for impairment and is no longer amortized.  Excess of purchase price over net assets acquired (“goodwill”) represents the excess of acquisition purchase price over the fair value of the net assets acquired.  To the extent possible, a portion of the excess purchase price is assigned to identifiable intangible assets.  Goodwill from the acquisition of Wise Systems Ltd. is $128,633 as of December 31, 2006.

Impairment of Excess Purchase Price over Net Assets Acquired – The Company follows the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets” for the impairment of goodwill.  The Company determines impairment by comparing the fair value of the goodwill, using the undiscounted cash flow method, with the carrying amount of that goodwill.  Impairment is tested annually or whenever indicators of impairment arise.  The Company recognized no impairment as of December 31, 2006, and considers year-end the date for its annual impairment testing.

Impairment of Long-Lived Assets – The Company evaluates the carrying value of long-lived assets for impairment, whenever events or changes in circumstances indicate that the carrying value of an asset within the scope of SFAS No. 144, “Accounting of the Impairment or Disposal of Long-Lived Assets,” may not be recoverable.  The Company’s assessment for impairment of assets involves estimating the undiscounted cash flows expected to result from use of the asset and its eventual disposition.  An impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.   The Company recognized no impairment as of December 31, 2006, and considers year-end the date for its annual impairment testing.

On September 18, 2003, the Company entered into an Alliance Partner Agreement with Telinks Canada Ltd. (“Telinks”) to jointly provide a broad range of intelligent systems solutions to the existing and future clients of Telinks and Telinks’ affiliated companies.  The Alliance Partner Agreement provided Guardian with a minimum guarantee of $2 million in revenues.  The sole owner of Telinks was granted a warrant to acquire 200,000 shares of common stock at an exercise price of $2.00 per share.  The fair value of the warrants on the date of grant was used to measure the initial carrying value of the other long-term asset, and was to be expensed as stock compensation on a pro rata basis as the $2 million in guaranteed revenues were recognized.  However, as it became evident the revenues were not materializing; the Company determined that the warrants would not be issued.  This resulted in the reversal of the $145,684 deferred cost as of December 31, 2004.

On December 19, 2003, Guardian purchased certain intellectual property (IP) owned by Difference Engines, including,

but not limited, to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction was accounted for as an asset acquisition.  The purchase price for these assets was allocated to the acquired intangible assets (software).  However, based on a net realizable value analysis as of December 31, 2004, it was determined that the asset was impaired and the Company took a $1,498,731 write off, in accordance with the relevant provisions of SFAS 86, “Accounting for the Cost of Computer Software to be Sold, Leased or Other Wise Marketed.”

Foreign Currency Translation – The accounts of the Company’s foreign subsidiaries are maintained using the local currency as the functional currency.  For subsidiaries, assets and liabilities are translated into U.S. dollars at the period end exchange rates, and income and expense accounts are translated at average monthly exchange rates.  Net gains or losses from foreign currency translation are excluded from operating results and are accumulated as a separate component of stockholders’ equity.

Comprehensive Loss – Comprehensive loss reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  Comprehensive loss is comprised of net loss and foreign currency translation adjustments.

Issuance of Stock for Non-cash Consideration – Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), and No. 123(R), “Share-Based Payment” define a fair value-based method of accounting for stock options and other equity instruments.  The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.  Emerging Issues Task Force Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services” (“EITF 96-18”), establishes the measurement principles for transactions in which equity instruments are issued in exchange for the receipt of goods or services.  The Company has relied upon the guidance provided under Issue 1 of EITF 96-18 to determine the measurement date and the fair value re-measurement principles to be applied.  The Company considered the following facts in its determination of the measurement date of each transaction: the equity awards were non-forfeitable and contained no vesting requirements. Based on these findings, the Company determined that the unamortized portion of the stock compensation should be re-measured on each interim reporting date and proportionately amortized to stock-based compensation expense for the succeeding interim reporting period.

Revenue Recognition - Revenues are derived primarily from the sublicensing and licensing of computer software, installations, training, consulting, software maintenance and sales of PACS, RIS and RIS/PACS solutions.  Inherent in the revenue recognition process are significant management estimates and judgments, which influence the timing and amount of revenue recognized.

For software arrangements, the Company recognizes revenue according to the AICPA SOP 97-2, “Software Revenue Recognition,” and related amendments.  SOP No. 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.  Revenue from multiple-element software arrangements is recognized using the residual method, pursuant to SOP No. 98-9, Modification of SOP 97-2, “Software Revenue Recognition, With Respect to Certain Transactions.”  Under the residual method, revenue is recognized in a multiple element arrangement when vendor-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement.  The Company allocated revenue to each undelivered element in a multiple element arrangement based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.  Specifically, the Company determines the fair value of the maintenance portion of the arrangement based on the renewal price of the maintenance offered to customers, which is stated in the contract, and fair value of the installation based upon the price charged when the services are sold separately.  If evidence of the fair value cannot be established for undelivered elements of a software sale, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or vendor-specific objective evidence of fair value can be established.

Revenue from sublicenses sold on an individual basis and computer software licenses are recognized upon shipment, provided that evidence of an arrangement exists, delivery has occurred and risk of loss has passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured.  Revenue from software usage sublicenses sold through annual contracts and software maintenance is deferred and recognized ratably over the contract period.  Revenue from installation, training, and consulting services is recognized as services are performed.

Cost of goods sold incorporates direct costs of raw materials, consumables, staff costs associated with installation and training services, and the amortization of the intangible assets (developed software) related to products sold.

Research and Development – The Company accounts for its software and solutions research and development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.”  During the years ended December 31, 2006, 2005 and 2004, the Company expensed $994,569, $858,218, and $740,566, respectively for such costs.  No amounts were capitalized in these years.

Loss per Common Share - Basic net loss per share is calculated using the weighted-average number of shares of common stock outstanding, including restricted shares of common stock.  The effect of common stock equivalents is not considered as it would be anti-dilutive.

Use of Estimates - The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  Changes in these estimates and assumptions may have a material impact on the consolidated financial statements.  Certain estimates are particularly sensitive to change in the near term, and include estimates of net realizable value for intangible assets and of the valuation allowance for deferred tax assets.

Income Taxes - The Company accounts for income taxes under the liability method.  Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce tax assets to the amounts more likely than not to be realized.

Segment Information - SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements.  It also establishes standards for related disclosures about products and services, geographic areas, and major customers.  The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance.  The Company’s chief operating decision-maker is considered to be the Company’s chief executive officer (“CEO”).  The CEO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions for purposes of making operating decisions and assessing financial performance.  The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.  For 2005, the Company only had one group of similar products and services.  Therefore, the Company has determined that it operates in a single operating segment: radiology information and picture archiving and communication systems.

The Company operates in North and South America, and Europe.  In general, revenues are attributed to the country in which the contract originates.

Geographic and Segment Information	Year Ended December 31
	2006	2005	2004
Revenues:
The Americas:
Software licenses	$204,799	$-	$20,000
Maintenance and support fees	64,936	4,000	-
Hardware and related	16,785	131,943	-
Total North and South America	286,520	135,943	20,000

United Kingdom:
Software licenses	-	123,047	-
Maintenance and support fees	201,591	173,196	80,988
Total United Kingdom	201,591	296,243	80,988
Total	$488,111	$432,186	$100,988

Long-lived assets:
Corporate	$1,272,602	$1,536,594	$2,201,825
North America	1,345,156	831,938	129,165
United Kingdom	144,500	153,770	187,287
Total	$2,762,258	$2,522,302	$2,518,277

Long-lived assets consist primarily of goodwill, software, patents, property and equipment, and other noncurrent assets.  Corporate assets represent those assets generating software license revenue in the Americas and the United Kingdom.

Stock-Based Compensation – Prior to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), the Company measured compensation expense for its employee stock based compensation plans using the intrinsic value method for 2005 and 2004, as subscribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.”  Under APB No. 25, when the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.  The Company applies the disclosure provisions of SFAS No. 123, “Accounting for Stock-based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-based Compensation – Transition and Disclosure,” as if the fair value-based method had been applied in measuring compensation expense for those years.  SFAS No. 123 required that the Company provide pro forma information regarding net earnings and net earnings per common share as if compensation expense for its employee stock-based awards had been determined in accordance with the fair value method prescribed therein.

As required under SFAS No. 123 and 148, the pro forma effects of stock-based compensation on net income and earnings per common share for employee stock options granted have been estimated at the date of grant, using a Black-Scholes option pricing model.  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net loss over the vesting period of the options.  The following table illustrates the effect on net income and earnings per share as if the fair value method had been applied to all outstanding awards for fiscal 2005 and 2004.  Disclosures for fiscal year 2006 are not presented because stock-based compensation payments were accounted for under SFAS 123R’s fair value method.

	Year Ended December 31
	2005	2004
Net loss - as reported	$(13,147,446)	$(29,220,176)
Add: stock-based employee compensation expense included in reported net loss	1,540,025	5,708,956
Deduct: stock-based employee compensation expense determined under fair value method for all awards	(7,110,816)	(4,290,731)
Pro forma net loss	$(18,718,237)	$(27,801,951)

Net loss per common share:
As reported - Basic and Diluted	$(0.43)	$(1.45)

Pro forma - Basic and Diluted	$(0.61)	$(1.38)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are not transferable.  The following weighted-average assumptions were used for the years ended December 31, 2006, 2005 and 2004:

Black-Scholes Model Assumptions	2006	2005	2004

Risk-free interest rate (1)	5.0%	4.3%	4.0%
Expected volatility (2)	108.7%	82.0%	133.0%
Dividend yield (3)	0.0%	0.0%	0.0%
Expected life (4)	6.5 years	9.0 years	6.0 years

(1)	The risk-free interest rate is based on US Treasury debt securities with maturities similar to the expected term of the option.
(2)	Expected volatility is based on historical volatility of the Company*s stock factoring in daily share price observations.
(3)

No cash dividends have been declared on the Company*s common stock since the Company*s inception, and the Company currently does not anticipate paying cash dividends over the expected term of the option.

(4)

The expected term of stock option awards granted is derived from historical exercise experience under the Company*s stock option plan and represents the period of time that stock option awards granted are expected to be outstanding.  The expected term assumption incorporates the contractual term of an option grant, which is ten years, as well as the vesting period of an award, which is generally pro rata vesting over two years.

Recent Accounting Pronouncements

In September 2006, the SEC staff issued Staff Accounting Bulleting No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over methods focuses primarily on the impact of a misstatement on the income statement-including the reversing effect of prior year misstatements-but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. Previously, the Company used the roll-over method for quantifying identified financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each financial statement and the related financial statement disclosures. This model is commonly referred to as a “dual approach,” because it requires quantification of errors under both the iron curtain and the roll-over methods.  SAB 108 also permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect”

transition method requires detailed disclosure of the nature and amount of each individual error corrected through the cumulative adjustment and how and when it arose.  The Company adopted the provisions of SAB 108 in connection with the preparation of its annual financial statements for the year ended December 31, 2006.  The adoption of SAB 108 did not have a significant impact on our financial position or results of operations.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements" ("SFAS No. 157") to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS No. 157 becomes effective for financial statements issued for fiscal years beginning after November 15, 2007. Currently, the Company is evaluating the impact of the provisions of SFAS No. 157 on its consolidated financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 establishes a recognition threshold and measurement for income tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 also prescribes a two-step evaluation process for tax positions.  The first step is recognition and the second step is measurement.  For recognition, an enterprise judgmentally determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position.  If the tax position meets the more-likely-than-not recognition threshold, it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized.  If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of the position is not recognized in the financial statements.

Tax positions that meet the more-likely-than-not recognition threshold, at the effective date of FIN 48, may be recognized or, continued to be recognized, upon adoption of FIN 48.  The cumulative effect of applying the provision of FIN 48 shall be reported as an adjustment to the opening balance of retained earnings for that fiscal year.  FIN 48 will apply to fiscal years beginning after December 15, 2006 with earlier adoption permitted.  The Company is currently evaluating the impact FIN 48 will have on its consolidated financial statements when it becomes effective in fiscal 2007 and are unable, at this time, to quantify the impact, if any, to retained earnings at the time of adoption.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 “Accounting for Derivative Instruments and Hedging Activities” prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year.  The Company is currently evaluating the impact of the provisions of SFAS No. 155 on its consolidated financial statements.

NOTE 3.   Other Accrued Liabilities

Other accrued liabilities consist of the following:

	December 31
Classification	2006	2005

Accrued salaries and related	$135,739	$75,542
Deferred salaries	659,020	152,925
Deferred rent	62,954	46,826
Accrued interest	62,458	-
	$920,171	$275,293

NOTE 4.   Financing Arrangements

On November 3, 2006, the Company entered into a securities purchase agreement with certain selling stockholders.  Under that agreement, the Company sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Notes with a maturity date of November 7, 2008, and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,707 shares of Guardian common stock.  The Company issued an aggregate of $2,575,000 in principal amount of debentures and 4,453,707 Series D Warrants at a first closing held on November 8, 2006, and due to conversion feature embedded in the notes and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  The Company contemplates issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of a registration statement registering the shares of our common stock underlying the Debenture and Series D Warrants.  However, the Company can provide no assurances that the conditions for the second closing will be met.  Also, the Company expects that any proceeds from the contemplated second closing allocable to the embedded conversion features of the Debentures and Series D Warrants are  recognizable as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006, and the remaining one-half will become exercisable by a holder following the contemplated second closing.  The Company analyzed the provisions of the convertible debentures host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and the embedded derivative features should be bifurcated and separately measured at fair value.  The Company also considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  The fair value allocated to the warrants in consideration of financing is $1,515,142 for warrants issued to the debenture holders, and $112,421 for the warrants issued to the broker, and was recorded as an increase to derivative liabilities.  The fair value of the embedded conversion feature in the debentures is estimated at $844,764 and was recorded as an increase to derivative liabilities.  Changes in the fair value of these derivative liabilities are recorded as interest expense.  The resulting discount on the convertible debentures of $2,472,237 is being amortized to interest expense over the twenty-four (24) month term of the debentures.  Therefore, the fair value of the instruments was recorded as a derivative liability.

The embedded conversion features in the warrants and the embedded conversion options in the host contracts (the debentures), reset based on not achieving certain milestones included in the related agreements. A conversion price of $1.15634 was in effect at year end 2006; however, due to the reset provisions potentially triggered by the milestones, the Company cannot make a determination on the conversion price and, therefore, cannot determine the number of additional shares to be issued upon conversion. The notes also contain a conditional redemption that is dependent on the sustained level of common stock price, as defined in the agreements that is not currently operational. The Company also has the option of paying interest on the notes in common stock based on the conversion price at that point in time.

During August and September 2006, the Company entered into a series of purchase agreements with four previous investors of the Company, under which convertible promissory notes in the aggregate amount of $1,100,000 and warrants to purchase 1,100,000 shares of our common stock were issued.  The warrants are exercisable during the twelve (12) month period commencing on the date of issuance at a price of $1.60 per share.  The proceeds of the sale of the notes were used by the Company for working capital purposes.  The notes bear interest at 15% per annum and were repayable 180 days after the date of issuance of the notes (maturity date).  The warrants contain certain anti-dilution provisions in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.   The bridge notes matured during February and March 2007.  The four noteholders agreed to extend the maturity date for an additional six months and the interest rate continues at 15% per annum.  The Company analyzed the provisions of the convertible note host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133,

“Accounting for Derivative Instruments and Hedging Activities,” and embedded derivative features should be bifurcated and separately measured at fair value.  The relative fair value allocated to the warrants in consideration of the convertible note is $631,734 and, after considering the relevant provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock,” accordingly, increased paid-in capital.  Fair value of the embedded conversion option in the notes was determined using the Black-Scholes method for valuing options at approximately $468,266 and was recorded as a derivative liability.  Changes in the fair value of the embedded conversion option are recorded as interest expense. The resulting discount on the convertible notes of $1,100,000 is being amortized to interest expense over the six month term of the notes.

NOTE 5.   Stockholders’ Equity

Unless otherwise indicated, fair value is determined by reference to the closing price of the Company’s common stock on the measurement date.  Stock options included in stockholders’ equity reflect only those granted at an exercise price that was less than fair value (as defined above).  Generally, the measurement date for employee stock compensation is the grant date.  In the case of outside consultants, the measurement date is the date of binding commitment.  This total cost is first reflected as deferred compensation in stockholders’ equity (deficit) and then amortized to compensation expense on a straight-line basis over the period over which the services are performed.  For non-employee grants, the total cost is re-measured at the end of each reporting period based on the fair value on that date, and the amortization is adjusted in accordance with EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”  Warrants were valued under the Black-Scholes method using the same assumptions for stock option grants.

Common Stock

The Company has the authority to issue up to 200,000,000 shares of $0.001 par value common stock.  The Board of Directors has the authority to issue such common shares in series and determine the rights and preferences of such shares.

During September 2006, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.  One investor converted 30,000 warrants to 30,000 shares of common stock.

On September 8, 2006, the estate of a deceased stockholder of 15 shares of common stock returned the shares to the Company.

In August 2006, the Company issued 77,778 shares of common stock to reflect the impact of additional investment for excess proceeds over the stated exercise price.  The Company accordingly adjusted common stock for stated par value of approximately $78, additional paid-in capital for approximately $279,922, and expensed the fair value of the shares for stock based compensation of $280,000.

During July 2006, the Company accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  Common stock was increased by approximately $274 for the par value of the stock, and $ 438,726 to paid-in capital.  In addition, the Company issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share that contain a cashless exercise provision.  The warrants expire in July 2008.

On July 28, 2006, 35,580 shares of common stock were returned to the Company under the July 27, 2004 Wise acquisition stock purchase agreement.  This was the result of the revenue performance threshold not being achieved in the second performance year of a three year agreement.  The Company adjusted common stock and additional paid-in capital accounts accordingly for approximately $36.  The cumulative forfeiture is 71,160 shares of 206,739 shares initially deposited in escrow.

On July 27, 2006, the Company issued to its investor relations consultant 100,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly for $100.

On June 12, 2006, the Company issued 51,000 shares of common stock as compensation for equity research services rendered under a consulting services agreement and recorded an expense of $40,051.  The fair value of the stock is $91,800, and is being amortized over the one year consulting period beginning June 19, 2006.  Common stock was increased by $51 for the par value of the shares and $91,749 to paid-in capital.

During May 2006, the Company accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, the Company issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share that contains a cashless exercise provision.  The warrants expire in May 2008.

During 2006, Company employees exercised 600,000 incentive stock options that resulted in the issuance of 600,000 shares of common stock for cash proceeds to the Company of $300,000.  Common stock was increased by $600 for the par value of the shares and $299,400 to paid-in capital.

During 2005, the Company also accepted direct investment from various accredited investors of $475,000 and issued 250,000 shares of common stock, at an average price per share of $1.90.

During 2005, the Company’s employees exercised a total of 400,000 incentive stock options that resulted in the issuance of 400,000 shares of common stock for total cash proceeds to the Company of $200,000. Common stock was increased by $400 for the par value of the shares and $199,600 to paid-in capital.

During September 2005, a group of investors in the 2004 Private Placement exercised 906,797 stock purchase warrants that resulted in the issuance of 906,797 shares of common stock for cash proceeds to the Company of $2,125,971 in September 2005, and net proceeds of $ 277,179 in October 2005.

During September 2005, the placement agent for the 2004 Private Placement used the cashless exercise provision of their stock purchase warrants to exchange 23,940 stock purchase warrants for 14,646 shares of common stock.

During September 2005, the Company accepted direct investment in lieu of commission from two accredited investors of $52,124 and issued 26,062 shares of common stock.

During August 2005, the placement agent for the 2004 Private Placement exercised 1,000 stock purchase warrants that resulted in the issuance of 1,000 shares of common stock for cash proceeds to the Company of $1,920.

During July and August 2005, the Company closed on a private placement of its common stock for aggregate proceeds of approximately $4,650,000 (before deductions of $129,500 for certain investment banking fees and expenses).  The Company issued to the investors 2,325,000 shares of common stock.  As part of this private placement, the placement agent received 92,500 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  The Company also issued 38,000 warrants to placement agents as compensation for the transaction.

During July and August 2005, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.  Two investors converted 45,000 warrants to 45,000 shares of common stock.

During July 2005, a group of investors in the 2004 Private Placement exercised 3,125 stock purchase warrants that resulted in the issuance of 3,125 shares of common stock for cash proceeds to the Company of $8,281.

On July 27, 2005, 35,580 shares of common stock held in escrow were returned to the Company under the July 27, 2004 Wise acquisition stock purchase agreement. This was the result of the revenue performance threshold not being achieved in the first performance year of a three year agreement.  The Company adjusted common stock and additional paid-in capital account accordingly by $36.

On July 11, 2005, the Company extended the consulting agreement with its financial consulting services firm for a period of six months.  The consultant received 50,000 shares of the Company’s common stock, and recorded an expense of

$152,675.

On June 29, 2005, the Company extended the consulting agreement with its primary investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 30,000 shares of the Company’s common stock, and recorded an expense of $99,300.

On June 24, 2005, the Company entered into a six-month consulting agreement for public relations services under which the consultant received compensation in the form of 25,000 shares of common stock, and recorded an expense of $86,000.

On May 16, 2005, under the incentive compensation terms of a consulting agreement with its primary investor relations consultant, the Company issued 24,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly by $24.

On April 15, 2005, pursuant to the terms of a units purchase agreement, the Company closed on a private placement of our securities for gross proceeds of $1,200,000 (before deductions of $117,561 for certain fees and expenses).   The Company issued 120,000 units of securities, each unit consisting of four shares of its common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  In addition, the placement agent for the transaction received the following compensation: (i) 48,000 warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000, and (iii) contain anti-dilution provisions,  piggy-back registration rights, cashless exercise provision, and other customary provisions.

During March 2005, an investor in the 2004 Private Placement exercised 2,342 stock purchase warrants that resulted in the issuance of 2,342 shares of common stock for cash proceeds to the Company of $6,206.

During January 2005, the Company issued to certain accredited investors, under the Stock Subscription Agreement, an aggregate of 500,000 shares of common stock for proceeds of $1,000,000.  The proceeds were from a December 2004, Stock Subscription Agreement. This transaction was recorded in December 2004, in the equity section of the balance sheet as a stock subscription receivable and unissued common stock.

During 2004, the Company’s employees exercised at total of 450,000 incentive stock options that resulted in the issuance of 450,000 shares of common stock for total cash proceeds to the Company of $247,500.  Common stock was increased by $450 for the par value of the shares and $247,050 to paid-in capital.

In November 2004, the stockholders of the Company voted in the affirmative to automatically convert all shares of the Company’s Series A Convertible Preferred Stock into shares of Common Stock.  Messrs. Dishaw and Trudnak, are directors, executive officers, and principal stockholders of Guardian, and are interested persons and directly affected by the outcome of this conversion.  Moreover, Mr. Tobin the third holder of the Series A Convertible Preferred Stock, is a principal stockholder of Guardian.  Robert A. Dishaw, the President, the Chief Operating Officer, a director, and a principal stockholder of Guardian, owned beneficially and of record 2,212 shares of Series A Convertible Preferred Stock.  Michael W. Trudnak, the CEO, Chairman, Secretary, a director, and a principal stockholder of Guardian, owned beneficially and of record 1,885 shares of Series A Convertible Preferred Stock.  Mr. Dishaw received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 2,212,000 shares of common stock of Guardian, and Mr. Trudnak received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 1,885,000 shares of common stock of Guardian.  Mr. Tobin owned beneficially and of record 1,430 shares of Series A Convertible Preferred Stock as of that date and upon conversion received an aggregate of 1,430,000 shares of common stock of Guardian.

On November 8, 2004, the Company accepted direct investments from two investors of $445,000 and $16,000, respectively, on the same terms and conditions as the private placement offering.  The investors received 260,000 and

28,125 shares of common stock, as well as 65,000 and 7,031 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

On September 16, 2004, the Company cancelled 80,000 shares of common stock and adjusted common stock and additional paid-in capital accounts accordingly for $80.

On July 27, 2004, as part of the purchase agreement for Wise Systems, the Company issued 106,739 common stock shares to be held in escrow, and is subject to a three year business performance agreement.

On May 1, 2004, the Company issued 25,000 free trading shares for services to be provided by one of its investor relations firm.

On April 28, 2004, all holders of the convertible bridge financing notes elected to convert their outstanding principal and accrued interest into equity, on the same terms and conditions as the private placement.  At that time, the note holders converted $700,000 in outstanding principal and $99,185 of accrued interest into 499,480 shares of Guardian common stock (converted at $1.60 per share), as well as 311,250 and 124,870 stock purchase warrants ($2.65 per share expiring eighteen [18] months from the date of issue).

On April 1, 2004, the Company issued 75,000 free trading shares and 150,000 restricted shares for services to A.B. Goldberg.

During the period March 24, 2004 through May 14, 2004, the Company held a series of closings with regard to the private placement of our securities.   Investors received units of securities, each unit consisting of four shares of common stock and one common stock purchase warrant to purchase one share of common stock exercisable at a price of $2.65 per share during an eighteen month period following the initial closing. Berthel Fisher & Company Financial Services, Inc. (“Berthel Fisher”) acted as our placement agent in connection with a private offering.   Gross proceeds from the transactions were $7,992,015, less cash expenses associated with the transactions in the aggregate amount of approximately $803,381, for net proceeds of approximately $7,188,634. The Company paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) 224,800 shares of common stock (25,000 shares in December 2003 and 199,800 shares of common stock from March through May 2004); (ii) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants; (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000 and included in total cash expenses for the transactions.  The placement agent’s warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance; contain certain piggyback registration rights and a cashless exercise provision.

On March 25 and May 15, 2004, the Company accepted direct investments from two investors of $64,000 and $23,200, respectively, on the same terms and conditions as the private placement offering.  The investors were allowed to invest outside the private placement offering as a result of their prior affiliation with the Company.  The investors received 40,000 and 14,500 shares of common stock, as well as, 10,000 and 3,625 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

On March 16, 2004, Guardian issued an aggregate of 287,500 shares of its common stock, with a fair market value of $3,076,250, in settlement of claims by certain brokers who alleged they were entitled to certain equity compensation.  In consideration of the issuance of the shares, the brokers executed a release of all claims against Guardian.  Guardian granted the brokers certain piggyback registration rights in connection with the issuance of the shares.  The shares were issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and are restricted securities within the meaning of Rule 144(a)(3).  On March 17, 2004, the investment bank exercised its cashless exercise provision and the Company issued 197,368 shares of Rule 144 restricted common stock to the investment bank.

On February 13, 2004, at a Special Meeting of Stockholders of the Company, the Company’s stockholders voted to increase the number of shares of Common Stock from 15,000,000 to 200,000,000.  Approval of the increase in common stock initiated the automatic conversion of 1,303.3 shares of Series B Convertible Preferred Stock and 545 shares of Series C Convertible Preferred Stock into 1,303,300 and 545,000 shares of common stock, respectively.

During 2004, the Company issued 75,000 shares of common stock to one of its investor relations firm for services to be rendered under two separate consulting service agreements and recorded an expense of approximately $275,687.

Pursuant to the terms of a placement agreement, dated December 22, 2003, as amended February 27, 2004, the Company engaged Berthel Fisher & Company Financial Services, Inc. (“Berthel Fisher”) to act as the Company placement agent in connection with a contemplated private offering of our securities exclusively to certain “accredited investors” pursuant to Rule 506 of Regulation D under the Securities Act.  Under the terms of the offering, investors received units of securities, each unit consisting of four shares of common stock and one common stock purchase warrant to purchase one share of common stock exercisable at a price of $2.65 per share during an eighteen month period following the initial closing.  The Company paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) 224,800 (25,000 shares in December 2003 and 199,800 shares of common stock from March – May 2004); (ii) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants; (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000.  The placement agent’s warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance; contain certain piggyback registration rights and a cashless exercise provision.

Preferred Stock

The Company has the authority to issue 1,000,000 shares of $0.20 par value preferred stock.  The Board of Directors has the authority to issue such preferred shares in series and determine the rights and preferences of such shares.

On November 23, 2004, the stockholders of the Company voted in the affirmative to automatically convert all shares of the Company’s Series A Convertible Preferred Stock into shares of Common Stock.  Messrs. Dishaw and Trudnak, are directors, executive officers, and principal stockholders of Guardian, and are interested persons and directly affected by the outcome of this conversion.  Moreover, Mr. Tobin the third holder of the Series A Convertible Preferred Stock, is a principal stockholder of Guardian.  Robert A. Dishaw, the President, the Chief Operating Officer, a director, and a principal stockholder of Guardian, owned beneficially and of record 2,212 shares of Series A Convertible Preferred Stock.  Michael W. Trudnak, the CEO, Chairman, Secretary, a director, and a principal stockholder of Guardian, owned beneficially and of record 1,885 shares of Series A Convertible Preferred Stock.  Mr. Dishaw received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 2,212,000 shares of common stock of Guardian, and Mr. Trudnak received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 1,885,000 shares of common stock of Guardian.  Mr. Tobin owned beneficially and of record 1,430 shares of Series A Convertible Preferred Stock as of that date and upon conversion received an aggregate of 1,430,000 shares of common stock of Guardian.

On February 13, 2004, at a Special Meeting of Stockholders of the Company, the Company’s stockholders voted to increase the number of shares of Common Stock from 15,000,000 to 200,000,000.  Approval of the increase in common stock initiated the automatic conversion of all remaining 1,303.3 shares of Series B Convertible Preferred Stock and 545 shares of Series C Convertible Preferred Stock into 1,303,300 and 545,000 shares of common stock, respectively.

Stock Warrants

The Company has issued warrants as compensation to its placement agent and other consultants, as well as to incentivize investors in each of the Company’s private placement financings.

Warrant Issued

On November 3, 2006, the Company entered into a securities purchase agreement with certain selling stockholders.  Under that agreement, the Company sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Notes and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,707 shares of our common stock.  The Company issued an aggregate of $2,575,000 in principal amount of debentures and 4,453,707 Series D Warrants at a first closing held on November 8, 2006, and due to conversion feature embedded in the notes and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  Due to milestone-related adjustments, the exercise price and the maximum number of shares to be issued under the warrants are indeterminable at year end 2006. The Company contemplates issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of a registration statement registering the shares of our common stock underlying the Debenture and Series D Warrants.  However, the Company can provide no assurances that the conditions for the second closing will be met.  Also, the Company expects that any proceeds from the contemplated second closing allocable to the embedded conversion features of the Debentures and Series D Warrants to be recognizable as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006, and the remaining one-half will become exercisable by the holder following the contemplated second closing.   The warrants may be exercised via a cashless exercise if certain conditions are met.  The Company considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” and concluded that there were insufficient shares to share settle the contracts.   Therefore, the relative fair value allocated to the warrants in consideration of financing is $1,515,142 for warrants issued to the debenture holders and $112,421 for the warrants issued to the broker, and was recorded as an increase to derivative liabilities. The classification of the warrants is reconsidered at each balance sheet date and, as long as the warrants are considered derivative liabilities under EITF 00-19, changes in the fair value of the warrants are recorded as interest expense.  Cancellation of the warrants can occur at the election of the Company upon certain conditions.  The warrants related to the first closing expire on November 8, 2011.

During September 2006, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.  One investor converted 30,000 warrants to 30,000 shares of common stock.

During August and September 2006, the Company entered into a series of purchase agreements with four previous investors of the Company, under which convertible promissory notes in the aggregate amount of $1,100,000 and warrants to purchase 1,100,000 shares of our common stock were issued.  The warrants are exercisable during the twelve (12) month period commencing on the date of issuance at a price of $1.60 per share.  The proceeds of the sale of the notes were used by the Company for working capital purposes.  The notes bear interest at 15% per annum and were repayable 180 days after the date of issuance of the notes (maturity date).  The warrants contain certain anti-dilution provisions in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.  The bridge notes matured during February and March 2007.  The four noteholders agreed to the extension of the maturity date and interest at 15% per annum to continue beyond the original maturity date.  The Company analyzed the provisions of the convertible note host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and embedded derivative features should be bifurcated and separately measured at fair value.  The relative fair value allocated to the warrants in consideration of the convertible note is $631,734 and accordingly increased paid-in capital.  This discount was amortized to interest expense over the six month term of the notes.   The fair value of the embedded conversion option was determined using the Black-Scholes method for valuing options.  Therefore, the fair value of the embedded conversion option was approximately $468,266 and was recorded as a derivative liability.

During July 2006, the Company accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  Common stock was increased by approximately $274 for the par value of the stock, and $ 438,726 to paid-in capital.  In addition, the Company issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share that contains a cashless exercise provision.  The warrants expire in July 2008.

During May 2006, the Company accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, the Company issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share that contains a cashless exercise provision.  The warrants expire in May 2008.

On February 15, 2006, the Company issued to its investor relations consultant 125,000 warrants to purchase our common stock, at varying exercise prices ($3.00 to $9.00) for consulting services.  The fair value of the warrants is $112,750, and is being amortized over the consulting period of January through December 2006.

During July and August 2005, the Company closed on a private placement of its common stock for aggregate proceeds of approximately $4,650,000 (before deductions of $129,500 for certain investment banking fees and expenses).  The Company issued to the investors 2,325,000 shares of common stock.  As part of this private placement, the placement agent received 92,500 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  The Company also issued 38,000 warrants to placement agents as compensation for the transaction.

On April 15, 2005, pursuant to the terms of a units purchase agreement, the Company closed on a private placement of its securities for gross proceeds of $1,200,000 (before deductions of $117,560.75 for certain fees and expenses).   The Company issued 120,000 units of securities, each unit consisting of four shares of our common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  In addition, the placement agent for the transaction received the following compensation: (i) 48,000 warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000, and (iii) contain anti-dilution provisions,  piggy-back registration rights, cashless exercise provision, and other customary provisions.

On November 8, 2004, the Company accepted direct investments from two investors of $445,000 and $16,000, respectively, on the same terms and conditions as the private placement offering.  The investors received 260,000 and 28,125 shares of common stock, as well as 65,000 and 7,031 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

On May 19, 2004, the Company issued to its investor relations consultant 250,000 warrants to purchase our common stock, at an exercise price of $5.00 for consulting services.

On April 28, 2004, all holders of the convertible bridge financing notes elected to convert their outstanding principal and accrued interest into equity, on the same terms and conditions as the private placement.  At that time, the note holders converted $700,000 in outstanding principal and $99,185 of accrued interest into 499,480 shares of Guardian common stock (converted at $1.60 per share), as well as 311,250 and 124,870 stock purchase warrants ($2.65 per share expiring eighteen [18] months from the date of issue).

During the period March 24, 2004 through May 14, 2004, the Company held a series of closings with regard to the private placement of our securities.   Investors received units of securities, each unit consisting of four shares of common stock and one common stock purchase warrant to purchase one share of common stock exercisable at a price of $2.65 per share during an eighteen month period following the initial closing. Berthel Fisher & Company Financial Services, Inc. (“Berthel Fisher”) acted as our placement agent in connection with a private offering.   Gross proceeds from the transactions were $7,992,015, less cash expenses associated with the transactions in the aggregate amount of approximately $803,381, for net proceeds of approximately $7,188,634. The Company paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) 224,800 shares of common stock (25,000 shares in December 2003 and 199,800 shares of common stock from March through May 2004); (ii) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class A Warrants) for an aggregate of 499,502 warrants; (iii) investment banking fees, commissions and reimbursable expenses in the aggregate amount of approximately $766,000 and included in total cash expenses for the transactions.  The placement agent’s warrants are exercisable at a price of $1.92 per share for a period of five years from the date of issuance; contain certain piggyback registration rights and a cashless exercise provision.

On March 25 and May 15, 2004, the Company accepted direct investments from two investors of $64,000 and $23,200, respectively, on the same terms and conditions as the private placement offering.  The investors were allowed to invest outside the private placement offering as a result of their prior affiliation with us.  The investors received 40,000 and 14,500 shares of common stock, as well as, 10,000 and 3,625 stock purchase warrants at a price of $2.65 per share, expiring eighteen months from the date of issuance.

Warrant Exercised

During September 2006, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.

 One investor converted 30,000 warrants to 30,000 shares of common stock.

During March 2006, an investor used the cashless exercise provision of their stock purchase warrants to exchange 80,000 stock purchase warrants for 5.926 shares of common stock.

During September 2005, a group of investors in the 2004 Private Placement exercised 906,797 stock purchase warrants that resulted in the issuance of 906,797 shares of common stock for cash proceeds to the Company of $2,161,335 in September 2005, and net proceeds of $241,815 in October 2005.

During September 2005, the placement agent for the 2004 Private Placement used the cashless exercise provision of their stock purchase warrants to exchange 23,940 stock purchase warrants for 14,646 shares of common stock.

During August 2005, the placement agent for the 2004 Private Placement exercised 1,000 stock purchase warrants that resulted in the issuance of 1,000 shares of common stock for cash proceeds to the Company of $1,920.

During July and August 2005, the Company agreed to convert warrants from the April 2005 investment for certain investors into shares of common stock due to the more favorable terms established with the July/August 2006 private placement.  Investors converted 45,000 warrants to 45,000 shares of common stock

During July 2005, a group of investors in the 2004 Private Placement exercised 3,125 stock purchase warrants that resulted in the issuance of 3,125 shares of common stock for cash proceeds to the Company of $8,281.

During March 2005, an investor in the 2004 Private Placement exercised 2,342 stock purchase warrants that resulted in the issuance of 2,342 shares of common stock for cash proceeds to the Company of $6,206.

The Company has issued warrants as compensation to its bridge noteholders, placement agent and other consultants, as well as to incentivize investors in each of the Company’s private placement financings.  The table below shows by category, the warrants issued and outstanding at December 31, 2006.

Common Stock Purchase Warrants	Number of Warrants Granted and Outstanding	Date Warrants are Exercisable	Exercise Price	Date Warrants Expire
Placement agent	21,800	November 24, 2003	$1.95	November 24, 2008
	234,817	May 14, 2004	1.92	May 13, 2009
	239,745	May 14, 2004	1.95	May 13, 2009
	10,000	July 13, 2005	2.00	February 16, 2007
	18,000	July 13, 2005	2.00	June 30, 2007
	92,500	July 13, 2005	2.60	July 12, 2010
	48,000	April 15, 2005	3.00	August 15, 2010
	155,880	November 8, 2006	1.16	November 8, 2011
	820,742

Bridge noteholders	80,000	December 8, 2003	$2.50	June 6, 2007
	80,000	December 19, 2003	5.00	June 16, 2007
	31,250	December 19, 2003	5.00	December 6, 2007
	31,250	December 19, 2003	5.00	July 7, 2007
	53,486	April 28, 2004	2.65	April 26, 2007
	200,000	August 7, 2007	1.60	August 6, 2008
	100,000	August 10, 2007	1.60	August 9, 2008
	600,000	August 14, 2007	1.60	August 13, 2008
	200,000	September 7, 2006	1.60	September 6, 2008
	2,226,854	November 8, 2006	1.16	November 8, 2011
	3,602,840

Private placement investors	65,000	February 26, 2004	$2.65	February 25, 2009
	39,200	May 14, 2004	2.65	March 23, 2007
	10,000	July 13, 2005	2.00	June 30, 2007
	11,720	May 20, 2006	3.00	May 20, 2008
	8,000	May 24, 2006	3.00	May 24, 2008
	35,000	May 25, 2006	3.00	May 25, 2008
	5,000	May 31, 2006	3.00	May 31, 2008
	7,813	July 3, 2006	3.00	July 3, 2008
	10,000	July 7, 2006	3.00	July 7, 2008
	121,875	July 10, 2006	3.00	July 10, 2008
	7,031	July 14, 2006	3.00	July 14, 2008
	320,639

Consultants	32,500	May 19, 2004	$5.00	May 19, 2007
	217,500	May 19, 2004	5.00	May 19, 2008
	50,000	February 15, 2006	3.00	February 15, 2009
	40,000	February 15, 2006	6.00	February 15, 2009
	35,000	February 15, 2006	9.00	February 15, 2009
	375,000

Total Warrants Issued and Outstanding	5,119,221

2003 Stock Incentive Plan

On August 29, 2003, the Board of Directors adopted the 2003 Stock Incentive Plan and amended and restated the plan on December 2, 2003 (“Plan”).  On February 13, 2004, the stockholders approved the Plan and an increase in the authorized number of shares of common stock to 200,000,000.  Under the Plan, Guardian may issue options which will result in the issuance of up to an aggregate of 30,000,000 shares of Guardian common stock.  The board of directors recommended that the Company submit the Plan to the stockholders for their approval. The amended and restated Plan was approved by the stockholders on February 13, 2004.

Pursuant to the terms of the Plan, Guardian may grant Non-Qualified Options to directors or consultants of Guardian and its subsidiaries at any time, and from time to time, as shall be determined by the board of directors or a committee appointed by the board. The Plan also provides for the Incentive Options available to any officer or other employee of Guardian or its subsidiaries as selected by the Board of Directors or a committee appointed by the Board.

Options granted under the Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the Plan.   Each option shall expire on the earliest of (a) ten (10) years from the date it is granted, (b) sixty (60) days after the optionee dies or becomes disabled, (c) immediately upon the optionee's termination of employment or service or cessation of Board service, whichever is applicable, or (d) such date as the Board of Directors or a committee appointed by the Board shall determine, as set forth in the relevant option agreement; provided, however, that no ISO which is granted to an optionee who, at the time such option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of Guardian or any of its subsidiaries, shall be exercisable after the expiration of five (5) years from the date such option is granted.

The price at which shares of common stock covered by the option can be purchased is determined by Guardian’s Board of Directors or a committee appointed by the Board.    In the case of an Incentive Option, the  exercise price shall not be less than the fair value of Guardian’s common stock on the date the option was granted or in the case of any optionee who, at the time such incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of the fair value of such stock on the date the incentive stock option is granted.

To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the Plan described above, the Incentive Option or Non-Qualified Option will expire as to any then unexercised portion. To exercise an option, the Plan participant must tender an amount equal to the total option exercise price of the underlying shares and provide written notice of the exercise to Guardian. The right to purchase shares is cumulative so that once the right to purchase any shares has vested; those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the option.

During 2006, Company employees exercised 600,000 incentive stock options which resulted in the issuance of 600,000 shares of common stock for cash proceeds to the Company of $300,000.  Common stock was increased by $600 for the par value of the shares and $299,400 to paid-in capital.

During 2005, the Company’s employees exercised a total of 400,000 incentive stock options which resulted in the issuance of 400,000 shares of common stock for total cash proceeds to the Company of $200,000. Common stock was increased by $400 for the par value of the shares and $199,600 to paid-in capital.

During 2004, Company employees exercised 450,000 incentive stock options which resulted in the issuance of 450,000 shares of common stock for cash proceeds to the Company of $247,500.  Common stock was increased by $450 for the par value of the shares and $247,050 to paid-in capital.

Summary of stock option activity for the three fiscal years ended December 31, 2006 is as follows:

Fiscal Year and Activity	Weighted- Average Exercise Price	Number of Options

Outstanding December 31, 2003	$0.71	1,780,000

Fiscal 2004 activity
Granted ($0.36 - $4.10)	1.38	3,522,800
Exercised ($0.50 - $1.25)	0.58	(270,000)
Cancelled ($0.50 - $3.60)	0.81	(600,000)
Outstanding December 31, 2004	1.24	4,432,800

Fiscal 2005 activity
Granted ($2.67 - $5.27)	3.44	695,000
Exercised ($0.50)	0.50	(400,000)
Cancelled ($2.80 - $4.99)	3.44	(40,000)
Outstanding December 31, 2005	1.61	4,687,800

Fiscal 2006 activity
Granted ($1.80 - $2.60)	2.35	295,000
Exercised ($0.50)	0.50	(600,000)
Cancelled ($1.80 - $5.05)	3.66	(231,700)
Outstanding December 31, 2006	$1.71	4,151,100

The following table summarizes additional information about stock options outstanding at December 31, 2006:

Issued and Outstanding				Exercisable
Range of Exercise Prices	Number of Options	Weighted-Average Remaining Contractual Life (Yrs)	Weighted-Average Exercise Price	Number of Options	Weighted-Average Price

$0.36 - $0.50	2,310,000	7.0	$0.47	2,310,000	$0.47
$1.25	28,000	7.2	1.25	28,000	1.25
$1.78 - $5.27	1,813,100	7.5	3.30	1,548,100	3.46
	4,151,100	7.1	$1.71	3,886,100	$1.67

Common Shares Reserved – At December 31, 2006, the activity to date for shares of common stock reserved for future issuance were as follows:

Stock options outstanding	4,151,100

Stock options available for grant	24,578,900

Warrants to purchase common stock	5,119,221

Consulting Stock Compensation

On July 27, 2006, the Company issued to its investor relations consultant 100,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly for $100.

On June 12, 2006, the Company issued 51,000 shares of common stock as compensation for equity research services rendered under a consulting services agreement and recorded an expense of $40,051. The fair value of the stock is $91,800, and is being amortized over the one year consulting period beginning June 19, 2006.  Common stock was increased by $51 for the par value of the shares and $91,749 to paid-in capital.

On April 18, 2006, the Company granted to a software engineer/research consultant 200,000 options for the purchase of common stock, for consulting services to be performed.  The options are exercisable at a price of $1.90 per share which is the market price of the shares on the date of grant.  The fair value of the options is $290,000, and is being amortized over the one-year vesting period beginning April 18, 2006.

On February 15, 2006, the Company issued to its investor relations consultant 125,000 warrants to purchase our common stock, at varying exercise prices ($3.00 to $9.00) for consulting services.  The fair value of the warrants is $112,750, and is being amortized over the consulting period of January through December 2006.

On July 11, 2005, the Company extended the consulting agreement with its financial consulting services firm for a period of six months.  The consultant received 50,000 shares of the Company’s common stock, and recorded an expense of $152,675.

On June 29, 2005, the Company extended the consulting agreement with its primary investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 30,000 shares of the Company’s common stock, and recorded an expense of $99,300.

On June 24, 2005, the Company entered into a six-month consulting agreement for public relations services under which the consultant received compensation in the form of 25,000 shares of common stock, and recorded an expense of $86,000.

On May 16, 2005, under the incentive compensation terms of a consulting agreement with its primary investor relations consultant, the Company issued 24,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly by $24.

On May 19, 2004, the Company issued to its investor relations consultant 250,000 warrants to purchase our common stock, at an exercise price of $5.00 for consulting services.

On May 1, 2004, the company issued 25,000 free trading shares for services to be provided by one of its investor relations firm.

On April 1, 2004, the Company issued 75,000 free trading shares and 150,000 restricted shares for services to A.B. Goldberg.

During 2004, the Company issued 75,000 shares of common stock to one of its investor relations firm for services to be rendered under two separate consulting service agreements and recorded an expense of approximately $275,687.

Additional Stockholder’s Equity Activity

On July 28, 2006, 35,580 shares of common stock were returned to the Company under the July 27, 2004 Wise acquisition stock purchase agreement.  This was the result of the revenue performance threshold not being achieved in the second performance year of a three year agreement.  The Company adjusted common stock and additional paid-in capital accounts accordingly for approximately $36.  The cumulative forfeiture is 71,160 shares of 106,739 shares initially deposited in escrow.

During Fiscal 2006, the Company remeasured the redemption value of outstanding common shares issued pursuant to consulting agreements, which were previously issued.  The Company accordingly recorded a net adjustment for the current year of $47,671 by decreasing paid-in capital and decreasing stock-based compensation expense.

During Fiscal 2006, the Company remeasured the redemption value of outstanding common shares subject to repurchase, which were previously issued in the December 19, 2003 Difference Engine asset purchase.  The Company recorded a net adjustment for the current year of $784,032 by reducing temporary equity and increasing permanent equity.

During Fiscal 2006, the Company reclassified from temporary equity to permanent equity, the redemption value of $177,055, due to the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

On July 27, 2005, 35,580 shares of common stock were returned to the Company under the July 27, 2004 Wise acquisition stock purchase agreement.  This was the result of the revenue performance threshold not being achieved in the second performance year of a three year agreement.  The Company adjusted common stock and additional paid-in capital account accordingly by $36.

During Fiscal 2005, the Company remeasured the redemption value of outstanding common shares subject to repurchase, which were previously issued in the December 19, 2003 Difference Engine asset purchase.  The Company recorded a net adjustment for the current year of $360,366 by reducing temporary equity and increasing permanent equity.

During Fiscal 2005, the Company reclassified from temporary equity to permanent equity, the redemption value of $377,442, due to the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

On December 8, 2004, the Company entered into a Stock Subscription Agreement with investors totaling approximately $1,000,000. This transaction was recorded in the equity section of the balance sheet as a stock subscription receivable and unissued common stock.  Subsequent to December 31, 2004, the Company issued, under the Stock Subscription Agreement, an aggregate of 500,000 shares of common stock to certain accredited investors for proceeds to the Company of approximately $1,000,000.

NOTE 6.   Acquisitions

Acquisition of Certain Assets of Difference Engines

On October 23, 2003, the Company entered into an agreement with Difference Engines Corporation (Difference Engines), a Maryland corporation, pursuant to which Guardian agreed to purchase certain intellectual property (IP) owned by Difference Engines, including but not limited to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines. This transaction has been accounted for as an asset acquisition.  The purchase price for these assets was allocated to acquired intangible assets (software) and amortization was expected on a straight-line basis over 3 years.  During 2004, based on a net realizable value calculation, it was determined that this acquired intangible asset was fully impaired and the Company recognized a write off of $1,498,731.

Under the terms of an Asset Purchase Agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP from Difference Engines Corporation, and cancelled a convertible promissory note that Difference Engines issued to Guardian in the amount of approximately $25,000 representing advances Guardian made to Difference Engines.  The founders of Difference Engines provided certain releases to Guardian related to their contribution of the technology to Difference Engines.  The 587,000 shares of common stock were subject to a two (2) year lock up.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under “Rule 144” and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  Under SEC Accounting Series Release (“ASR”) 268, “Presentation in Financial Statements of ‘Preferred Redeemable Stock’,” such freestanding financial instruments are to be classified as temporary equity and measured at the value of the redemption right.  The Company calculated the redemption value of the common stock issued in the Difference Engines asset purchase and reclassified from permanent equity to temporary equity the redemption value of $2,044,228.

As shares of common stock are sold by the holders and/or the Company registers its outstanding shares of common stock, the then current fair value of those shares, based on the redemption value, shall be reclassified from temporary equity to permanent equity.  During the fiscal periods ended December 31, 2006 and 2005, the temporary equity account was reduced and the permanent equity account increased by $177,055 and $377,442, respectively, for the change in the estimated redemption value of the outstanding shares and the sale of Guardian stock held by the shareholders of Difference Engines Corporation.  Also, during the fiscal periods ended December 31, 2006 and 2005, the temporary equity account was reduced and the permanent equity account increased by $784,032 and $360,366, respectively, for the gain on the remeasurement of the estimated redemption value of the outstanding shares held by the shareholders of Difference Engines Corporation.

Acquisition of Wise Systems, Ltd.

On July 27, 2004, the Company completed the acquisition of Wise Systems Ltd.   Wise is a developer of advanced radiology information systems (RIS) with principal offices located in Corsham, Wiltshire, UK.  Through this acquisition, Guardian augmented its healthcare informatics offering of image compression technologies while increasing its global market potential.  Guardian gained a number of important assets from the transaction, including Wise Systems’ RIS and the recently introduced picture archiving and communication system (PACS), which capture images and integrates them with other radiology information, making available to the healthcare enterprise a complete radiology patient record ready for distribution to caregivers where and when critical information is needed for optimal patient care. This seamless RIS/PACS software package keeps all of the critical information related to digital studies, such as MRI and CT scans, together in an electronic patient record package, allowing healthcare providers to share patient information under electronically secure methodologies and to comply with the Health Insurance Portability and Accountability Act (HIPAA) requirements.

Under the terms of a stock purchase agreement, Guardian acquired all of Wise’s stock from Wise’s two shareholders, Martin Richards and Susan Richards.  Guardian paid to Wise’s two stockholders an aggregate of U.S. $1,929,500 in cash and issued to them shares of Guardian Technologies’ common stock in the amount of $500,000.  $929,500 of the cash purchase price was paid at closing and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing.  The deferred portion of the cash purchase price was paid upon maturity of the promissory note.  Guardian issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period which ended two days prior to the closing of the transaction.  At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing.  In the two annual performance periods ending July 28, 2006, Guardian’s Healthcare Division did not achieve the revenue threshold.  Therefore, a total of 71,160 shares were forfeited and returned to the Company out of escrow and such shares were cancelled.  The shares of stock are subject to a three year lock-up.  In addition, Guardian repaid an outstanding loan of one of the directors of Wise in the amount of $79,500.  At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian as Vice President of European Operations at a base salary of $210,250 per annum for a period of two years following closing which, expired on July 28, 2006.  Also, Mr. Martin Richards and Ms. Susan Richards resigned their positions as officers of Wise and as members of Wise’s Board of Directors, and entered into non-compete agreements with Guardian Technologies for a period of three years following closing.  Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees for certain of Wise’s bank debt obligations and of Wise’s real property lease obligations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition:

SUMMARY OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
Cash	$ 609
Accounts receivable	89,513
Other current assets	725
Equipment, net	55,225
Goodwill	119,191

Intangible assets, net	2,264,630
Total assets acquired	$ 2,529,893
Accounts payable	$ 299,501
Total liabilities assumed	299,501
Net assets acquired	$ 2,230,392

Pro forma information (unaudited):

Fiscal Year 2004
Revenue	$326,351
Loss from continuing operations	$(29,576,679)
Net loss per common share - basic and dilutive	$(1.47)

Weighted Average Shares Common Stock	20,086,795

NOTE 7.   Goodwill and Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142").  SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142.  Statement 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 144").

The Company acquired intangible assets consisting of software technology from Wise on July 27, 2004 and other software valued at $2,648,366 and goodwill of $128,633.  Under SFAS No. 142, the software technology is considered to have a finite life, which management has estimated to be 5 years.  The value of the asset will be amortized on a straight-line basis over this period.  The Company continues to develop and market the software technology acquired, specifically for sale in the U.S. marketplace, and has concluded that no impairment existed as of December 31, 2006, as its net realizable value exceeds its carrying value.  Goodwill is a non-amortizing intangible asset subject to ongoing evaluation for impairment.

	As of December 31, 2006
Category and Useful Life	Gross Cost	Accumulated Amortization	Net Book Value

Intangibles with indefinite lives:
Goodwill	$128,633	$-	$128,633

Intangibles with finite lives:
Software technology (5 years)	$2,648,366	$1,375,764	$1,272,602
Patent acquisition costs (20 years)	314,288	18,261	296,027
	$2,962,654	$1,394,025	$1,568,629

The Company’s estimated amortization expense is $516,873 for 2007, $507,054 for 2008, $289,157 for 2009, $13,494 for 2010 and $242,051 for 2011 and thereafter.  In accordance with SFAS No. 142, the Company reassessed the useful lives of all finite intangibles, and it was determined that no changes to such lives should be made and that there were no residual values associated with any of the intangible assets.

NOTE 8.   Income Taxes

There is no benefit or provision for income taxes reflected in the accompanying financial statements.  Reconciliation between the provision for income taxes computed by applying the statutory Federal income tax rate and the provision for income taxes is as follows:

YEAR ENDED DECEMBER 31	2006	2005	2004

Federal benefit at statutory rate	$(3,431,919)	$(4,470,131)	$(9,720,541)
Increase (decrease) due to:
State benefits, net of federal benefits	(399,718)	(520,639)	(1,132,157)
Difference in valuation stock-based compensation	-	1,098,214	4,247,724
Stock options exercises	(134,704)	144,865	1,890,771
Effect of foreign operations	266,949	469,594	200,294
Other, net	3,098	14,385	11,199
Valuation allowance	3,696,294	3,263,712	4,502,710
Provision for income taxes	$-	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s net deferred tax assets as of December 31, 2006 and 2005 were as follows:

YEAR ENDED DECEMBER 31	2006	2005

Deferred tax assets:
Accrued salaries	$269,199	$52,706
Accrued leave	24,720	13,292
Depreciation and amortization	307,099	145,933
Net operating loss carryforwards, not yet utilized	12,485,666	9,178,459
Total deferred tax assets	13,086,684	9,390,391
Valuation allowance for deferred tax assets	(13,086,684)	(9,390,391)
Net deferred tax assets	$-	$-

For income tax purposes, the Company has a net operating loss carryforwards of approximately $32,145,640 at December 31, 2006 that, subject to applicable limitations, may be applied against future taxable income.  If not utilized, the net US operating loss carryforward will begin to expire in 2023.

NOTE 9.   Commitments and contingencies

Legal Proceedings.

On August 18, 2004, the Company became a defendant in a lawsuit in Minnesota state court entitled VisualGold v. Thomas E. Ramsay, Nancy Goetzinger and Guardian Technologies International, Inc.   VisualGold has alleged that the Company tortiously interfered with its contracts and prospective economic advantage by engaging Thomas Ramsay to work as a consultant, and that Ramsay transferred certain of its trade secrets to the Company.  The Company strenuously denies the allegations, and has asserted counterclaims against VisualGold and other third parties for misappropriation of the Company's own trade secrets.  The Company is seeking compensatory damages including its attorneys’ fees, plus costs and punitive damages, if allowed by the court.  Ramsay and Goetzinger have also filed counterclaims against VisualGold.  In October, 2004, the state court judge denied VisualGold's motion for a temporary injunction against the Company in all regards.  Discovery had then been proceeding until August, 2005, when the state court imposed a stay of all proceedings in the case, pending the final determination of the other parties' access rights to certain of the Company's proprietary documents and materials.  There was on January 31, 2006, an initial determination by the U.S. Government's Department of Homeland Security that the Company's source code was deemed to be Sensitive Security Information (“SSI”) that could not be disclosed or used in the suit. The progress of the case was also in doubt because VisualGold was the debtor in a 2005 bankruptcy case separately filed in Minnesota.  That bankruptcy has now been dismissed. The TSA has issued a series of Final Orders determining the SSI status of certain of Guardian’s proprietary materials, and VisualGold has appealed those SSI determinations in the appropriate federal appeals court. The stay has now been lifted, and as the state court proceedings go forward in light of the federal appeal, the Company intends both to vigorously defend against the claims made against it and to pursue its own counterclaims.  Based on the advice of counsel, the Company believes that it has substantial defenses to the VisualGold allegations and that the claims made against the Company are without merit.  The ultimate resolution of this lawsuit could have a material adverse effect on the Company's business, results of operations, financial condition and cash flows.

Contractual Obligations.

The following table summarizes scheduled maturities of the Company’s contractual obligations extending beyond one year for which cash flows are fixed and determinable as of December 31, 2006.

Category	Payments Due in Fiscal
	Total	2007	2008	2009	2010	2011	Thereafter

Long-term debt	$2,575,000	$-	$2,575,000	$-	$-	$-	$-
Operating lease commitments (1)	899,245	276,566	267,291	267,291	88,097	-	-
Total contractyual obligations	$3,474,245	$276,566	$2,842,291	$267,291	$88,097	$-	$-

(1) Total rental expense included in the accompanying consolidated statements of earnings was $291,091 in fiscal 2006, $335,006 in fiscal 2005, and $187,291 in fiscal 2004.

NOTE 10. Employment Agreements With Executive Officers

The employment agreements for each named executive officer are multiple years in duration. Each of the named executive officers employment agreement provides for an annual base salary and a discretionary annual incentive cash bonus and/or equity awards.  In subsequent years, the amount of annual incentive cash and/or equity award bonus is subject to determination by our board of directors without limitation on the amount of the award. Each of the agreements provides for a severance payment over a prescribed term in the event the named executive is terminated without cause, including for Mr. Donovan and Mr. Hare, if their duties are materially changed in connection with a change in control. Each agreement also provides that no severance payment is due in the event of termination for cause, which includes termination for willful misconduct, conviction of a felony, dishonesty or fraud. Each agreement further contains an agreement by the named executive officer not to compete with us for a defined term equal in length to the applicable severance payment in the respective employment agreement, which the Company feels is reasonable and consistent with industry guidelines.

Michael W. Trudnak.   Mr. Trudnak serves as Chairman of the Board, Secretary, and Chief Executive Officer and a Class III director.  The Company entered into an employment agreement with Mr. Trudnak, which commenced on January 1, 2003.  The Company amended his agreement effective December 10, 2004. The amended agreement is for a three year term commencing June 26, 2003, and is renewable for one year terms.  The employment agreement provides for annual compensation to Mr. Trudnak of $275,000 and a monthly automobile allowance of $500.  The agreement provides for incentive compensation and/or bonuses as determined by Guardian, participation in Guardian’s stock option plan, and participation in any Guardian employee benefit policies or plans.  The employment agreement may be terminated upon the death or disability of the employee or for cause, in which event Guardian’s obligation to pay compensation shall terminate immediately.  In the event the agreement is terminated by us other than by reason of the death or disability of the employee or for cause, the employee is entitled to payment of his base salary for one year following termination.  The employee may terminate the agreement on 30 days’ prior notice to Guardian. The employee has entered into an employee proprietary information, invention assignment and non-competition agreement, pursuant to which the employee agrees not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination of employment, and agrees not to  solicit employees or customers of Guardian following termination of employment.

William J. Donovan.   Mr. Donovan serves as President and Chief Operating Officer of Guardian, and previously served as Chief Financial Officer.  The Company entered into a new employment agreement with Mr. Donovan on November 21, 2005, which superseded his previous employment agreement with Guardian, dated effective August 18, 2003.  The new employment agreement is for a term of three (3) years unless earlier terminated, and is automatically renewable for one (1) year terms.  The employment agreement provides for an annual salary of $265,000.  The agreement provides for annual performance bonuses based on goals established by Guardian and agreed to by Mr. Donovan, a monthly automobile allowance of $500, participation in our stock option and other award plans (which options or awards shall immediately vest upon a “change in control”), and participation in any benefit policies or plans adopted by us on the same basis as other employees at Mr. Donovan’s level.

The employment agreement may be terminated by Mr. Donovan on 30 days’ prior written notice.  The employment agreement may be terminated by us by reason of death, disability or for cause.  In the event the agreement is terminated for death or disability of the employee, our obligation to pay compensation to the employee shall terminate immediately; provided that if the Company does not maintain disability insurance for the employee, he is entitled to be paid his base salary for one year following his disability.  In the event the he is terminated other than by reason of his death, disability, for cause, or change in control, Mr. Donovan is entitled to payment of his base salary for one year following termination.  Further if Mr. Donovan terminates his employment for the following material reasons (each a “material reason”): written demand by us to change the principal workplace of the employee to a location outside of a 50-mile radius from the current principal address of Guardian; a material reduction in the number or seniority of personnel reporting to employee or a material reduction in the frequency  or in nature of matters with respect to which such personnel are to report to employee, other than as part of a company-wide reduction in staff; an adverse change in employee’s title; a material decrease in employee’s responsibilities; or a material demotion, Mr. Donovan is entitled to be paid the greater of the base salary remaining under the employment agreement or twelve months base salary.

In the event of a “change in control” of Guardian and, within 12 months of such change of control, employee’s employment is terminated or one of the events in the immediately preceding sentence occurs, Mr. Donovan is entitled to be paid his base salary for 18 months following such termination or event.  A “change in control” would include the occurrence of one of the following events:

•

the approval of the stockholders for a complete liquidation or dissolution of Guardian;

•

the acquisition of 20% or more of the outstanding common stock of Guardian or of voting power by any person, except for purchases directly from Guardian, any acquisition by Guardian, any acquisition by a Guardian employee benefit plan, or a permitted business combination;

•

if two-thirds of the incumbent board members as of the date of the agreement cease to be board members, unless the nomination of any such additional board member was approved by three-quarters of the incumbent board members;

•

upon the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of Guardian, except if (i) all of the beneficial owners of Guardian’s outstanding common stock or voting securities who were beneficial owners before such transaction own more than 50% of the outstanding common stock or voting power entitled to vote in the election of directors resulting from such transaction in substantially the same proportions, (ii) no person owns more than 20% of the outstanding common stock of Guardian or the combined voting power of voting securities except to the extent it existed before such transaction, and (iii) at least a majority of the members of the board before such transaction were members of the board at the time the employment agreement was executed or the action providing for the transaction.

Also, Mr. Donovan has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Gregory E. Hare.  Mr. Hare serves as our Chief Financial Officer. The Company entered into an employment agreement with Mr. Hare commencing on January 30, 2006. The employment agreement is essentially the same as the agreement the Company entered into with Mr. Donovan, except that the agreement is for a term of two (2) years unless earlier terminated and is automatically renewable for one (1) year terms.  The employment agreement provides for a base salary of $200,000 per annum and no automobile allowances. The agreement provides for annual performance bonuses based on goals established by the Company and agreed to by Mr. Hare, participation in the Company’s stock option and other award plans, and participation in any company benefit policies or plans adopted by us on the same basis as other employees at Mr. Hare’s level.  The Company agreed to grant to Mr. Hare, subject to approval of our Compensation Committee, stock options to purchase 200,000 shares of our common stock pursuant to our 2003 Stock Incentive Plan, one-half of which options will vest on the one year anniversary of the commencement of his employment and the remaining options vesting on the two year anniversary of the commencement of his employment.

Also, Mr. Hare has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to  solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Steven V. Lancaster and Darrell E. Hill.  The Company entered into employment agreements with Mr. Hill, Vice President, Program Management, and Mr. Lancaster, Vice President, Business Development which the Company amended on December 10, 2004.  The amended agreements are essentially the same as the agreements with Mr. Trudnak, except that the agreements provide for base salaries of $125,000 per annum and no automobile allowances.

Each of the foregoing agreements provides that the employee shall be entitled to participate in any stock option plan that the Company subsequently adopt, including the 2003 Stock Incentive Plan. Mr. Trudnak’s original employment agreement provided for the grant of an aggregate of 400,000 shares of our restricted stock. However, effective June 21 2004, Mr. Trudnak agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 400,000 shares of common stock at an exercise price of $.36 per share. Also, each of Messrs. Hill’s and Lancaster’s original employment agreements provided for the grant of 200,000 shares of our restricted stock. However, effective June 21 2004, each of Messrs. Hill and Lancaster agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $.50 per share.

NOTE 11. Related Party Transactions

Note Payable to Stockholder and Executive Officer

On April 21, 2006, the Company entered into a loan agreement with Mr. Michael W. Trudnak, the Company's Chairman and Chief Executive Officer, pursuant to which Mr. Trudnak loaned Guardian $200,000.  Guardian issued a non-negotiable promissory note, dated effective April 21, 2006, to Mr. Trudnak in the principal amount of $200,000.  The note is unsecured, non-negotiable and non-interest bearing.  The note is repayable on the earlier of (i) six months after the date of issuance, (ii) the date the Company receives aggregate proceeds from the sale of the Company's securities after the date of the issuance of the Note in an amount exceeding $2,000,000, or (iii) the occurrence of an event of default.  The following constitute an event of default under the note: (a) the failure to pay when due any principal or interest or other liability under the loan agreement or under the note; (b) the material violation by Guardian of any representation, warranty, covenant or agreement contained in the loan agreement, the note or any other loan document or any other document or agreement to which the Company is a party or by which Guardian, or any of its properties, assets or outstanding securities, are bound; (c) any event or circumstance shall occur that, in the reasonable opinion of the lender, has had or could reasonably be expected to have a material adverse effect; (d) an assignment for the benefit of the

Company's creditors; (e) the application for the appointment of a receiver or liquidator of Company property; (f) the issuance of an attachment or the entry of a judgment against us in excess of $100,000; (g) a default with respect to any other obligation due to the lender; or (h) any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors by or with respect to the Company, provided however with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within 30 days of the date of such petition.  In the event of the occurrence of an event of default, the loan agreement and note shall be in default immediately and without notice, and the unpaid principal amount of the loan shall, at the option of the lender, become immediately due and payable in full.  Guardian agreed to pay the reasonable costs of collection and enforcement, including reasonable attorneys' fees and interest from the date of default at the rate of 18% per annum.  The note is not assignable by Mr. Trudnak without the Company's prior consent.  Guardian may prepay the note in whole or in part upon ten days notice.  On October 21, 2006, Mr. Trudnak extended the due date of the loan to December 31, 2006. Subsequently, on October 3 and October 18, 2006, Mr. Trudnak loaned to us $102,000 and $100,000, respectively, on substantially the same terms as the April 21, 2006 loan, except that each loan is due six months after the date thereof.  Accordingly, following such additional loans, the Company owed an aggregate of approximately $402,000 to Mr. Trudnak.  On November 10, 2006, Mr. Trudnak extended the due dates of such loans to May 31, 2007, except that $100,000 of the April 21, 2006, loan becomes due upon Guardian closing $2,500,000 in financing after November 6, 2006, and the remaining amount of such loans become due upon Guardian closing an aggregate of $5,000,000 in financing after November 6, 2006, and prior to May 31, 2007.  Following the first closing of our Debenture and Series D Warrant financing on November 8, 2006, the Company repaid the $100,000 in principal amount of the April 1, 2006, loan to Mr. Trudnak.  As of December 31, 2006, the Company owed Mr. Trudnak an aggregate of approximately $302,000.   The terms of the above transaction were reviewed and approved by the Company's audit committee and by our board of directors.

Issuances of Stock to Directors, Officers and Others

On April 3, 2003, as part of the initial capitalization of Guardian, Mr. Dishaw and Mr. Trudnak, the Company’s Chief Executive Officer, acquired 3,326 and 4,279 shares of common stock of RJL, respectively, for nominal cash consideration.

On May 19, 2003, RJL entered into a consulting agreement with Mr. Tobin pursuant to which Mr. Tobin agreed to provide consulting services in connection with strategic selling related to our business, marketing and market development in the bio-medical industry in North America and Europe, business continuity, finance and accounting.  The consulting agreement is for a term that ends on May 1, 2005, and may be terminated by Guardian in the event a material misrepresentation by Mr. Tobin or the commencement of any action by the SEC against Mr. Tobin or any entity owned or controlled by Mr. Tobin; or by either party on not less than 30-days prior written notice.  As compensation for his services under the agreement, Mr. Tobin is entitled to receive an aggregate of 1,820,000 shares of common stock, 1,430 shares of Series A Convertible Preferred Stock, and 480 shares of Series B Convertible Preferred Stock of Guardian.  The shares of Series B Convertible Preferred Stock were issued to Mr. Tobin during August 2003 and the shares of Common Stock and Series B Convertible Preferred Stock were issued on November 19, 2003.  On November 23, 2004, Mr. Tobin’s preferred holdings were converted into 1,430,000 shares of Common Stock.

Upon the closing of the Reverse Acquisition and effective June 26, 2003, the Company issued to Mr. Dishaw 2,945,500 shares of our Common Stock and 2,212 shares of the Company’s Series A Convertible Preferred Stock, and the Company issued to Mr. Trudnak 2,566,000 shares of our common stock and 1,885 shares of the Company’s Series A Convertible Preferred Stock, in exchange for all of their stock in RJL.  Also effective as of June 26, 2003, Mr. Trudnak purchased 400,000 shares of the Company’s common stock for cash consideration of $200,000 in a private placement conducted by us.  On November 23, 2004, the preferred holdings of Messrs. Trudnak and Dishaw were converted into 1,885,000 and 2,212,000 shares of Common Stock, respectively.

On August 4, 2003, Guardian entered into an employment agreement with Ruth Taylor pursuant to which Mrs. Taylor is employed as an accountant.  Mrs. Taylor is the adult daughter of Mr. Robert A. Dishaw, a consultant and principal stockholder of Guardian.  The employment agreement provides for an annual base salary of $60,000 per annum.  The agreement is for a term of one year and is automatically renewed for one year terms unless earlier terminated.  The agreement provides for an annual performance bonus as determined by Guardian, participation in Guardian’s stock option plan, and participation in Guardian’s benefit policies and plans.  The agreement provides for the issuance pursuant to Guardian’s stock option plan of 100,000 non-qualified stock options vest in 6 months and exercisable at a price of $.50 per share, and 100,000 non-qualified stock options vesting one year from the anniversary date of employee’s employment and exercisable at a price of $.50 per share.  The agreement may be terminated upon the death or disability of employee or for cause.  If the employee is terminated by reason of death, disability (except as noted below) or for cause, no further compensation is payable to employee.  If employee is terminated other than by reason of death, disability or cause, or if no disability insurance is provided and employee becomes disabled, employee is entitled to be paid her base salary for six months.  Employee may terminate her employment agreement on 30 days’ prior written notice.  The Company has also entered into a non-competition, confidentiality, proprietary rights and non-solicitation agreement (proprietary information agreement) with Mrs. Taylor, pursuant to which employee has agreed not to disclose confidential information regarding Guardian, agreed that proprietary rights conceived during her employment are the property of Guardian, and agreed not to solicit Guardian’s customers or attempt to hire our employees for twelve months following termination of her employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the employment agreement or employee’s employment, other than disputes under the proprietary information agreement.  During 2004, Guardian granted to Mrs. Taylor 10,000 incentive stock options at an exercise price of $3.60, and on October 4, 2005, granted to Mrs. Taylor 15,000 options at an exercise price of $3.00 per share.

On November 23, 2004, Guardian’s stockholders approved an amendment to the Certificate of Designations, Preferences and Rights of the Company’s Series A Convertible Preferred Stock pursuant to which each outstanding share of Series A Convertible Preferred Stock automatically converted into 1,000 shares of common stock.  Effective November 30, 2004, and without further action of the board or such stockholders, Mr. Dishaw received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 2,212,000 shares of common stock of Guardian, and Mr. Trudnak received, upon conversion of all of the shares of Series A Convertible Preferred Stock owned beneficially and of record by him as of that date, an aggregate of 1,885,000 shares of common stock of Guardian.

The Company entered into an employment agreement with Mr. Robert A. Dishaw effective November 21, 2005, when Mr. Dishaw resigned as President and Chief Operating Officer of the Company, thereby, terminating his employment agreement, dated December 10, 2004.  Mr. Dishaw remained a director of the Company until August 2006, and continues to provide consulting services to the Company.  The consulting services agreement provides that Mr. Dishaw will perform services with regard to the distribution of the Company’s products through EGC International, Inc., and that he shall be the primary intermediary with EGC. The agreement is for a term of three (3) years unless earlier terminated.  The agreement provides for a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw will also be entitled to be paid a sales override commission of 3% of gross revenues from sales of Company products to EGC or its resellers, and 3% of gross revenues from sales of Company products to certain approved clients.  Mr. Dishaw shall continue to participate in benefit policies and plans of the Company, and shall be entitled to receive reimbursement of reasonable expenses.  The agreement may be terminated by Mr. Dishaw upon thirty (30) days prior written notice. The agreement may also be terminated by reason of his death, disability, for cause, or by reason of a “change in control” of the Company.  In the event of termination by reason of death or cause, consultant shall not be entitled to any further compensation.  In the event of termination by reason of disability, employee is entitled to receive a lump sum of $50,000 within 30 days of termination, subject to the Company’s right to have the agreement reinstated in the event consultant is able to resume his duties under the agreement.  Upon the occurrence of a change in control, consultant shall be entitled to receive a discounted lump sum equal to the remaining compensation due under the agreement.  The term “change in control” means:

•

Acquisition by any person or group of securities of the Company representing 50% or more of the Company’s common stock and/or combined voting power of its outstanding securities;

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Substantially all of the assets of the Company or assets that constitute a substantial or material business segment are sold, exchanged, transferred or otherwise disposed of;

•

The Company’s shareholders approve a merger, consolidation, share exchange, division or other reorganization or transaction of the Company with another person, other than a transaction that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent at least two-thirds of the combined voting power immediately after such transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division, in each case that have the right under ordinary circumstances to elect a majority of such entity’s board of directors or other governing body;

•

During any period of twenty-four months, individuals who at the beginning of such period constituted the board of directors of the Company cease for any reason to constitute at least a majority of the board of directors of the Company.

NOTE 12. Operating Leases

During 2005, the Company entered into a lease for its headquarters building in Herndon, Virginia.  The office is comprised of 15,253 square feet of office and laboratory space.  The lease commenced on February 1, 2005, and is for a term of sixty-three (63) months at an annual base rental rate of $266,928, subject to annual rental escalation of 2.5%.  The Company believes that the facilities will be adequate for its needs for the next 60 months.  The lease terms include a security deposit of $88,976, which amount constitutes four months of rent.  Upon the occurrence of a "Material Financial Event" (defined as Guardian receiving an equity investment of $8 million dollars or greater whereby the net proceeds from the investment divided by the current cash burn rate is greater than 12; or achieving $2.5 million in annual revenue) and provided no default has occurred under the lease beyond the expiration of any applicable grace period, the security deposit shall be reduced by $22,244 and will be returned to Guardian within twenty (20) days after Guardian provides confirmation to the landlord of the foregoing Material Financial Event.  In addition, if the Material Financial Event has occurred and provided no default has occurred under the lease beyond the expiration of any applicable grace period for the twelve month period after the Material Financial Event, then the security deposit shall be further reduced by $22,244.  Moreover, if the Material Financial Event has occurred and provided no default has occurred under the lease beyond the expiration of any applicable grace period for the twenty-four month period after the Material Financial Event, then the security deposit shall be further reduced by $22,244, leaving a security deposit balance of $22,244, one month’s rent.

We also previously leased approximately 2,000 square feet of office space at Portman House, 7a High Street, Corsham, Wiltshire. The Company exercised the review date provision of the Corsham office lease, thereby terminating the lease on September 29, 2006.

Total rental expense included in the accompanying consolidated statements of earnings was $291,091 in 2006, $335,006 in 2005, and $187,291 in 2004.

You may rely only on the information contained in this prospectus.  We have not authorized anyone to provide information different from that contained in this prospectus.  Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus.  This prospectus is not an offer to buy these shares of common stock in any circumstances under which the offer or solicitation would be unlawful.

GUARDIAN TECHNOLOGIES

INTERNATIONAL, INC

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Up to 13,751,118 shares of common stock

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PROSPECTUS

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April 9, 2007